
                              SECURED CREDIT AGREEMENT

                                    BY AND AMONG

                           IRWIN NATURALS/4 HEALTH, INC.

                                    AS BORROWER,


                             THE LENDERS NAMED HEREIN,

                                    AS LENDERS,


                                        AND


                            FIRST SOURCE FINANCIAL LLP,

                               AS AGENT AND A LENDER


                                    DATED AS OF

                                   JUNE 10, 1999


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                                  TABLE OF CONTENTS

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SECTION                                                                          PAGE
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
SECTION 1  CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     SECTION 1.1    CERTAIN DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . .1

SECTION 2  COMMITMENTS OF LENDERS; LOAN REQUESTS; REDUCTION
           OR TERMINATION OF THE COMMITMENTS; PREPAYMENTS; MAKING OF
           PAYMENTS; SETOFF/ . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     SECTION 2.1    COMMITMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 23
     SECTION 2.2    REVOLVING LOAN TERMINATION DATE. . . . . . . . . . . . . . . . 24
     SECTION 2.3    LOAN REQUESTS. . . . . . . . . . . . . . . . . . . . . . . . . 24
     SECTION 2.4    CERTAIN WAIVERS. . . . . . . . . . . . . . . . . . . . . . . . 26
     SECTION 2.5    CERTAIN MANDATORY AND PERMITTED PREPAYMENTS OF
                    THE  LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     SECTION 2.6    VOLUNTARY PREPAYMENT OF REVOLVING LOANS; VOLUNTARY
                    REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT . . . . . 28
     SECTION 2.7    MANDATORY PREPAYMENTS ON REVOLVING LOANS . . . . . . . . . . . 28
     SECTION 2.8    [INTENTIONALLY OMITTED]. . . . . . . . . . . . . . . . . . . . 28
     SECTION 2.9    MAKING OF PAYMENTS . . . . . . . . . . . . . . . . . . . . . . 28
     SECTION 2.10   DUE DATE EXTENSION . . . . . . . . . . . . . . . . . . . . . . 29
     SECTION 2.11   SET OFF AND SHARING OF PAYMENTS. . . . . . . . . . . . . . . . 29
     SECTION 2.12   CERTAIN MATTERS RELATING TO LETTERS OF CREDIT. . . . . . . . . 29
          2.12.1  ISSUANCE OF LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . 30
          2.12.2  TERMS OF LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . 30
          2.12.3  LENDERS' PARTICIPATION . . . . . . . . . . . . . . . . . . . . . 31
          2.12.4  NOTICE OF ISSUANCE . . . . . . . . . . . . . . . . . . . . . . . 31
          2.12.5  PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT . . . . . . . . 31
          2.12.6  PAYMENT BY LENDERS . . . . . . . . . . . . . . . . . . . . . . . 32
          2.12.7  ISSUING BANK . . . . . . . . . . . . . . . . . . . . . . . . . . 32
          2.12.8  OBLIGATIONS ABSOLUTE . . . . . . . . . . . . . . . . . . . . . . 33
          2.12.9  AGENT'S EXECUTION OF APPLICATIONS AND OTHER ISSUING
                  BANK DOCUMENTATION;  RELIANCE ON CREDIT AGREEMENT
                  BY ISSUING BANK. . . . . . . . . . . . . . . . . . . . . . . . . 34
          2.12.10   CASH COLLATERAL. . . . . . . . . . . . . . . . . . . . . . . . 35
          2.12.11   INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . 35
     SECTION 2.13   LOAN ACCOUNT . . . . . . . . . . . . . . . . . . . . . . . . . 35
     SECTION 2.14   STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . 36

SECTION 3  NOTES; RECORDKEEPING. . . . . . . . . . . . . . . . . . . . . . . . . . 36
     SECTION 3.1    TERM NOTE. . . . . . . . . . . . . . . . . . . . . . . . . . . 36


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     SECTION 3.2    REVOLVING NOTE . . . . . . . . . . . . . . . . . . . . . . . . 36

SECTION 4  INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     SECTION 4.1    INTEREST RATES . . . . . . . . . . . . . . . . . . . . . . . . 37
     SECTION 4.2    DEFAULT INTEREST . . . . . . . . . . . . . . . . . . . . . . . 38
     SECTION 4.3    CONVERSION OR CONTINUATION . . . . . . . . . . . . . . . . . . 39
     SECTION 4.4    SPECIAL PROVISIONS GOVERNING LIBOR RATE LOANS. . . . . . . . . 39
     SECTION 4.5    INTEREST PAYMENT DATES . . . . . . . . . . . . . . . . . . . . 42
     SECTION 4.6    SETTING OF RATES . . . . . . . . . . . . . . . . . . . . . . . 42
     SECTION 4.7    COMPUTATION OF INTEREST. . . . . . . . . . . . . . . . . . . . 42

SECTION 5  FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     SECTION 5.1    NON-USE FEES . . . . . . . . . . . . . . . . . . . . . . . . . 42
     SECTION 5.2    COMMITMENT FEE . . . . . . . . . . . . . . . . . . . . . . . . 42
     SECTION 5.3    CLOSING FEE. . . . . . . . . . . . . . . . . . . . . . . . . . 42
     SECTION 5.4    LETTER OF CREDIT FEES. . . . . . . . . . . . . . . . . . . . . 42
     SECTION 5.5    AUDIT FEES . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     SECTION 5.6    COMPUTATION OF FEES. . . . . . . . . . . . . . . . . . . . . . 43

SECTION 6  ACCOUNT AGREEMENTS; ACCOUNTS: LIST OF ACCOUNTS
           AND ACCOUNT STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . 43
     SECTION 6.1    ACCOUNT AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . 43
     SECTION 6.2    DEPOSIT ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . 44
     SECTION 6.3    LIST OF ACCOUNTS AND ACCOUNT STATEMENTS. . . . . . . . . . . . 45

SECTION 7  PROCEEDS OF COLLATERAL; APPLICATION OF FUNDS;DEEMED LOANS . . . . . . . 45
     SECTION 7.1    PROCEEDS OF COLLATERAL; NOTICES TO ACCOUNT DEBTORS;
                    LOCKBOX. . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     SECTION 7.2    APPLICATION OF MASTER ACCOUNT FUNDS. . . . . . . . . . . . . . 45
     SECTION 7.3    APPLICATION OF FUNDS AVAILABLE FOR LOAN REPAYMENTS . . . . . . 46
     SECTION 7.4    APPLICATION UPON AN EVENT OF DEFAULT . . . . . . . . . . . . . 46
     SECTION 7.5    DEEMED LOANS . . . . . . . . . . . . . . . . . . . . . . . . . 46
     SECTION 7.6    APPLICATION OF PROCEEDS. . . . . . . . . . . . . . . . . . . . 47

SECTION 8  INCREASED COSTS AND OTHER SPECIAL PROVISIONS. . . . . . . . . . . . . . 48
     SECTION 8.1    INCREASED COSTS. . . . . . . . . . . . . . . . . . . . . . . . 48
     SECTION 8.2    FUNDING LOSSES . . . . . . . . . . . . . . . . . . . . . . . . 49
     SECTION 8.3    DISCRETION OF LENDERS AS TO MANNER OF FUNDING. . . . . . . . . 49
     SECTION 8.4    CONCLUSIVENESS OF STATEMENTS; SURVIVAL OF PROVISIONS . . . . . 49

SECTION 9  COLLATERAL AND ELIGIBILITY REQUIREMENTS . . . . . . . . . . . . . . . . 50
     SECTION 9.1    ELIGIBLE ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . . 50


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     SECTION 9.2    VERIFICATION OF ACCOUNTS . . . . . . . . . . . . . . . . . . . 51
     SECTION 9.3    ELIGIBLE INVENTORY . . . . . . . . . . . . . . . . . . . . . . 51
     SECTION 9.4    SECURITY INTEREST. . . . . . . . . . . . . . . . . . . . . . . 52
     SECTION 9.5    CONSIGNED INVENTORY. . . . . . . . . . . . . . . . . . . . . . 52
     SECTION 9.6    COLLATERAL DOCUMENTS . . . . . . . . . . . . . . . . . . . . . 52
     SECTION 9.7    SUBSEQUENTLY ACQUIRED PROPERTY . . . . . . . . . . . . . . . . 52
     SECTION 9.8    CHANGE OF LOCATION OR NAME . . . . . . . . . . . . . . . . . . 53
     SECTION 9.9    DELIVERIES; FURTHER ASSURANCES . . . . . . . . . . . . . . . . 53
     SECTION 9.10   PERMITTED HZ DISPOSITION . . . . . . . . . . . . . . . . . . . 54

SECTION 10 REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . 54
     SECTION 10.1   DUE ORGANIZATION, AUTHORIZATION, ETC.. . . . . . . . . . . . . 54
     SECTION 10.2   CERTAIN AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . 54
     SECTION 10.3   FINANCIAL INFORMATION; FINANCIAL CONDITION . . . . . . . . . . 54
     SECTION 10.4   LITIGATION AND CONTINGENT OBLIGATIONS. . . . . . . . . . . . . 55
     SECTION 10.5   LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     SECTION 10.6   CONTRACTS; ABSENCE OF DEFAULT. . . . . . . . . . . . . . . . . 56
     SECTION 10.7   EMPLOYEE BENEFIT PLANS . . . . . . . . . . . . . . . . . . . . 56
     SECTION 10.8   INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING
                    COMPANY ACT. . . . . . . . . . . . . . . . . . . . . . . . . . 57
     SECTION 10.9   REGULATIONS U AND X. . . . . . . . . . . . . . . . . . . . . . 57
     SECTION 10.10  PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     SECTION 10.11  CONFIRMATION OF WARRANTIES . . . . . . . . . . . . . . . . . . 58
     SECTION 10.12  INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     SECTION 10.13  MATERIAL DISRUPTIONS . . . . . . . . . . . . . . . . . . . . . 58
     SECTION 10.14  PATENTS, TRADEMARKS,  ETC. . . . . . . . . . . . . . . . . . . 58
     SECTION 10.15  OWNERSHIP OF PROPERTIES; PROPERTY SCHEDULE . . . . . . . . . . 59
     SECTION 10.16  BUSINESS LOCATIONS; TRADE NAMES. . . . . . . . . . . . . . . . 59
     SECTION 10.17  ACCURACY OF INFORMATION. . . . . . . . . . . . . . . . . . . . 59
     SECTION 10.18  SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . 59
     SECTION 10.19  HAZARDOUS MATERIALS. . . . . . . . . . . . . . . . . . . . . . 60
     SECTION 10.20  AGENT'S FEES . . . . . . . . . . . . . . . . . . . . . . . . . 60
     SECTION 10.21  TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     SECTION 10.22  SECURITIES LAWS. . . . . . . . . . . . . . . . . . . . . . . . 61
     SECTION 10.23  GOVERNMENTAL AUTHORIZATIONS. . . . . . . . . . . . . . . . . . 61
     SECTION 10.24  COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . 61
     SECTION 10.25  EMPLOYEES AND LABOR. . . . . . . . . . . . . . . . . . . . . . 61
     SECTION 10.26  [INTENTIONALLY OMITTED]. . . . . . . . . . . . . . . . . . . . 62
     SECTION 10.27  SOLVENCY . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
     SECTION 10.28  COLLATERAL . . . . . . . . . . . . . . . . . . . . . . . . . . 62
     SECTION 10.29  REAL ESTATE. . . . . . . . . . . . . . . . . . . . . . . . . . 62
     SECTION 10.30  RETAIL SALES . . . . . . . . . . . . . . . . . . . . . . . . . 62


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SECTION 11 COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
     SECTION 11.1   REPORTS, CERTIFICATES AND OTHER INFORMATION. . . . . . . . . . 63
     SECTION 11.2   CORPORATE EXISTENCE; FOREIGN QUALIFICATION . . . . . . . . . . 66
     SECTION 11.3   BOOKS, RECORDS AND INSPECTIONS . . . . . . . . . . . . . . . . 67
     SECTION 11.4   INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     SECTION 11.5   TAXES AND LIABILITIES. . . . . . . . . . . . . . . . . . . . . 68
     SECTION 11.6   EMPLOYEE BENEFIT PLANS . . . . . . . . . . . . . . . . . . . . 68
     SECTION 11.7   COLLATERAL DOCUMENTS . . . . . . . . . . . . . . . . . . . . . 68
     SECTION 11.8   COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . 68
     SECTION 11.9   MAINTENANCE OF PERMITS . . . . . . . . . . . . . . . . . . . . 69
     SECTION 11.10  PURCHASE, REDEMPTION, DISTRIBUTION, INTEREST AND PAYMENT
                    RESTRICTIONS . . . . . . . . . . . . . . . . . . . . . . . . . 69
     SECTION 11.11  LOANS, ADVANCES OR INVESTMENTS . . . . . . . . . . . . . . . . 69
     SECTION 11.12  MERGERS,  CONSOLIDATIONS,  SALES . . . . . . . . . . . . . . . 69
     SECTION 11.13  UNCONDITIONAL PURCHASE OBLIGATIONS . . . . . . . . . . . . . . 69
     SECTION 11.14  REGULATIONS U AND X. . . . . . . . . . . . . . . . . . . . . . 69
     SECTION 11.15  SUBSIDIARIES.. . . . . . . . . . . . . . . . . . . . . . . . . 70
     SECTION 11.16  NO AMENDMENT OF CERTAIN DOCUMENTS. . . . . . . . . . . . . . . 70
     SECTION 11.17  OTHER AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . 70
     SECTION 11.18  BUSINESS ACTIVITIES; NAME. . . . . . . . . . . . . . . . . . . 70
     SECTION 11.19  TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . . . . . . 70
     SECTION 11.20  ENVIRONMENTAL LIABILITIES. . . . . . . . . . . . . . . . . . . 70
     SECTION 11.21  INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . . 70
     SECTION 11.22  LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
     SECTION 11.23  FISCAL YEAR. . . . . . . . . . . . . . . . . . . . . . . . . . 71
     SECTION 11.24  LANDLORD AND WAREHOUSEMAN AGREEMENTS . . . . . . . . . . . . . 71
     SECTION 11.25  MAINTENANCE OF REAL ESTATE . . . . . . . . . . . . . . . . . . 71
     SECTION 11.26  ACCOUNT RECORDS. . . . . . . . . . . . . . . . . . . . . . . . 72
     SECTION 11.27  INSTRUMENTS AND CHATTEL PAPER. . . . . . . . . . . . . . . . . 72
     SECTION 11.28  INVENTORY RECORDS. . . . . . . . . . . . . . . . . . . . . . . 72
     SECTION 11.29  COLLATERAL LOCATIONS . . . . . . . . . . . . . . . . . . . . . 73
     SECTION 11.30  DISPOSAL OF PROPERTY . . . . . . . . . . . . . . . . . . . . . 73
     SECTION 11.31  IMPAIRMENT AGREEMENTS. . . . . . . . . . . . . . . . . . . . . 74
     SECTION 11.32  YEAR 2000.   . . . . . . . . . . . . . . . . . . . . . . . . . 74
     SECTION 11.33  CORPORATE ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . 74
     SECTION 11.34  FINANCIAL COVENANTS. . . . . . . . . . . . . . . . . . . . . . 74

SECTION 12 CONDITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
     SECTION 12.1   INITIAL LOANS. . . . . . . . . . . . . . . . . . . . . . . . . 76
     SECTION 12.2   ALL LOANS; LC GUARANTIES . . . . . . . . . . . . . . . . . . . 78

SECTION 13 EVENTS OF DEFAULT AND THEIR EFFECT. . . . . . . . . . . . . . . . . . . 79
     SECTION 13.1   EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . 79


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     SECTION 13.2   EFFECT OF EVENT OF DEFAULT . . . . . . . . . . . . . . . . . . 82
     SECTION 13.3   RIGHTS AND REMEDIES GENERALLY. . . . . . . . . . . . . . . . . 82
     SECTION 13.4   ENTRY UPON PREMISES AND ACCESS TO INFORMATION. . . . . . . . . 83
     SECTION 13.5   SALE OR OTHER DISPOSITION OF COLLATERAL BY AGENT . . . . . . . 83
     SECTION 13.6   NOTICE TO ACCOUNT DEBTORS. . . . . . . . . . . . . . . . . . . 83
     SECTION 13.7   WAIVER OF DEMAND . . . . . . . . . . . . . . . . . . . . . . . 84
     SECTION 13.8   WAIVER OF NOTICE . . . . . . . . . . . . . . . . . . . . . . . 84

SECTION 14 GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
     SECTION 14.1   WAIVER; AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . 84
     SECTION 14.2   CONFIRMATIONS. . . . . . . . . . . . . . . . . . . . . . . . . 85
     SECTION 14.3   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
     SECTION 14.4   COSTS, EXPENSES AND TAXES. . . . . . . . . . . . . . . . . . . 86
     SECTION 14.5   INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . 86
     SECTION 14.6   SUBMISSION TO JURISDICTION . . . . . . . . . . . . . . . . . . 87
     SECTION 14.7   GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . 88
     SECTION 14.8   SEVERAL OBLIGATIONS; NATURE OF LENDER'S RIGHTS . . . . . . . . 88
     SECTION 14.9   ENTRY INTO AGREEMENT . . . . . . . . . . . . . . . . . . . . . 88
     SECTION 14.10  LEGAL OPINIONS . . . . . . . . . . . . . . . . . . . . . . . . 89
     SECTION 14.11  JURY TRIAL; DAMAGE WAIVER. . . . . . . . . . . . . . . . . . . 89
     SECTION 14.12  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . 89
     SECTION 14.13  MARSHALLING. . . . . . . . . . . . . . . . . . . . . . . . . . 89
     SECTION 14.14  WAIVERS WITH RESPECT TO OTHER INSTRUMENTS. . . . . . . . . . . 89
     SECTION 14.15  RETENTION OF BORROWER'S DOCUMENTS. . . . . . . . . . . . . . . 90
     SECTION 14.16  SURVIVAL OF WARRANTIES . . . . . . . . . . . . . . . . . . . . 90
     SECTION 14.17  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . 90
     SECTION 14.18  EXCEPTIONS TO COVENANTS. . . . . . . . . . . . . . . . . . . . 90
     SECTION 14.19  CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . 90
     SECTION 14.20  REINSTATEMENT. . . . . . . . . . . . . . . . . . . . . . . . . 90
     SECTION 14.21  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . 91
     SECTION 14.22  ACKNOWLEDGMENT . . . . . . . . . . . . . . . . . . . . . . . . 91
     SECTION 14.23  CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . 91

SECTION 15 ASSIGNMENT AND PARTICIPATION; AGENT . . . . . . . . . . . . . . . . . . 92
     SECTION 15.1   ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND NOTES. . . . . . . 92
     SECTION 15.2   AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 94
          15.2.1    APPOINTMENT OF AGENT . . . . . . . . . . . . . . . . . . . . . 94
          15.2.2    NATURE OF DUTIES OF AGENT. . . . . . . . . . . . . . . . . . . 94
          15.2.3    LACK OF RELIANCE ON AGENT. . . . . . . . . . . . . . . . . . . 94
          15.2.4    CERTAIN RIGHTS OF AGENT. . . . . . . . . . . . . . . . . . . . 95
          15.2.5    RELIANCE BY AGENT. . . . . . . . . . . . . . . . . . . . . . . 95
          15.2.6    INDEMNIFICATION OF AGENT . . . . . . . . . . . . . . . . . . . 95
          15.2.7    AGENT IN ITS INDIVIDUAL CAPACITY . . . . . . . . . . . . . . . 96


                                      v
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          15.2.8    HOLDERS OF NOTES . . . . . . . . . . . . . . . . . . . . . . . 96
          15.2.9    SUCCESSOR AGENT. . . . . . . . . . . . . . . . . . . . . . . . 96
          15.2.10   COLLATERAL MATTERS . . . . . . . . . . . . . . . . . . . . . . 97
          15.2.11   ACTIONS WITH RESPECT TO DEFAULTS . . . . . . . . . . . . . . . 98
          15.2.12   DELIVERY OF INFORMATION. . . . . . . . . . . . . . . . . . . . 98
     SECTION 15.3   DISBURSEMENT OF FUNDS. . . . . . . . . . . . . . . . . . . . . 98
     SECTION 15.4   AGENT'S DISCRETION . . . . . . . . . . . . . . . . . . . . . . 99


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EXHIBITS

     Exhibit A      Form of Borrowing Base Certificate
     Exhibit B      Form of Notice of LIBOR Activity
     Exhibit C      Form of Term Note
     Exhibit D      Form of Revolving Note
     Exhibit E      Form of Security Agreement
     Exhibit F      Form of Stock Pledge Agreement
     Exhibit G      Form of Compliance Certificate
     Exhibit H      Form of Borrowing Certificate
     Exhibit I      Form of LC Guaranty Request

SCHEDULES

     Schedule 1     Lenders and Lenders' Commitments
     Schedule 1.1A  Schedule of Debt Issuances
     Schedule 6.3   Petty Cash and Payroll Accounts
     Schedule 9.1A  Account Debtors Subject to 120-day Eligibility
     Schedule 9.1B  Certain Eligible Foreign Accounts
     Schedule 9.8   Permitted Name and Location Change
     Schedule 10.1  Jurisdictions; Corporate Existence; Foreign Qualifications
     Schedule 10.4  Litigation and Contingent Obligations
     Schedule 10.5  Liens
     Schedule 10.6  Terminated or Defaulted Contracts
     Schedule 10.12 Insurance
     Schedule 10.14 Intellectual Property
     Schedule 10.15 Real and Personal Property Not Covered by Collateral
     Schedule 10.16 Business Locations; Trade Names
     Schedule 10.18 Subsidiaries
     Schedule 10.19 Hazardous Materials
     Schedule 10.20 Certain Fees
     Schedule 10.21 Taxes
     Schedule 10.25 Labor; Collective Bargaining Agreements
     Schedule 10.29 Real Estate
     Schedule 11.11 Loans, Advances or Investments
     Schedule 11.18 Business Activities
     Schedule 11.19 Transactions with Affiliates
     Schedule 11.21 Permitted Indebtedness
     Schedule 11.29 Inventory on Consignment; Collateral Locations
     Schedule 12.1  Indebtedness to be Refinanced

                               SECURED CREDIT AGREEMENT

          THIS SECURED CREDIT AGREEMENT (this "AGREEMENT") dated as of June 10, 1999 is entered into among Irwin Naturals/4 Health, Inc., a Utah corporation ("BORROWER"), the financial institutions identified on SCHEDULE 1 hereto (together with each of their successors and assigns, hereinafter referred to individually as a "LENDER" and collectively as the "LENDERS"), and First Source Financial LLP, an Illinois registered limited liability partnership, acting as agent for Lenders (in such capacity "AGENT").

                                       RECITAL:

          Borrower desires to borrow from Lenders and Lenders desire to lend to Borrower on the terms and conditions set forth herein.

          NOW THEREFORE, in consideration of the mutual agreements contained herein, and subject to the terms and conditions hereof, the parties hereto agree as follows:

          SECTION 1 CERTAIN DEFINITIONS.

          SECTION 1.1 CERTAIN DEFINITIONS. When used herein, the following terms shall have the following meanings:

          "ACCOUNT DEBTOR" shall mean any Person who is or may become obligated on or under an Account.

          "ACCOUNTS" of a Person shall mean all presently existing and hereafter arising or acquired accounts, accounts receivable, contracts, notes, drafts, acceptances, and other forms of obligations (including forms of obligations evidenced by Chattel Paper, Documents or Instruments) now or hereafter owned or held by or payable to such Person relating in any way to Inventory or arising from the sale or lease of Inventory or the rendering of services by such Person or howsoever otherwise arising, including the right to payment of any interest or finance charges with respect thereto; all such merchandise that may be reclaimed or repossessed or returned to such Person; all of such Person's rights as an unpaid vendor, including stoppage in transit, reclamation, rescission, replevin, and sequestration; all pledged assets and all letters of credit, guaranty claims, Liens held by or granted to such Person to secure payment of any Accounts; all proceeds and products of all of the foregoing described properties and interests in properties; and all proceeds of insurance with respect thereto; and all customer lists, ledgers, books of account, records, computer programs, computer disks or tape files (including all microfilm), computer printouts, computer runs, and other computer prepared information relating to any of the foregoing.

          "AFFILIATE" of any Person shall mean (a) any director (or Person holding the equivalent position) or executive officer (or Person holding the equivalent position) of such Person or of any Person described in CLAUSE (b) with respect to such Person, and (b) any other Person which, directly or indirectly, controls or is controlled by or under common control with such Person

(excluding any trustee under, or any committee with responsibility for administering, any Pension Plan). None of Lenders and Agent shall be deemed to be an Affiliate of Borrower or any such Person. A Person shall be deemed to be
(x) "controlled by" any other Person if such other Person possesses, directly or indirectly, power (i) to vote 20% or more of the securities or Equity Interests having at the time of any determination hereunder voting power for the election of directors of such Person (or Persons holding equivalent positions); or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; or (y) "controlled by" or "under common control with" such other Person if such other Person is a member of the immediate family of such Person or is the executor, administrator, or other personal representative of such Person.

          "AGENT" shall mean FSFP as agent for the benefit of Lenders, and not in its individual capacity as a Lender, and any successor appointed pursuant to
SECTION 15.2.9.

          "ANNUAL REPORT" - see SECTION 11.1(b).

          "ASSET SALE" shall mean any sale, assignment, conveyance, transfer or other disposition of any Property of Borrower other than (a) any sale or lease of Inventory in the ordinary course of business, (b) any sale of obsolete or unusable items of Equipment (other than Equipment described in CLAUSE (c) below) so long as the aggregate proceeds of all such sales do not exceed $100,000 in any Fiscal Year, and (c) any sale or trade-in of obsolete or unusable items of Equipment which are promptly replaced with new items of Equipment of like function and comparable value to the obsolete or unusable items of Equipment when the same were new or not obsolete or unusable.

          "ASSET SALE PROCEEDS" shall mean the aggregate cash proceeds payable to Borrower in connection with any Asset Sale after deduction of all documented costs and expenses of such Asset Sale.

          "ASSIGNMENT AND ACCEPTANCE" - see SECTION 15.1.

          "BANK AGENCY AGREEMENT" - see SECTION 6.1.

          "BANKRUPTCY CODE" shall mean Title 11, United States Code, as amended from time to time.

          "BORROWER" - see Preamble.

          "BORROWING AVAILABILITY" shall mean, at any date of determination, the amount by which (a) the lesser of (i) the Revolving Commitment or (ii) the Borrowing Base exceeds (b) Total Revolving and LC Exposure.

          "BORROWING BASE" shall mean an amount equal to: (a) eighty-five percent (85%) of the face amount (less discounts, credits and allowances which may have been taken by or granted to Account Debtors in connection therewith) then outstanding of existing Eligible Accounts of Borrower, PLUS (b) sixty-five percent (65%) of (i) the book value of the then existing Eligible Inventory (the book value of Eligible Inventory to be determined at the lower of cost (determined on a first-in, first-out ("FIFO") basis) or market) of Borrower, MINUS (ii) the Test Count Reserve.

          "BORROWING BASE CERTIFICATE" shall mean a certificate in substantially the form of EXHIBIT A duly certified by the chief financial officer or treasurer of Borrower.

          "BORROWING CERTIFICATE" - see SECTION 12.2(c).

          "BUSINESS DAY" shall mean any day of the year (other than any Saturday or Sunday) on which the Federal Reserve Bank of Chicago, Illinois is open for business in Chicago, Illinois and, when used in connection with LIBOR Rate Loans, this definition will also exclude any day on which commercial banks are not open for dealing in United States dollar deposits in the London (U.K.) interbank market.

          "CAP AMOUNT" shall mean, at any time, the sum of the reimbursement obligations of Borrower guaranteed by each LC Guaranty at the time of its issuance (such amount, with respect to any LC Guaranty, being herein called the "RELEVANT CAP"); it being understood that:

     (a) the Relevant Cap with respect to any LC Guaranty shall be reduced from time to time by the Stated Amount of a Permitted LC covered thereby if Agent shall have received from the applicable Issuing Bank evidence satisfactory to Agent that the following conditions have been satisfied: (i) such Permitted LC shall have terminated or expired in accordance with its terms or such Permitted LC shall have been surrendered to the Issuing Bank thereof and canceled and, in either case, Issuing Bank shall have no further obligations thereunder or
          (ii) if such Permitted LC shall have been drawn upon, the Issuing Bank thereof shall have been fully reimbursed for the amount of such draw or (iii) such Issuing Bank shall have consented in writing to a reduction, equal to such Stated Amount in such Relevant Cap; and

     (b) the Relevant Cap with respect to any LC Guaranty may be increased from time to time by the Stated Amount of a Permitted LC to be covered thereby if Agent shall have received evidence satisfactory to Agent that such Permitted LC shall be issued in a manner permitted by this Agreement concurrently with such increase;

PROVIDED, HOWEVER, that in no event shall the Cap Amount exceed $2,000,000 at any time.

          "CAPITALIZED LEASES" shall mean, as to any Person at any time, any lease which, in accordance with GAAP, is required to be capitalized on the balance sheet of such Person at such time, and "CAPITALIZED LEASE OBLIGATIONS" of such Person at any time shall mean the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of such Person at such time as lessee under Capitalized Leases.

          "CASH EQUIVALENTS" shall mean any or all of the following: obligations of or guaranteed as to interest and principal by, the United States Government maturing within 90 days after the date on which such obligations are purchased; open market commercial paper of any corporation (other than Borrower or any of its Affiliates) incorporated under the laws of the United States of America or any State thereof or the District of Columbia rated "Prime-1" or its equivalent by Moody's Investors Service, Inc. and "A-1" or its equivalent by Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.; or certificates of deposit maturing within 90 days after the issuance thereof issued by commercial banks organized under the laws of the United States of America or of any political subdivision thereof and having a combined capital and surplus in excess of $500,000,000; or money market mutual funds investing solely in the foregoing cash equivalents or otherwise reasonably satisfactory to Agent.

          "CASH INSTRUMENTS" shall mean all cash, checks, drafts and other similar writings for the payment of money.

          "CHANGE OF CONTROL" shall mean any Person or Group (other than Klee Irwin) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 35% of the aggregate ordinary voting power represented by any issued and outstanding capital stock of the Borrower on a fully diluted basis.

          "CHATTEL PAPER" of a Person shall mean any "chattel paper," as such term is defined in the UCC, now owned or hereafter acquired by such Person, wherever located.

          "CLOSING DATE" shall mean the date on which the initial Loans hereunder are made.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any replacements thereof .

          "COLLATERAL" shall mean all property and/or rights on or in which a Lien or security interest is granted to any one or more of Agent and Lenders (or to any agent, trustee or other party acting on behalf of any one or more of Agent and Lenders) to secure all or any of the Liabilities, including any such Lien or security interest pursuant to this Agreement or any of the Collateral Documents or any other agreements, instruments or documents provided for herein or therein or delivered or to be delivered hereunder or thereunder or in connection herewith or therewith.

          "COLLATERAL ACCESS AGREEMENTS" shall mean any landlord waivers, mortgagee waivers, bailee letters or any similar acknowledgment agreements of any warehouseman or processor in possession of Inventory, in each case in a form reasonably acceptable to Agent.

          "COLLATERAL DOCUMENTS" shall mean, collectively, the Security Agreement, the Collateral Access Agreements, the Bank Agency Agreement, LC Guaranties, the Stock Pledge Agreement, any Uniform Commercial Code financing statements, and any and all other documents provided for in SECTION 9 or otherwise pursuant to which a Lien is granted to any one or more of Agent and Lenders (or to any agent, trustee, or other party acting on behalf of any one or more of Agent and Lenders) as security for any of the Liabilities, and all agreements, instruments and documents, including, without limitation, this Agreement and any security agreements, loan agreements, notes, guarantees, mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, subordination agreements, pledges, powers of attorney, consents, assignments, intercreditor agreements, mortgagee waivers, reimbursement agreements, contracts, notices, leases, financing statements, whether heretofore, now or hereafter executed by or on behalf of Borrower or any Subsidiary in connection with the Liabilities, in each case as the same may be amended, modified, continued or supplemented from time to time.

          "COMMITMENT" shall mean, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on SCHEDULE 1 to this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 15.1, as such Commitment may be adjusted from time to time in accordance with the provisions of SECTION 15.1.

          "COMPLIANCE CERTIFICATE" - see SECTION 11.1(f).

          "CONTINGENT OBLIGATION" as to any Person shall mean the undrawn face amount of any letters of credit issued for the account of such Person and shall also mean any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, letters of credit or other obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the financial condition or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation or, where such Contingent Obligation is specifically limited to a portion of any such primary obligation, that portion to which it is limited or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "CONTRACT" shall mean each written agreement of Borrower with respect to the sale of goods or services by Borrower.

          "CONTRACTUAL OBLIGATION" of any Person shall mean any provision of any security issued by such Person or of any agreement, document, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "CONTROLLED GROUP" shall mean Borrower, any Subsidiary and any corporation, trade, business or other Person that is, along with Borrower, a member of a controlled group of Persons or a controlled group of trades or businesses or an affiliated service group as described in sections 414(b), 414(c) and 414(m), respectively, of the Code or in section 4001 of ERISA.

          "CURRENT ASSETS" shall mean, at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of Borrower and its Subsidiaries at such date, less (without duplication) Cash Instruments and Cash Equivalents.

          "CURRENT LIABILITIES" shall mean, at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of Borrower and its Subsidiaries at such date, less any portion thereof attributable to the Notes, bank overdrafts (but only to the extent repaid in full on the Business Day following creation thereof), or any other Indebtedness incurred hereunder.

          "DAILY SETTLEMENT DATE" - see SECTION 2.3(d).

          "DEBT TO EBITDA RATIO" shall mean, for any calendar quarter, the ratio of (a) Indebtedness of Borrower and its Subsidiaries at the end of such calendar quarter, to (b) EBITDA of Borrower and its Subsidiaries for the four calendar quarters ending with the last day of such calendar quarter (except that, for the quarter ended September 30, 1999, EBITDA shall be determined for the three calendar quarters then ending), all as determined on a consolidated basis in accordance with GAAP.

          "DEBT SALE PROCEEDS" shall mean the aggregate cash proceeds paid or payable to Borrower in connection with the issuance of any Indebtedness by Borrower (other than those issuances, if any, listed on SCHEDULE 1.1A), after deduction of all documented costs and expenses of such issuance.

          "DEFAULT INTEREST PERIOD" - see SECTION 4.2(b).

          "DEFAULT RATE" - see SECTION 4.2(a).

          "DESIGNATED ACCOUNT" shall mean Borrower's Accounts on the date hereof from Esuroku Co., Ltd. which have an aggregate outstanding balance on the date hereof in the amount of $309,000.50 as per the June 2, 1999 "Accounts Receivable Aged Invoice Report" of Borrower.

          "DOCUMENTS" of a Person shall mean any "documents" as such term is defined in the UCC, now owned or hereafter acquired by such Person, wherever located.

          "DOLLAR(S)" and the sign "$" shall mean lawful money of the United States of America.

          "EBITDA" shall mean, for any period, the Net Income for such period, PLUS, to the extent deducted in computing such Net Income, the sum of (a) all Federal, state, local and foreign income tax expense for such period, (b) Interest Expense for such period, (c) depreciation and amortization expenses for such period, (d) any extraordinary pre-tax non-cash losses for such period and
(e) any pre-tax non-cash costs associated with issuing stock options and warrants and any write-offs of goodwill or intangible assets for such period, MINUS, to the extent added in computing such Net Income, (i) any interest income for such period and (ii) any extraordinary pre-tax non-cash gains for such period, all as determined for Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

          "ELECTRONIC NOTICE" - see SECTION 2.3(c).

          "ELIGIBLE ACCOUNTS" shall have the meaning ascribed thereto in SECTION 9.1.

          "ELIGIBLE INVENTORY" shall have the meaning ascribed thereto in
SECTION 9.3.

          "EMPLOYEE BENEFIT PLAN" shall mean any "employee benefit plan," as defined under Section 3(3) of ERISA or any other plan, policy, program, arrangement or agreement, whether or not written, with respect to current employees, former employees, independent contractors or leased employees, as defined in Code Section 414(n), or the beneficiaries or dependents thereof which is or has been maintained by Borrower or a current or past member of its Controlled Group or as to which Borrower or any current or past member of its Controlled Group otherwise has or could have any liability.

          "EMPLOYMENT AGREEMENTS" shall mean those certain employment agreements between Borrower and each of R. Lindsey Duncan and Louis Mancini.

          "ENVIRONMENTAL LAWS" means any and all applicable federal, state or local laws, statutes, common law, policies, ordinances, codes, rules, regulations, orders, decrees, directives and standards or relating to the protection of health, safety or the environment, or to the regulation of Hazardous Material, including, but not limited to, the following statutes as now written and amended and as amended hereafter: the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clear Air Act, 42 U.S.C.
Section 7401 et. seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et set., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Solid Waste Disposal Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq., and the Safe Drinking Water Act, 42 U.S.C. Section 3OOf et seq.

          "EQUIPMENT" shall mean all of Borrower's machinery, equipment and furniture of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all appurtenances, additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

          "EQUITY INTERESTS" shall mean the capital stock of any class of Borrower and options, warrants and other rights to acquire capital stock or other equity interests of Borrower.

          "EQUITY SALE" shall mean any issuance, sale, give away, conveyance, transfer or other disposition of any Equity Interests by Borrower or any other change in the capital structure of Borrower.

          "EQUITY SALE PROCEEDS" shall mean the aggregate cash proceeds paid or payable to Borrower in connection with any Equity Sale, after deduction of all documented fees, costs and expenses paid to any third party in connection with such Equity Sale.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "EVENT OF DEFAULT" shall mean any of the events or conditions described in SECTION 13.1.

          "EXCESS CASH FLOW" - see SECTION 2.5(b).

          "EXCESS CASH FLOW PAYMENT" - see SECTION 2.5(b).

          "FEDERAL FUNDS RATE" shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Agent or any Lender from three Federal Funds brokers of recognized standing selected by it, or if any such quotations are not received, as reasonably determined by Agent.

          "FEE LETTER" - see SECTION 5.2.

          "FINAL MATURITY DATE" shall mean June 15, 2004.

          "FINANCIALS" - see SECTION 10.3(a).

          "FISCAL QUARTER" shall mean each of Borrower's and its Subsidiaries' fiscal quarters for financial accounting purposes, which ends on the last day of March, June, September and December, respectively.

          "FISCAL YEAR" shall mean Borrower's and its Subsidiaries' fiscal year for financial accounting purposes, each of which ends on the last day of December.

          "FIXED CHARGE COVERAGE RATIO" shall mean, for any period, the ratio for such period of (a) an amount equal to (i) EBITDA for such period, less (ii) Net Capital Expenditures incurred during such period, less (iii) cash income taxes for such period, to (b) Total Fixed Charges for such period, all as determined for Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

          "FIXTURES" shall mean all "fixtures" as such term is defined in the UCC, now owned or hereafter acquired by Borrower, wherever located.

          "FORCE MAJEURE" shall mean acts of God, acts of public enemies, insurrections, riots, civil disturbances, strikes, boycotts, other direct consequences of a labor dispute, other industrial disturbances, fires, explosions, floods, epidemics, quarantine restrictions, shortages of materials, equipment or transportation, freight embargoes, power or utility failures, orders or acts, or failures to act, of civil or military authority or other similar causes beyond the control of Borrower.

          "FSFP" shall mean First Source Financial LLP, an Illinois registered limited liability partnership.

          "FUNDING DATE" shall mean the date of funding of a Loan and each continuation or conversion of Prime Rate Loans and LIBOR Rate Loans or issuance of a Letter of Credit or a LC Guaranty therefor, which date in all cases shall be a Business Day.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time (consistently applied with those used in preparation of Borrower's audited financial statements for the Fiscal Year ending December 31, 1998).

          "GENERAL INTANGIBLES" shall mean all of Borrower's presently owned or hereafter acquired general intangibles, including Intellectual Property, goodwill, choses in action, causes of action, franchises, customer lists, contract rights, confidential information, employment agreements, engineering contracts, leasehold interests in real and personal property, insurance policies (including business interruption insurance), licenses, permits, and such other Property which uniquely reflect the goodwill of the business of Borrower; deposit accounts, letters of credit, and General Intangibles relating to other items of Collateral, including rights to refunds or indemnification; reversionary or other rights of Borrower to excess Employee Benefit Plan assets upon termination or amendment thereof and proceeds of all of the foregoing, including insurance proceeds, including proceeds of business interruption insurance, income tax refunds, and claims for tax or other refunds against any Governmental Authority.

          "GOVERNMENTAL AUTHORITY" shall mean any nation or government or any other political subdivision thereof, any state or other political subdivision thereof and any agency, authority, court, central bank, instrumentality, department or other law, regulation or rulemaking entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

          "GROSS CAPITAL EXPENDITURES" shall mean, for any period, the total of all expenditures incurred by Borrower or any Subsidiary in respect of the purchase or other acquisition of fixed or capital assets during such period, without any deduction for trade-ins, salvage values, resales or similar recoveries, including the amount which, in accordance with GAAP, is or should be initially posted to Borrower's or such Subsidiary's balance sheet with respect to leases entered into during such period which have been, or, in accordance with GAAP, should be, recorded as Capitalized Leases.

          "GROUP" shall mean any Person or group or related Persons who would be treated as a group under Section 13(d) of the Security Exchange Act of 1934, as amended.

          "HAZARDOUS MATERIAL" shall mean: (a) any "hazardous substance" as now defined pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.A. Section 9601(14), as amended by the Superfund Amendments and Reauthorization Act ("SARA"), and including any judicial interpretations thereof; (b) any "pollutant or contaminant" as defined in 42 U.S.C.A. Section 9601(33); (c) any material now defined as "hazardous waste" pursuant to 40 C.F.R. Part 261; (d) any petroleum, including crude oil and any fraction thereof; (e) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (f) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; (g) any asbestos, polychlorinated biphenyl (PCB), or isomer of dioxin, or any material or thing containing or composed of such substance or substances; and (h) any other substance, regardless of physical form, that is subject to any past, present or future (provided, however, any representation or warranty set forth herein shall be deemed to relate only to statutes, rules and regulations in effect at the time such representation or warranty was made or deemed to be made) Federal, state or local governmental statute, rule or regulation relating to the protection of human health, plant life, animal life, natural resources, property or the reasonable enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor or any form of energy, from whatever source.

          "HZ SUB" shall mean HealthZone.com,  a California corporation.

          "INDEBTEDNESS" of a Person shall mean, without duplication, (a) indebtedness for borrowed money or for the deferred purchase price of property or services (other than deferred and accrued compensation to employees and trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), whether on open account or evidenced by a note, bond, debenture or similar instrument, (b) obligations under Capitalized Leases, (c) reimbursement obligations for letters of credit, banker's acceptances or other credit accommodations, whether drawn or undrawn, (d) liabilities, as determined by Agent, under any interest rate agreement, (e) Contingent Obligations and (f) Indebtedness secured by any Lien on any property of that Person, even if that Person has not assumed such Indebtedness.

          "INDEBTEDNESS TO BE REFINANCED" - see SECTION 12.1(i)

          "INSTRUMENT" of a Person shall mean any "instrument," as such term is defined in the UCC, now owned or hereafter acquired by such Person, wherever located, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

          "INTANGIBLE ASSETS" shall mean licenses, franchises, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, computer software rights, goodwill and research and development expense or other intangibles shown on the consolidated balance sheet of Borrower and its Subsidiaries.

          "INTELLECTUAL PROPERTY" of a Person shall mean all of such Person's present and future designs, patents, patent rights and applications therefor, technology, trademarks and registrations or applications therefor, service marks, trade names, inventions, copyrights and all applications and registrations therefor, advertising matter, software or computer programs, license rights, trade secrets, methods, processes, logos, knowhow, drawings, specifications, descriptions and licenses with respect thereto, and all memoranda, notes, and records with respect to any research and development, whether now owned or hereafter acquired by such Person, and proceeds of all of the foregoing, including proceeds of insurance policies thereon.

          "INTELLECTUAL PROPERTY SECURITY AGREEMENT" shall mean that certain Collateral Patent, Trademark, Copyright and License Assignment dated as of even date herewith, duly executed and delivered by Borrower and its Subsidiaries in favor of Agent with respect to Intellectual Property.

          "INTEREST COVERAGE RATIO" shall mean, for any period, the ratio for such period of (a) EBITDA for such period to (b) Interest Expense for such period, all as determined for Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

          "INTEREST EXPENSE" shall mean, for any period, the gross interest expense accrued or paid by Borrower and its Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP. For the purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by Borrower or any such Subsidiary with respect to interest rate protection agreements.

          "INTEREST PERIOD" shall mean with respect to any LIBOR Rate Loan, a period of one, three or six months commencing on a Business Day selected by Borrower pursuant to this Agreement. Each such Interest Period shall end on (but exclude) the date which numerically corresponds to such date one, three or six months thereafter, PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such next, third or sixth succeeding month, such Interest Period shall end on the first Business Day of the month next succeeding such next, third or sixth succeeding month. If any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day.

          "INVENTORY" of a Person shall mean all of the inventory of such Person of every kind and description, now or at any time hereafter owned by or in the custody or possession, actual or constructive, of such Person, wherever located, including all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of such Person's custody or possession, including inventory on the premises of other Persons and items in transit, and including any goods reclaimed, returned or repossessed upon any Accounts, Documents, Instruments or Chattel Paper relating to or arising from the sale of inventory, and all substitutions and replacements therefor, and all additions and accessions thereto, and all ledgers, books of account, records, computer printouts, computer runs, microfilm, microfiche and other computer-prepared information relating to any of the foregoing, and any and all proceeds of any of the foregoing, including proceeds of insurance policies thereon.

          "INVESTMENT PROPERTY" of a Person shall have the meaning ascribed thereto in Section 9-115 of the UCC in those jurisdictions in which such definition has been adopted and shall include (a) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (b) all securities entitlements of such Person, including the rights of such Person to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (c) all securities accounts held by such Person; (d) all commodity contracts held by such Person; and (e) all commodity accounts held by such Person.

          "ISSUING BANK" shall mean any bank or financial institution selected by Borrower (which may be a Lender) which is approved by Agent and which issues one or more Letters of Credit for the account of Borrower as to which Agent or Lenders have issued an LC Guaranty.

          "ISSUING BANK FEES" - see SECTION 5.4(b).

          "LC EXPOSURE" shall mean, at any time, the sum of (a) the then aggregate amount of outstanding Reimbursement Obligations PLUS (b) any portion of the Cap Amount at such time not represented by Reimbursement Obligations comprised of outstanding Letters of Credit.

          "LC GUARANTY" shall mean any document, instrument or agreement pursuant to which Agent or Lenders request or apply for the issuance of a Letter of Credit at Borrower's request or Agent or Lenders assure an Issuing Bank of Borrower's payment or performance of some or all of its obligations in connection with such Letter of Credit (including without limitation any obligations of reimbursement), which term shall include (a) any reimbursement agreement or application entered into by Agent or Lenders (whether with or without Borrower as a co-signer, joint or primary obligor or otherwise), or any guaranty entered into by Agent or Lenders, and (b) this Agreement if a Lender is the Issuing Bank.

          "LC GUARANTY REQUEST" - see SECTION 12.2(c).

          "LC LIABILITY" shall mean, as to each LC Guaranty, all liabilities of Lenders with respect to each LC Guaranty or the transaction for which any Letter of Credit was issued, whether contingent or otherwise, including: (a) the amount available to be drawn or which may become available to be drawn on a Letter of Credit; (b) all amounts which have been paid or made available by the Issuing Bank or Lenders to the extent not reimbursed by Borrower; and (c) all unpaid interest, fees and expenses with respect thereto.

          "LEASE OBLIGATIONS" shall mean, at any date, the rental commitments of Borrower under leases for real and/or personal property (including taxes, insurance, maintenance and similar expenses which Borrower is obligated to pay under the terms of said leases) on such date, whether or not such obligations are reflected as liabilities or commitments on a balance sheet of Borrower or in the notes thereto, excluding, however, Capitalized Lease Obligations.

          "LENDERS" shall mean, collectively, FSFP and all other financial institutions parties to this Agreement, together with their respective successors and permitted assigns pursuant to SECTION 15.1, and "LENDER" shall mean any of such Persons.

          "LENDER PARTY" - see SECTION 14.5.

          "LETTER OF CREDIT" shall mean a letter of credit issued by an Issuing Bank for the account of Borrower as to which Agent or Lenders have issued an LC Guaranty.

          "LETTER OF CREDIT COMMITMENT" - see SECTION 2.1(c).

          "LEVEL I STATUS" exists at any date if: (i) as of the last day of the Fiscal Quarter of Borrower referred to in the most recent annual or quarterly financial statements of Borrower delivered pursuant to SECTION 11.1, the Debt to EBITDA Ratio is equal to or greater than 2.50 to 1.00, and (ii) the outstanding balance of the Designated Account on the date hereof has not been paid in full in cash to Borrower.

          "LEVEL II STATUS" exists at any date if:(i) as of the last day of the Fiscal Quarter of Borrower referred to in the most recent annual or quarterly financial statements of Borrower delivered pursuant to SECTION 11.1, the Debt to EBITDA Ratio is equal to or greater than 2.50 to 1.00 and (ii) the outstanding balance of the Designated Account on the date hereof has been paid in full in cash to Borrower.

          "LEVEL III STATUS" exists at any date if, as of the last day of the Fiscal Quarter of Borrower referred to in the most recent annual or quarterly financial statements of Borrower delivered pursuant to SECTION 11.1, the Debt to EBITDA Ratio is equal to or greater than 2.00 to 1.00, but less than 2.50 to 1.00.

          "LEVEL IV STATUS" exists at any date if, as of the last day of the Fiscal Quarter of Borrower referred to in the most recent annual or quarterly financial statements of Borrower delivered pursuant to SECTION 11.1, the Debt to EBITDA Ratio is equal to or greater than 1.75 to 1.00, but less than 2.00 to 1.00.

          "LEVEL V STATUS" exists at any date if, as of the last day of the Fiscal Quarter of Borrower referred to in the most recent annual or quarterly financial statements of Borrower delivered pursuant to SECTION 11.1, the Debt to EBITDA Ratio is less than 1.75 to 1.00.

          "LIABILITIES" shall mean all of the following, in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing or arising, or due or to become due: (a) all liabilities, obligations and indebtedness of Borrower and its successors and assigns to any one or more of Agent and Lenders under or in connection with this Agreement, any Note, any Letter of Credit, any LC Guaranty or any of the other Related Documents, (b) all other liabilities, obligations and indebtedness of Borrower to any one or more of Agent and Lenders, whether or not arising out of or in connection with this Agreement, any Note, or the Related Documents, and (c) all other obligations of Borrower or its successors and assigns to any one or more of Agent and Lenders in connection with the Related Transactions.

          "LIBOR INTEREST PAYMENT DATE" shall mean, with respect to any LIBOR Rate Loan, the last day of each Interest Period applicable thereto, and, in addition, with respect to any Interest Period of greater than three months, the date which numerically corresponds to such date three months after the first day of such Interest Period; PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such third succeeding month or such day is not a Business Day, then the first Business Day of the month next succeeding such third succeeding month.

          "LIBOR INTEREST RATE DETERMINATION DATE" shall mean each date of determining the LIBOR Rate with respect to an Interest Period which date shall be the first Business Day prior to the first day of the applicable Interest Period for any LIBOR Rate Loan.

          "LIBOR RATE" shall mean, for any Interest Period, an interest rate per annum obtained by dividing (a) the rate of interest published in THE WALL STREET JOURNAL on the LIBOR Interest Rate Determination Date in the column captioned "Money Rates" under the heading "London Interbank Offered Rates (LIBOR)", with respect to a time period equal to such Interest Period, by (b) a percentage equal to 100% MINUS the LIBOR Reserve Percentage, if any, in effect on the applicable LIBOR Interest Rate Determination Date; PROVIDED, HOWEVER, that if such publication is not available or such rate is not set forth therein, the LIBOR Rate shall be determined on the basis of any other source determined by Agent in its reasonable discretion. The LIBOR Rate shall be adjusted to the nearest one-sixteenth percent (1/16%) or, if there is no nearest one-sixteenth percent (1/16%), to the next higher one-sixteenth percent (1/16%).

          "LIBOR RATE LOANS" shall mean, collectively, LIBOR Rate Term Loans and LIBOR Rate Revolving Loans.

          "LIBOR RATE REVOLVING LOAN" shall mean a Revolving Loan which bears interest for a specific Interest Period based on the LIBOR Rate.

          "LIBOR RATE REVOLVING MARGIN" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the LIBOR Rate applicable to the LIBOR Rate Revolving Loans, as determined in accordance with
SECTION 4.1

          "LIBOR RATE TERM LOAN" shall mean that portion of a Term Loan which bears interest for a specific Interest Period based on the LIBOR Rate.

          "LIBOR RATE TERM MARGIN" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the LIBOR Rate applicable to the LIBOR Rate Term Loans, as determined in accordance with SECTION 4.1

          "LIBOR RESERVE PERCENTAGE" shall mean, for any day, the aggregate of the rates (expressed as a decimal) of any reserve requirements current on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulation promulgated by the Board of Governors of the Federal Reserve System (or any successor thereto) as in effect from time to time dealing with reserve requirements prescribed for eurocurrency funding, including any reserve requirements with respect to "eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System.

          "LIEN" shall mean, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any security interest, mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, deed of trust, chattel mortgage, assignment, pledge, retention of security title, financing or similar statement or notice or arising as a matter of law, judicial process or otherwise.

          "LOAN ACCOUNT" - see SECTION 2.13.

          "LOANS" shall mean, collectively, all Revolving Loans and Term Loans, and "LOAN" shall mean any thereof.

          "LOCKBOX" - see SECTION 6.2(a).

          "LOSS PROPERTY" - see SECTION 7.6.

          "LOSS PROCEEDS" - see SECTION 7.6.

          "MANAGER" shall mean First Source Financial, Inc., a Delaware corporation, and its successors and assigns, as manager of FSFP.

          "MASTER ACCOUNT" - see SECTION 6.2(a).

          "MASTER ACCOUNT BANK" shall mean each bank and other entity serving in the capacity of agent for Agent under the Bank Agency Agreement (including any successor Bank Agency Agreement). Initially the Master Account Bank shall mean LaSalle National Bank.

          "MASTER ACCOUNT COLLECTED BALANCES" - see SECTION 7.2.

          "MASTER AGENT" - see SECTION 14.23.

          "MATERIAL ADVERSE EFFECT" shall mean (a) a material adverse effect on the financial condition, operations, assets or business of Borrower or of Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the ability of Borrower or any Subsidiary to perform its obligations in connection with this Agreement or any of the other Related Documents to which it is a party, (c) a material adverse effect on Agent's Lien priority in, or the value of, the Collateral, or (d) a material adverse effect on the validity or enforceability of any of the Related Documents or the rights, powers and remedies of Agent or any Lender to enforce or collect any of the Liabilities.

          "MATERIAL CONTRACT" - see SECTION 10.6.

          "MATERIAL INTELLECTUAL PROPERTY RIGHT" - see SECTION 10.14.

          "MULTIEMPLOYER PLAN" shall mean any "multiemployer plan" within the meaning of Section 3(37) or 4001(a)(3) of ERISA to which Borrower or a current or past member of its Controlled Group is making or has made contributions to or as to which Borrower or any current or past member of its Controlled Group otherwise has or could have any liability.

          "NET CAPITAL EXPENDITURES" shall mean for any period Gross Capital Expenditures for such period, MINUS proceeds from Permitted Purchase Money Debt for such period used to finance Gross Capital Expenditures, MINUS the net cash proceeds from the sale or trade-in of Equipment replaced by comparable Equipment within 90 days of such sale or trade-in.

          "NET INCOME" shall mean, for any period, net income or loss of Borrower and its Subsidiaries as it would appear on an income statement of Borrower and its Subsidiaries for such period prepared on a consolidated basis in accordance with GAAP.

          "NET WORTH" shall mean the net worth of Borrower and its Subsidiaries as it would appear on a consolidated balance sheet of Borrower prepared on a consolidated basis in accordance with GAAP.

          "NON-USE FEE" - see SECTION 5.1.

          "NOTE" and "NOTES" shall mean the Term Notes and the Revolving Notes, or any of them.

          "NOTICE OF LIBOR ACTIVITY" - see SECTION 2.3(b).

          "OPERATING ACCOUNTS" - see SECTION 6.2(b).

          "ORGANIZATION DOCUMENTS" of a Person shall mean, as applicable, the articles of incorporation, articles of organization, operating agreement, bylaws, partnerships agreement and all other organization documents of such Person.

          "PAYMENT DATE" - see SECTION 2.5(b).

          "PBGC" shall mean Pension Benefit Guaranty Corporation, and any entity succeeding to any or all of its functions under ERISA.

          "PENSION PLAN" shall mean any "employee pension benefit plan", as such term is defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is (a) subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and (b) is or has been maintained by Borrower or a current or past member of its Controlled Group, or as to which Borrower or any member of its Controlled Group otherwise has or could have any liability.

          "PERMITTED HZ DISPOSITION" shall mean the spin-off of HZ Sub to the shareholders of Borrower or any other disposition of the capital stock of HZ Sub, in one or more transactions to one or more of Borrower's shareholders; provided that any actual or potential liability, taxes, Indebtedness or expense to Borrower arising from any such spin-off or disposition shall not have a Material Adverse Effect and shall not have a maximum aggregate actual or potential liability (including tax liability), expense or Indebtedness to Borrower of more than $100,000.

          "PERMITTED LC" shall mean a Letter of Credit issued with Agent's prior written consent; PROVIDED, HOWEVER, that (a) each such Letter of Credit shall expire pursuant to its terms on or before the Revolving Loan Termination Date,
(b) at no time shall Total Revolving and LC Exposure exceed the lesser of the amount of the Revolving Commitment in effect or the Borrowing Base at such time,
(c) Borrower's reimbursement obligations with respect to each such Letter of Credit shall be secured by an LC Guaranty and (d) Agent and the respective Issuing Bank shall have agreed in writing that the Relevant Cap for such LC Guaranty shall be increased by an amount equal to the stated amount of such Letter of Credit.

          "PERMITTED LIENS" shall mean any of the following Liens: (a) Liens in favor of Agent, granted pursuant to the Collateral Documents; (b) Liens (i) in connection with the acquisition of fixed assets after the date hereof and attaching only to the Property being acquired, if the Indebtedness secured thereby is incurred in connection with the acquisition and does not exceed one hundred percent (100%) of the fair market value of such Property at the time of acquisition thereof; and (ii) Liens on property being leased pursuant to leases which are Capitalized Lease Obligations permitted under this Agreement, provided that the aggregate outstanding amount of all such Indebtedness and Capitalized Lease Obligations described in the preceding clauses (i) and (ii) does not at any time exceed $500,000; (c) Liens for current taxes or other governmental charges or levies which are not delinquent or are being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP; (d) mechanic's, worker's, materialmen's, warehousemen's and other like Liens arising in the ordinary course of business in respect of obligations which are not delinquent or which are being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP; (e) Liens arising in the ordinary course of business for sums being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, or for sums not due, and in any case not involving any deposits or advances for borrowed money or the deferred purchase price of Property or services; (f) zoning ordinances, easements, licenses, reservations, covenants, conditions or restrictions on the use of real property which, in Agent's reasonable determination, are not violated by existing uses or improvements, do not in the aggregate interfere with the use of the related real property and do not adversely affect the marketability of the title to the related real property; (g) Liens incurred in the ordinary course of business in connection with worker's compensation,unemployment insurance or other forms of governmental insurance or benefits; and (h) Liens shown on SCHEDULE 10.5.

          "PERMITTED PURCHASE MONEY DEBT" - see SECTION 11.21.

          "PERSON" shall mean any natural person, corporation, firm, partnership, limited liability company, limited liability partnership, firm, trust, association, government, governmental agency, Employee Benefit Plan or other entity, whether acting in an individual, fiduciary or other capacity.

          "PHYSICAL INVENTORY" - see SECTION 11.28.

          "PRIME RATE" shall mean the highest "prime rate" of interest reported, from time to time, by THE WALL STREET JOURNAL; PROVIDED, HOWEVER, that in the event that THE WALL STREET JOURNAL ceases reporting a "prime rate", the "Prime Rate" shall be determined from a comparable index chosen by Agent in good faith. The "Prime Rate" shall change effective on the date of the publication of any change in the applicable index by which such "Prime Rate" is determined.

          "PRIME RATE LOANS" shall mean Loans or the portion thereof which bear interest determined by reference to the Prime Rate.

          "PRIME RATE REVOLVING LOAN" shall mean a Revolving Loan which bears interest based on Prime Rate.

          "PRIME RATE REVOLVING MARGIN" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the Prime Rate applicable to the Prime Rate Revolving Loans, as determined by reference to
SECTION 4.1.

          "PRIME RATE TERM LOAN" shall mean that portion of a Term Loan which bears interest based on the Prime Rate.

          "PRIME RATE TERM MARGIN" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the Prime Rate applicable to the Prime Rate Term Loans, as determined by reference to SECTION 4.1.

          "PRO RATA SHARE" shall mean, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the amount of all of the Commitments.

          "PROPERTY" of a Person shall mean all types of real, personal or mixed property and all types of tangible or intangible property of such Person.

          "REAL ESTATE" of a Person shall mean the real property, mineral rights, leasehold or other interests in real property together with any purchase options and other rights related to such leaseholds or other interests owned, leased, used or operated now or hereafter by such Person, all Fixtures and personal property used in conjunction therewith and such Person's rights to leases, rents and profits with respect thereto.

          "REIMBURSEMENT OBLIGATIONS" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time, PLUS (b) the aggregate amount of all drawings under Letters of Credit for which the Issuing Bank has not at such time been reimbursed (either by Borrower, Agent or Lenders), PLUS (c) the aggregate amount of all payments made by each Lender to the Issuing Bank with respect to such Lender's participation in Letters of Credit as provided in SECTION 2.12 for which Borrower has not at such time reimbursed Lenders, whether by way of a Revolving Loan or otherwise.

          "RELATED DOCUMENTS" shall mean, collectively, the Notes, this Agreement, and the Collateral Documents, in each case as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof or thereof.

          "RELATED TRANSACTIONS" shall mean all transactions contemplated by this Agreement and the Related Documents, including, without limitation, the Loans and the granting by Borrower of Liens on the Collateral to secure the Liabilities.

          "REPORTABLE EVENT" shall have the meaning given to such term under
Section 4043 of ERISA or the regulations issued thereunder.

          "REQUIRED LENDERS" shall mean Lenders having fifty and one tenth of one percent (50.1%) or more of the total Commitments then in effect.

          "REQUIREMENT OF LAW" for any Person shall mean the corporate charter and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, ordinance or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its Property is subject.

          "REVOLVING COMMITMENT" - see SECTION 2.1(b).

          "REVOLVING LOANS" - see SECTION 2.1(b).

          "REVOLVING LOAN TERMINATION DATE" - see SECTION 2.1(b).

          "REVOLVING NOTES" - see SECTION 3.2.

          "SECURITY AGREEMENT" - see SECTION 9.6.

          "SETTLEMENT DATE" - see SECTION 2.3(e).

          "SOLVENCY AFFIDAVIT" shall mean the Affidavit of Solvency, dated as of the Closing Date, executed and delivered by the chief financial officer of Borrower in favor of Lenders.

          "SOLVENT" with respect to any Person on any date of determination (and, as applied to Borrower, after taking into account the consummation on the Closing Date of the Related Transactions), shall mean that (a) the fair saleable value of such Person's Property is in excess of the total amount of the present value of its Liabilities (including for purposes of this definition all liabilities, whether or not reflected on a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, liquidated or unliquidated, secured or unsecured, disputed or undisputed), (b) such Person is able to pay its debts or obligations in the ordinary course as they mature, and
(c) such Person has capital sufficient to carry on its business as conducted and as proposed to be conducted. In computing the amount of contingent, unliquidated or disputed liabilities at any time, such liabilities will be computed at the amount which, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. "SOLVENCY" shall have a correlative meaning.

          "STATED AMOUNT" shall mean, with respect to any Permitted LC and as of any date of determination, the maximum amount for which a draw or a demand for payment may then be made thereunder, whether or not such maximum amount is defined therein as the "Stated Amount" thereof.

          "STATUS" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

          "STOCK PLEDGE AGREEMENT" - see SECTION 9.6.

          "SUBSIDIARY" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors (or their equivalent under the laws of the jurisdiction of organization of such person) is, at the time any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by parent and one or more subsidiaries of the parent. Unless otherwise expressly provided or the context requires otherwise, all references herein to a "Subsidiary" shall mean a direct or indirect Subsidiary of Borrower.

          "TERM LOANS" - see SECTION 2.1(a).

          "TERM COMMITMENT" - see SECTION 2.1(a).

          "TERM NOTES" - see SECTION 3.1.

          "TEST COUNT RESERVE" shall mean 5% of the book value of the then existing Eligible Inventory (the book value of Eligible Inventory to be determined at the lower of cost (determined on a first-in, first-out ("FIFO") basis) or market) of Borrower; provided that such Test Count Reserve shall be adjusted by Agent at its discretion, based upon the results of future field examinations of Borrower's inventory by Agent; further provided that such Test Count Reserve shall be eliminated after Agent is satisfied, in its discretion, that based upon such results of future field examinations there are no material test count variances.

          "TOTAL FIXED CHARGES" shall mean, for any period, the sum of (a) all scheduled payments of cash interest or principal on account of Indebtedness of Borrower and its Subsidiaries on a consolidated basis, including any and all penalties, premiums, prepayment fees or the like thereon (including without limitation any scheduled payments on the Term Loan, but excluding Excess Cash Flow Payments) with respect to such period, PLUS (b) all cash amounts paid by Borrower with respect to such period (i) to purchase, redeem or otherwise acquire any of Borrower's Equity Interests, or (ii) in respect of the purchase of or satisfaction of any principal installment or any Indebtedness of any Affiliate of Borrower and its Subsidiaries on a consolidated basis. For purposes of the foregoing, "scheduled payments" shall not include repayments of Revolving Loans pursuant to SECTION 7.3.

          "TOTAL REVOLVING AND LC EXPOSURE" shall mean, at any time, the sum of
(a) the LC Exposure, if any, at such time and (b) the then aggregate outstanding principal amount of all Revolving Loans.

          "UCC" - see SECTION 1.2.

          "UNAPPLIED INSURANCE OR CONDEMNATION PROCEEDS" shall mean Loss Proceeds which Agent may apply against the Liabilities in accordance with
SECTION 7.6.

          "UNMATURED EVENT OF DEFAULT" shall mean any event or condition which if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

          "WELFARE PLAN" shall mean any "employee welfare benefit plan", as such term is defined in Section 3(1) of ERISA.

          "WORKING CAPITAL" shall mean, at any date, the excess of Current Assets over Current Liabilities as at said date.

          SECTION 1.2 ACCOUNTING AND FINANCIAL DETERMINATIONS. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement or the Related Documents, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Agreement or such Related Document, in accordance with GAAP; PROVIDED, HOWEVER, that if any change in generally accepted accounting principles from those applied in the preparation of the financial statements referred to in SECTION 10.3 is occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), the initial announcement of which change is made after the Closing Date, results in a change in the method of calculation of financial covenants, standards or terms found in SECTIONS 1 or 11, then the parties hereto agree to enter into good faith negotiations in order to amend such provisions so as to reflect such changes with the desired result that the criteria for evaluating Borrower's financial condition shall be the same after such changes as if such changes had not been made; and PROVIDED, FURTHER, that until such time as the parties hereto agree upon such amendments, such financial covenants, standards and terms shall be construed and calculated as though such change had not taken place. When used herein, the term "financial statement" shall include the notes and schedules thereto, if any. All other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided in Article 9 of the Uniform Commercial Code of the State of Illinois (the "UCC") to the extent the same are used or defined therein. All determinations of the book value of Inventory contemplated hereby shall be at the lower of cost (on a first-in, first-out basis) or market.

          SECTION 1.3 CROSS REFERENCES; HEADINGS; ETC. The words "hereof", "herein" and "hereunder" and words of a similar import when used in this Agreement or in any of the Related Documents shall refer to this Agreement or such Related Document as a whole and not to any particular provision of this Agreement or such Related Document. Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified. Any reference in any Section or definition to any clause is, unless otherwise specified, to such clause of such Section or definition. Any reference to any gender in this Agreement or any of the Related Documents includes each other gender and any singular number includes the plural number and vice versa. The various headings in this Agreement and the Related Documents are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such Related Document or any provision hereof or thereof.

          SECTION 2 COMMITMENTS OF LENDERS; LOAN REQUESTS; REDUCTION OR TERMINATION OF THE COMMITMENTS; PREPAYMENTS; MAKING OF PAYMENTS; SETOFF.

          SECTION 2.1 COMMITMENTS. Subject to the terms and conditions of this Agreement, each Lender agrees to, severally on its own behalf and not jointly with any other Lender:

          (a) TERM COMMITMENT. Make a loan to Borrower on the Closing Date in the amount of such Lender's Pro Rata Share of $13,000,000 (each such loan is herein called a "TERM LOAN" and all such loans are herein collectively called the "TERM LOANS"). The foregoing commitment of Lenders is herein called the "TERM COMMITMENT."

          (b) REVOLVING COMMITMENT. Make loans to Borrower (each such loan is herein called a "REVOLVING LOAN" and all such loans are herein collectively called the "REVOLVING LOANS") on a revolving basis from time to time before June 15, 2004 (herein called the "REVOLVING LOAN TERMINATION DATE") in such amounts as Borrower from time to time may request up to such Lender's Pro Rata Share of $7,000,000 (the foregoing commitment of Lenders, as it may be reduced in accordance with the terms hereof from time to time, is herein called the "REVOLVING COMMITMENT"), less all reductions in the amount of the Revolving Commitment pursuant to SECTION 2.6(a), PROVIDED, HOWEVER, that Lenders shall not be required to make any Revolving Loan if, after giving effect to such Revolving Loan, Total Revolving and LC Exposure would exceed the lesser of (i) the amount of the Revolving Commitment then in effect or (ii) the Borrowing Base at such time.

          Agent reserves the right in its reasonable business judgment with respect to the Borrowing Base, on at least ten (10) Business Days' prior written notice to Borrower, to (i) adjust any eligibility criteria or establish new eligibility criteria, (ii) modify the advance rates against Eligible Accounts and Eligible Inventory and (iii) establish reserves against Borrowing Availability.

          (c) LETTER OF CREDIT COMMITMENT. To the extent of Borrowing Availability, upon the request of Borrower, Agent may (on behalf of each Lender according to such Lender's Pro Rata Share) issue or arrange for the issuance of LC Guaranties or Letters of Credit for the account of

Borrower. Each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Agent, without recourse, representation or warranty, an individual participation interest equal to its Pro Rata Share of the amount of such LC Guaranty and each draw paid by the Issuing Bank under the Letter of Credit issued in connection therewith. Each Lender's obligation to pay its Pro Rata Share of all draws under the Letters of Credit issued in connection with each LC Guaranty shall be absolute, unconditional and irrevocable and in each case shall be made without counterclaim or set-off by such Lender and shall be made irrespective of whether an Unmatured Event of Default or Event of Default shall have occurred and be continuing at the time. The aggregate maximum amount of Letters of Credit subject to LC Guaranties shall not at any time exceed $2,000,000. The foregoing commitment of Lenders is herein called the "LETTER OF CREDIT COMMITMENT."

          SECTION 2.2 REVOLVING LOAN TERMINATION DATE. This Agreement shall expire on the Revolving Loan Termination Date; PROVIDED that all of Lenders' and Agent's rights and remedies under this Agreement shall survive such termination until all of the Liabilities have been finally paid in full in cash. In addition, this Agreement may be terminated as set forth in SECTION 13.2. Upon the effective date of termination, all of the Liabilities shall become immediately due and payable without notice or demand notwithstanding any terms contained herein or in any Note to the contrary. Notwithstanding any termination of this Agreement, until (i) all of the Liabilities except unmatured contingent Liabilities (other than those Liabilities described in CLAUSES (ii) and (iii) below) for which no claim has been asserted shall have been paid in full in cash, (ii) each LC Guaranty shall have been terminated and (iii) Borrower shall have provided to Agent security on terms reasonably satisfactory to the Required Lenders with respect to any pending or overtly threatened action against any Person which would entitle any Lender to make a claim against Borrower for indemnification under SECTION 14.5, Borrower shall remain bound by the terms of this Agreement and Agent shall be entitled to retain its Liens on the Collateral.

          SECTION 2.3    LOAN REQUESTS.

          (a) With respect to borrowings consisting of Prime Rate Loans, Borrower shall give notice to Agent of each proposed borrowing by 10:00 a.m. Chicago time on the proposed Funding Date of such borrowing. Loans made on any Funding Date shall be in an aggregate minimum amount of $95,000 and integral multiples of $5,000 in excess thereof.

          (b) With respect to borrowings consisting of LIBOR Rate Loans, Borrower shall deliver to Agent written notice of each such proposed borrowing substantially in the form set forth in EXHIBIT B (each a "Notice of LIBOR Activity") by 10:00 a.m. Chicago time at least three (3) Business Days prior to, but in any event no more than five (5) Business Days prior to, the proposed date of such borrowing. LIBOR Rate Loans shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess thereof (or in such other amount as Agent shall permit as shall be evidenced by the making of such LIBOR Rate Loan by Lenders).

          (c) Each notice given pursuant to this SECTION 2.3 shall be irrevocable and Borrower shall be bound to make a borrowing in accordance therewith. Subject to receipt by Agent of the documents required under SECTION 12 with respect to a borrowing and the satisfaction of all other conditions precedent to such borrowing set forth in this Agreement, on the requested Funding Date, Lenders shall pay over their Pro Rata Share of such funds by wire transfer to the Master Account (except that, with respect to the initial Loans, disbursement shall be according to instructions to be agreed upon by Agent and Borrower on or prior to the Closing Date). Such notice shall be in writing or by Electronic Notice and, if by Electronic Notice, shall be confirmed in writing on or before the fifteenth (15) Business Day of the first calendar month following the date of such borrowing by delivery of a Borrowing Certificate to Agent. Each such notice shall specify the date, amount and type of borrowing. "ELECTRONIC NOTICE" shall mean notice sent via facsimile to Agent. No Lender Party shall incur any liability to Borrower in acting upon any Electronic Notice referred to above which such Lender Party believes in good faith to have been given by a duly authorized officer or other persons authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this SECTION 2.3 and, upon funding of any Loans by a Lender in accordance with this Agreement pursuant to any such Electronic Notice, Borrower shall have effected a Loan hereunder.

          (d) Except as provided in SECTION 2.3(e) (which provides for the settlement by Agent of Revolving Loans made, and payments thereon on a weekly basis at Agent's discretion to avoid daily settlements between Lenders), on or prior to 11:00 a.m. (Chicago time) on each Business Day on which it is asked to make an advance with respect to Loans, Agent shall advise each Lender by telephone or facsimile transmission of the requested Funding Date, the amount of such advance and the amount of such Lender's Pro Rata Share thereof. Each Lender shall pay to Agent the amount of such Lender's Pro Rata Share of such advance prior to 11:00 a.m. (Chicago time) on the proposed Funding Date. Except as provided in SECTION 2.3(e) and provided that each Lender has made all payments required to be made by it hereunder, on or prior to 11:00 a.m. (Chicago time) on the next Business Day after receipt by Agent of any payments of principal with respect to the Loans and interest, fees and other amounts with respect to the Liabilities (the "DAILY SETTLEMENT DATE"), Agent shall pay to each Lender the amount of such Lender's Pro Rata Share of such payments. If any payment from any Lender to Agent or from Agent to any Lender is not, in fact, made by the party from whom payment is due, the other party shall be entitled to recover such corresponding amount on demand (which demand shall be promptly made) together with interest thereon at the Federal Funds Rate, for each day from the Funding Date or Daily Settlement Date on which such amount was due until such amount is paid.

          (e) Agent on behalf of Lenders may (but shall not be obligated to) make Revolving Loans and receive and retain payments on the Revolving Loans in accordance with this SECTION 2.3(e) without notice to, or settlement with, Lenders; PROVIDED, Agent shall settle the amount of the Revolving Loans with Lenders at least once a week as follows:

          The amount of each Lender's Pro Rata Share of outstanding Revolving Loans shall be computed weekly (or more frequently in Agent's discretion) and shall be adjusted upward or downward on the basis of the amount of outstanding Revolving Loans as of 3:00 p.m. Chicago time on the last Business Day of the period specified by Agent (such date being referred to as the "SETTLEMENT DATE"). Agent shall deliver to each of Lenders promptly after any Settlement Date a summary statement of the amount of outstanding Revolving Loans for such period. Lenders shall transfer to Agent, or, subject to SECTION 2.12.6, Agent shall transfer to Lenders, such amounts as are necessary so that (after giving effect to all such transfers) the amount of the Revolving Loans made by each Lender shall be equal to such Lender's Pro Rata Share of the aggregate amount of the Revolving Loans outstanding as of such Settlement Date. If the summary statement is received by Lenders prior to 10:00 a.m. Chicago time on any Business Day, each Lender shall make the transfers described above in immediately available funds no later than 12:00 noon Chicago time on the day such summary statement was received; and if such summary statement is received by Lenders after 10:00 a.m. Chicago time on such day, each Lender shall make such transfers no later than 12:00 noon Chicago time on the next succeeding Business Day. The obligation of each of Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to or warranty by Agent. Each of Agent and Lenders agree to mark their respective books and records on the Settlement Date to show at all times the dollar amount of their respective Pro Rata Shares of the outstanding Revolving Loans. To the extent that the settlement described above shall not yet have occurred, upon repayment of any part of the Revolving Loans by Borrower, Agent may first apply such amounts repaid directly to the amounts made available by Agent pursuant to this SECTION 2.3(e).

          Because Agent on behalf of Lenders may be advancing and/or may be repaid all or a portion of the Revolving Loans prior to the time when Lenders will actually advance and/or be repaid all or a portion of Revolving Loans, interest with respect to the Revolving Loans shall be allocated by Agent to each Lender and Agent in accordance with the amount of the Revolving Loans actually advanced by and repaid to each Lender and Agent and shall accrue from and including the date such Revolving Loans are so advanced to but excluding the date such Revolving Loans are either repaid by Borrower in accordance with
SECTION 7.3 or actually settled by the applicable Lender as described in this
SECTION 2.3(e).

          SECTION 2.4 CERTAIN WAIVERS. Except for notices expressly required to be given to Borrower by Agent or any Lender under this Agreement, Borrower waives notice of the creation of any of the Liabilities and all other notices whatsoever to Borrower with respect to the Liabilities.

          SECTION 2.5    CERTAIN MANDATORY AND PERMITTED PREPAYMENTS OF THE
LOANS.

          (a) The aggregate principal balance of the Term Loans shall be payable to Agent, for the benefit of Lenders, in nineteen (19) quarterly installments on the 15th day of January, April, July and October of each year, commencing October 15, 1999, and one final installment on June 15, 2004, as follows:


          PAYMENT DATE (ALL DATES ARE INCLUSIVE)                    AMOUNT OF EACH INSTALLMENT
          --------------------------------------                    --------------------------


                                      26

          October 15, 1999 through July 15, 2002                             $583,333

          October 15, 2002 through April 15, 2004, and June 15, 2004         $750,000

; provided, however, the June 15, 2004 payment shall in any event be sufficient to repay the outstanding principal balance of the Term Loans in full.

          (b) In addition, on the date (each a "PAYMENT DATE") as to each Fiscal Year of Borrower which is the earlier of one hundred and twenty (120) days after the end of such Fiscal Year or ten (10) days after the date on which Agent receives the Annual Report for such Fiscal Year, commencing with the first such date with respect to a Fiscal Year ending after the date hereof, Borrower shall make a payment (the "EXCESS CASH FLOW PAYMENT") of principal on the Term Loans in addition to the other payments on the Term Loans required to be made pursuant to this Agreement or the Term Notes in an amount equal to 50% of "Excess Cash Flow" (as hereinafter defined) of Borrower for such Fiscal Year.
As used herein, the term "EXCESS CASH FLOW" shall mean EBITDA minus Total Fixed Charges minus Net Capital Expenditures minus taxes paid or payable in cash plus any decrease in Working Capital minus any increase in Working Capital. Each Excess Cash Flow Payment shall be applied to reduce the remaining regularly scheduled principal installments of the Term Loans in inverse order of their maturity.

          (c) Additionally, (i) upon receipt by Borrower of any Unapplied Insurance or Condemnation Proceeds, the proceeds of key-man life insurance which has been assigned to Agent, Asset Sale Proceeds or Debt Sale Proceeds, Borrower shall make a mandatory prepayment of the Term Loans in the amount thereof, subject to Agent's right to otherwise apply such payments after the occurrence and during the continuance of an Event of Default; and (ii) upon receipt by Borrower of any Equity Sale Proceeds, Borrower shall make a mandatory prepayment of (subject to Agent's right to otherwise apply such payments after the occurrence and during the continuance of an Event of Default):(X) the Revolving Loans to the limited extent necessary to fully prepay all Revolving Loans or, if less, in such amount so that Borrowing Availability after giving effect thereto equals $3,000,000 and (Y) to the extent of any balance of any Equity Sale Proceeds after the application to the Revolving Loans to the extent provided in the preceding clause (X), the Term Loan; PROVIDED, HOWEVER, if at the time of receipt of such Equity Sale Proceeds, no Event of Default has occurred and is continuing and the Debt to EBITDA Ratio is less than 1.75 to 1.0 and greater than or equal to 1.0 to 1.0 as of the last day of the Fiscal Quarter of Borrower as to which Agent has received the financial statements of Borrower provided pursuant to SECTION 11.1 then the amount of such mandatory prepayment on the Term Loans shall be 50% of the amount of such Equity Sale Proceeds remaining after application to the Revolving Loans pursuant to the preceding clause (X) and, FURTHER, PROVIDED, HOWEVER, if such ratio is less than 1.0 to 1.0 then no such prepayment on the Term Loans from Equity Sale Proceeds need be made. Each such payment provided for in this SECTION 2.5(c) shall be accompanied by accrued interest on such principal amount, and by amounts payable under SECTION 4.4(f), if any. Each such payment on the Term Loans provided for in this SECTION 2.5(c) shall be applied to reduce the remaining regularly scheduled principal installments of the Term Loans in inverse order of their maturity.

          (d) In addition to the mandatory repayments of the Term Loans under CLAUSES (a), (b), and (c) above, Borrower may voluntarily from time to time on at least five Business Days' prior written irrevocable notice to Agent prepay the Term Loans in whole or in part. Each such voluntary prepayment of the Term Loans, if in part, shall be in an aggregate amount of at least $500,000 and an integral multiple of $100,000. Each such partial prepayment shall be applied to reduce the remaining regularly scheduled principal installments of the Loan to be prepaid pro rata. Each such payment shall be accompanied by accrued interest on such principal amount, and amounts payable under SECTION 4.4(f), if any.

          SECTION 2.6 VOLUNTARY PREPAYMENT OF REVOLVING LOANS; VOLUNTARY REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT.

          (a) Borrower may voluntarily from time to time on at least five Business Days' prior written irrevocable notice to Agent permanently reduce the Revolving Commitment in whole or in part. If in part, any such reduction to be in an aggregate amount of at least $500,000 and an integral multiple of $100,000.

          (b) Without permanently reducing the Revolving Commitment as provided in CLAUSE (a) above, Borrower may voluntarily from time to time on at least one Business Days' prior written irrevocable notice to Agent prepay the Revolving Loans in whole or in part. Each such voluntary prepayment of the Revolving Loans, if in part, shall be in an aggregate amount of at least $500,000 and an integral multiple of $100,000. Each such payment shall be accompanied by accrued interest on such principal amount, and amounts payable under SECTION 4.4(F).

          SECTION 2.7    MANDATORY PREPAYMENTS ON REVOLVING LOANS.

          (a) Concurrently with each reduction (including any termination) of the Revolving Commitment (whether pursuant to SECTION 2.6(a) or otherwise), Borrower shall make a mandatory prepayment of Revolving Loans outstanding in the amount, if any, by which (i) the Total Revolving and LC Exposure exceeds (ii) the then reduced amount of the Revolving Commitment. In addition, if at any time (x) the Total Revolving and LC Exposure shall exceed (y) the Borrowing Base, Borrower shall make a mandatory prepayment of the Revolving Loans in the aggregate amount of such excess. Each such payment shall be accompanied by accrued interest on such principal amount, and amounts payable under SECTION 4.4(f), if any.

          (b) If at any time the aggregate Total Revolving and LC Exposure exceeds the Borrowing Base, then Borrower immediately shall make a mandatory prepayment of Revolving Loans outstanding in the aggregate amount of such excess and each such payment shall be accompanied by accrued interest on such principal amount and amounts payable under SECTION 4.4(f), if any. If any excess remains after payment in full of the outstanding Revolving Loans, Borrower shall immediately cash collateralize the LC Exposure in accordance with SECTION 13.2 to the extent necessary to eliminate such remaining excess.

          SECTION 2.8    [Intentionally Omitted]

          SECTION 2.9 MAKING OF PAYMENTS. All payments of principal of, or interest on, the Notes and of all fees and other Liabilities shall be made by Borrower to Agent in immediately available Dollars. All such payments shall be made to Agent's Account No. 2358874 at LaSalle National Bank, ABA #071000505 (or such other account as Agent may from time to time specify), not later than 11:30 a.m. Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by Agent on the next following Business Day. Anything in this Agreement to the contrary notwithstanding, under no circumstances shall receipt by Master Account Bank of funds of Borrower into the Master Account or the holding of funds therein constitute repayment of Loans, or entitle Borrower to interest thereon.

          SECTION 2.10 DUE DATE EXTENSION. If any payment of principal, interest or fees with respect to any of the Loans falls due on a Saturday, Sunday or other day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional interest and fees shall accrue and be payable for the period of such extension.

          SECTION 2.11 SET OFF AND SHARING OF PAYMENTS. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, at any time (a) any payment or amount owing by Borrower under or in connection with this Agreement or the Related Documents is then due to any one or more of Agent and Lenders or any such holder of a Note, and (b) upon the occurrence and during the continuance of any Event of Default, Agent, each Lender, Master Account Bank (as agent of Agent and each Lender) and each holder of any Note is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower (regardless of whether such balances are then due to Borrower) and any other property at any time held or owing by Agent, that Lender, Master Account Bank (as agent of Agent and each Lender) or that holder to or for the credit or for the account of Borrower against and on account of any of the Liabilities which are not paid when due; PROVIDED that neither Agent nor any Lender shall exercise any such right without giving prior written notice to Agent. Any Lender or holder of any Note having a right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the Liabilities, purchase for cash (and the other Lenders or holders shall sell) participations in each such other Lender's or holder's Pro Rata Share of the Liabilities as would be necessary to cause such Lender to share such excess with each other Lender or holder in accordance with their respective Pro Rata Shares. Borrower agrees, to the fullest extent permitted by law, that (i) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Liabilities and may sell participations in such excess to other Lenders and holders and (ii) any Lender or holder so purchasing a participation in the Loans made or other Liabilities held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of Loans and other Liabilities in the amount of such participation.

          SECTION 2.12   CERTAIN MATTERS RELATING TO LETTERS OF CREDIT.

          2.12.1 ISSUANCE OF LETTERS OF CREDIT. Agent and Lenders shall not be obligated to issue an LC Guaranty or cause an Issuing Bank to issue any Letter of Credit for the account of Borrower if at the time of such requested issuance:

          (a) The face amount of such requested Letter of Credit (i) when added to the Reimbursement Obligations then outstanding, would cause LC Exposure to exceed $2,000,000, (ii) when added to the aggregate outstanding principal amount of Revolving Loans and all Reimbursement Obligations then outstanding would cause Total Revolving and LC Exposure to exceed the Borrowing Base then in effect or (iii) when added to the aggregate outstanding principal amount of Revolving Loans and all Reimbursement Obligations then outstanding would cause Total Revolving and LC Exposure to exceed the Revolving Commitment; or

          (b) Any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or Agent or any Lender from issuing an LC Guaranty or any Requirement of Law applicable to Agent, any Lender or the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Agent, Lenders or the Issuing Bank shall prohibit, or request that Agent or the Issuing Bank refrain from, the issuance of guaranties or letters of credit generally or such Letter of Credit or LC Guaranty in particular or shall impose upon Agent, any Lender or the Issuing Bank with respect to such Letter of Credit or LC Guaranty any restriction or reserve or capital requirement (for which Agent or such Lender or the Issuing Bank is not otherwise compensated) not in effect as of the date of this Agreement, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to Agent, Lenders or the Issuing Bank as of the Closing Date; or

          (c) A default of any Lender's obligations to fund exists, unless Agent and the Issuing Bank have entered into satisfactory arrangements with Borrower to eliminate Agent's and the Issuing Bank's risk with respect to such Lender, including cash collateralization of such Lender's Pro Rata Share of the Reimbursement Obligations; or

          (d) Any of the conditions set forth in SECTION 12 shall not have been satisfied or waived in writing.

          2.12.2 TERMS OF LETTERS OF CREDIT. The Letters of Credit shall be in a form satisfactory to the Issuing Bank and Lenders and consistent with the provisions of this Agreement. At the time of issuance, the amount and the terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by Agent and Borrower. In no event may the term of any standby Letter of Credit issued hereunder (or the term of any renewal or extension thereof) exceed 360 days nor the term of any documentary Letter of Credit exceed 120 days, and all Letters of Credit issued hereunder shall expire no later than the date that is three (3)

Business Days prior to the Revolving Loan Termination Date. In addition to all other terms and conditions set forth in this Agreement, the issuance by Agent of any LC Guaranty shall be subject to the conditions precedent that the Issuing Bank be satisfactory to Agent and that the Letter of Credit for which Borrower requests a LC Guaranty be in such form, contain such terms and support such transactions as are reasonably satisfactory to Agent. Borrower shall comply with all such terms and conditions imposed by any Issuing Bank or by Agent with respect to the issuance of any Letter of Credit, whether such terms and conditions are imposed in the application for such Letter of Credit, the LC Guaranty with respect to such Letter of Credit or otherwise.

          2.12.3 LENDERS' PARTICIPATION. Immediately upon issuance or amendment by Agent of any LC Guaranty in accordance with the procedures set forth in this Agreement, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Agent, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share in the liability with respect to such LC Guaranty and the related Letter of Credit (including, without limitation, all obligations of Borrower with respect thereto to Agent, other than amounts owing to the Issuing Bank consisting of Issuing Bank Fees) and any security therefor or guaranty pertaining thereto.

          2.12.4 NOTICE OF ISSUANCE. Whenever Borrower desires the issuance of a Letter of Credit, Borrower shall deliver to Agent an LC Guaranty Request (as hereinafter defined) no later than 1:00 P.M. Chicago time at least three (3) Business Days in advance of the proposed date of issuance of any Letter of Credit. The transmittal by Borrower of each LC Guaranty Request shall be deemed to be a representation and warranty by Borrower that the Letter of Credit may be issued in accordance with and will not violate any of the requirements of
SECTION 12. Prior to the date of issuance of each Letter of Credit, Borrower shall provide to Agent a precise description of the documents and the text of any certificate to be presented by the beneficiary of such Letter of Credit which if presented by such beneficiary on or prior to the expiration date of the Letter of Credit would require the Issuing Bank to make payment under the Letter of Credit. Agent, in its reasonable judgment, may require changes in any such documents and certificates. No Letter of Credit shall require payment against a conforming draft to be made thereunder prior to the second business day after the date on which such draft is presented, together with all documents and/or certificates required to be presented in connection therewith under the terms of the applicable Letter of Credit.

          2.12.5 PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse Agent, on behalf of Lenders, for any amounts paid by Lenders with respect to each LC Guaranty including all amounts paid by Lenders upon any draw with respect to a Letter of Credit, any guaranty or reimbursement obligation paid by Lenders to any Person upon any draw upon a Letter of Credit and all fees, costs and expenses paid by Lenders to any Issuing Bank. All such reimbursement obligations shall be due and payable on demand. In the event of any drawing under any Letter of Credit by the beneficiary thereof, Borrower shall give notice to be received by Agent on the Business Day prior to the Business Day on which such drawing is payable if Borrower intends to reimburse the Issuing Bank for the amount of such drawing with funds other than the proceeds of Loans. Such notice from Borrower shall be irrevocable and, if given, Borrower shall reimburse the Issuing Bank not later than the close of business Chicago time on the day on which such drawing is honored in an amount in immediately available funds equal to the amount of such drawing. If Agent shall not have timely received such notice (i) Borrower shall be deemed to have timely requested the making of Revolving Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in SECTION 12 and the other terms and conditions of Revolving Loans contained herein, Agent shall notify Lenders thereof, and Lenders shall, on the date of such drawing, make Revolving Loans in the amount of their Pro
Rata Share of such drawing, the proceeds of which shall be applied directly by Agent to reimburse the Issuing Bank for the amount of such drawing or payment. If for any reason, proceeds of such Loans are not received by Agent on such date in an amount equal to the amount of such drawing, Borrower shall be obligated to and shall (without prejudice to any rights of Borrower against any Lenders who fail to fund such Loans) reimburse Agent, on the business day (under the laws of the jurisdiction of the Issuing Bank) immediately following the date of such drawing, in an amount in immediately available funds equal to the excess of the amount of such drawing over the amount of such Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in SECTION 4.2. Each Lender acknowledges and agrees that its obligation to reimburse Agent pursuant to this SECTION
2.12.5 is absolute and unconditional and shall not be affected by any circumstance whatsoever including the occurrence or continuance of an Unmatured Event of Default or an Event of Default, and further acknowledges and agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          2.12.6 PAYMENT BY LENDERS. In the event that Borrower does not reimburse Agent for the full amount of any drawing pursuant to SECTION 2.12.5 , Agent shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Unless Agent shall have so elected, each Lender shall make available to Agent an amount equal to such Lender's respective participation in immediately available funds, not later than 1:00 P.M. Chicago time on the Business Day after the date notified by Agent. In addition, in the event that any Lender fails to make available to Agent the amount of any such Lender's participation in such LC Guaranty as provided in this SECTION 2.12.6, Agent may, but shall not be obligated to, fund the amount of such Lender's participation in such LC Guaranty and recover such amount on demand from such Lender. In the event that any Lender fails to make available to Agent the amount of such Lender's participation in such LC Guaranty as provided in this SECTION 2.12.6, and Agent does not elect to fund to the Issuing Bank such defaulting Lender's participation in such LC Guaranty as provided in the immediately preceding sentence, Agent shall be entitled to recover such amount on demand from such Lender together with interest at the Prime Rate. Agent shall distribute to each other Lender which has paid all amounts payable by it under this SECTION 2.12.6 with respect to any Letter of Credit such other Lender's Pro Rata Share of all payments subsequently received by Agent from Borrower in reimbursement of payments made by Agent under such Letter of Credit when such payments are received.

          2.12.7 ISSUING BANK. As between Borrower, the Issuing Bank, Agent and each Lender, Borrower assumes all risks of the acts and omissions of the Issuing Bank, or misuse of the LC Guaranties or Letters of Credit by the respective beneficiaries of such LC Guaranties and Letters of Credit. In furtherance and not in limitation of the foregoing, neither Agent nor any of Lenders shall be responsible (a) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under such LC Guaranties or Letters of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such LC Guaranty or Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (c) for failure of the beneficiary of any such Letter of Credit to strictly comply with conditions required in order to draw upon such Letter of Credit, (d) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise, whether or not they be in cipher, (e) for errors in interpretation of technical terms, (f) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing or request a payment under any such LC Guaranty or Letter of Credit, or of the proceeds thereof, (g) for the misapplication by the beneficiary of any such LC Guaranty or Letter of Credit, of the proceeds of any drawing honored or payment under such LC Guaranty or Letter of Credit, and (h) for any consequences arising from causes beyond the control of the Issuing Bank, Agent or Lenders, except, in each case, as the result of the gross negligence or willful misconduct of the Issuing Bank. None of the abve shall affect, impair, or prevent the vesting of any of Agent's rights or powers hereunder. In furtherance and extension of, and not in limitation of, the specific provisions hereinabove set forth, Borrower hereby agrees that any action taken or omitted by Agent or any Lender or any Issuing Bank under or in connection with any LC Guaranty or Letter of Credit or any related certificates, or the Collateral relating thereto, if taken or omitted in good faith, shall be binding on Borrower and shall not impose any resulting liability on Agent or any Lender or relieve Borrower of any of its obligations hereunder to any such Person.

          2.12.8 OBLIGATIONS ABSOLUTE. The obligations of Borrower to reimburse Agent and Lenders for payments made under the LC Guaranty or in connection with any Letter of Credit and the obligations of Lenders under
SECTION 2.12 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

          (a)  any lack of validity or enforceability of any Letter of Credit;

          (b) the existence of any claim, set-off, defense or other right which Borrower or any Affiliate of Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit or LC Guaranty (or any Persons or entities for whom any such beneficiary or transferee may be acting), the Issuing Bank, Agent any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which such LC Guaranty was procured);

          (c) any draft, demand, certificate or any other documents presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (d) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Related Documents;

          (e) payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

          (f) failure of any drawing under a Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of any drawing;

          (g) any draft, demand, certificate or any other document presented under any LC Guaranty proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (h) payment by Agent or any Lender under any LC Guaranty against presentation of a demand, draft or certificate or other document which does not comply with the terms of such LC Guaranty; PROVIDED that, in the case of any payment by Agent or any Lender under such LC Guaranty, such Person has not acted with gross negligence or wilful misconduct as determined by a final judgment, not subject to review on appeal, of a court of competent jurisdiction in determining that the demand for payment under any LC Guaranty complies on its face with any applicable requirements for a demand for payment under such LC Guaranty;

          (i) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

          (j) the fact that an Unmatured Event of Default or an Event of Default shall have occurred and be continuing;

PROVIDED, HOWEVER, that Borrower shall have no obligation to reimburse the Issuing Bank, and Lenders shall have no obligation under SECTION 2.12, in the event of the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of such Letter of Credit.

          2.12.9 AGENT'S EXECUTION OF APPLICATIONS AND OTHER ISSUING BANK DOCUMENTATION; RELIANCE ON CREDIT AGREEMENT BY ISSUING BANK. Agent shall be authorized to execute, deliver and perform on behalf of Lenders such LC Guaranties, letter of credit applications, shipping indemnities, letter of credit modifications and consents and other undertakings for the benefit of the Issuing Bank as may be reasonably necessary or appropriate in connection with the issuance or modification of Letters of Credit requested by Borrower hereunder.
          2.12.10 CASH COLLATERAL. Upon demand by Agent or the Required Lenders after the occurrence of any Event of Default, Borrower shall deposit with Agent for the benefit of Lenders with respect to each Letter of Credit then outstanding, promptly upon such demand, cash or Cash Equivalents in an amount equal to 110% of the greatest amount for which such Letter of Credit may be drawn. Such deposit shall be held by Agent for the benefit of the Issuing Bank and the other Lenders as security for, and to provide for the payment of, outstanding Letters of Credit.

          2.12.11 INDEMNIFICATION. In addition to amounts payable as elsewhere provided herein and to the provisions of SECTION 14.5, Borrower hereby agrees to indemnify, exonerate and hold each Lender Party free and harmless from and against any and all claims, demands, actions, causes of action, suits, losses, costs (including attorneys' fees and disbursements), charges, liabilities and damages, and expenses in connection therewith (irrespective of whether such Person is a party to the action for which indemnification hereunder is sought) which such Lender Party incurs or is subject to as a consequence, directly or indirectly, of (a) the issuance of any LC Guaranty or Letter of Credit, other than as a result of the gross negligence or willful misconduct of such Person as determined by a court of competent jurisdiction, or (b) the failure of any Lender or Agent to honor a demand under a Letter of Credit or LC Guaranty as a result of any act or omission relating to a Letter of Credit or LC Guaranty, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (herein all such acts or omissions being called "GOVERNMENTAL ACTS"). Borrower's unconditional obligations to Agent and Lenders hereunder shall not be modified or diminished for any reason or in any manner whatsoever. Borrower agrees that any charges made to Agent or Lenders for Borrower's account by any Issuing Bank shall be conclusive as between such Persons and Borrower and may be charged to the Loan Account. All obligations under this SECTION 2.12.11 shall survive termination of this Agreement.

          The Issuing Bank shall not be liable for any error, negligence, or mistake, whether omission or commission, in following Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for the Issuing Bank's gross negligence or wilful misconduct.

          SECTION 2.13 LOAN ACCOUNT. Agent shall maintain a loan account ("LOAN ACCOUNT") on its books in which shall be recorded (a) all Loans and advances made to Borrower pursuant to this Agreement, (b) the issuance of all LC Guaranties, (c) all payments made by Borrower on all Loans and (d) all other appropriate debits and credits as provided in this Agreement including all fees, charges, expenses and interest. The failure so to record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the actual obligations of Borrower hereunder or under the Notes to repay the principal amount of all Loans together with all interest accruing thereon. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. Borrower shall pay the Liabilities reflected as owing by it under the Loan Account (absent manifest error or omission) and all other Liabilities hereunder as such amounts become due or are declared due pursuant to the terms of this Agreement. So long as an Unmatured Event of Default or an Event of Default shall have occurred and be continuing, Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent or any Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that each Lender shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times hereafter against the Liabilities in such manner as such Lender may deem advisable notwithstanding any previous entry by Agent upon the Loan Account or by Agent or such Lender on any other books and records.

          SECTION 2.14 STATEMENTS. All Loans and advances to Borrower, and all other debits and credits provided for in this Agreement, shall be evidenced by entries made by Agent in the Loan Account and in Agent's books and records showing the date, amount and character for each such debit or credit. Until such time as Agent shall have rendered to Borrower written statements of account as provided herein, the balance in the Loan Account, as set forth on Agent's most recent printout or other written statement, shall be rebuttably presumptive evidence of the amounts due and owing to each Lender by Borrower; PROVIDED that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's obligations to pay the Liabilities. Not more than twenty (20) days after the last day of each calendar month, Agent shall render to Borrower a statement setting forth the principal balance of the Loan Account and the calculation of interest and fees due thereon. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be presumed correct and binding upon Borrower, and shall constitute an account stated unless, within thirty (30) days after receipt of any statement from Agent, Borrower shall deliver to Agent in accordance with
Section 14.3 written objection thereto specifying the error or errors, if any, contained in such statement. In the absence of a written objection delivered to Agent as set forth in this SECTION 2.14, Agent's statement of the Loan Account shall be conclusive evidence of the amount of the Liabilities.

          SECTION 3 NOTES; RECORDKEEPING.

          SECTION 3.1 TERM NOTE. The Term Loan of each Lender shall be evidenced by a promissory note (herein, as from time to time supplemented, extended or replaced, called the "TERM NOTE") substantially in the form set forth in EXHIBIT C, with appropriate insertions, dated the date hereof, payable to the order of such Lender in the maximum principal amount of such Lender's Pro Rata Share of the Term Commitment.

          SECTION 3.2 REVOLVING NOTE. The Revolving Loans of each Lender shall be evidenced, in part, by a promissory note (herein, as from time to time supplemented, extended or replaced, called the "REVOLVING NOTE") substantially in the form set forth in EXHIBIT D, with appropriate insertions, dated the date hereof, payable to the order of such Lender in the amount of such Lender's Pro Rata Share of the maximum principal amount of the initial amount of the Revolving Commitment.

          SECTION 4 INTEREST.

          SECTION 4.1 INTEREST RATES. Subject to SECTION 4.3, Borrower hereby promises to pay interest on the outstanding principal amount of each Loan for the period commencing on the date thereof until such Loan is paid in full, at a rate per annum determined by reference to the Prime Rate or the LIBOR Rate, respectively. The applicable basis for determining the rate of interest shall be selected by Borrower at the time a borrowing is requested pursuant to SECTION
2.3 or at the time a Notice of LIBOR Activity is given pursuant to SECTION 4.3(B), as the case may be. If on any day any portion of any Loan is outstanding with respect to which notice has not been given to Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest thereon, then for that day, such portion of such Loan shall be a Prime Rate Loan and shall bear interest at a rate determined by reference to the Prime Rate. Subject to SECTION 4.3, (i) each Prime Rate Revolving Loan and LIBOR Rate Revolving Loan shall bear interest at a rate per annum determined as follows: (a) for each Loan constituting a Prime Rate Revolving Loan, then at the sum of the Prime Rate in effect from time to time PLUS the Prime Rate Revolving Margin; and (b) for each Loan constituting a LIBOR Rate Revolving Loan, then at the sum of the LIBOR Rate for the applicable Interest Period plus the LIBOR Rate Revolving Margin; and (ii) each Prime Rate Term Loan and LIBOR Rate Term Loan shall bear interest at a rate per annum determined as follows:
(a) for each Loan constituting a Prime Rate Term Loan, then at the sum of the Prime Rate in effect from time to time plus the Prime Rate Term Margin; or (b) for each Loan constituting a LIBOR Rate Term Loan, then at the sum of the LIBOR Rate for the applicable Interest Period plus the LIBOR Rate Term Margin.

          The Prime Rate Revolving Margin, the Prime Rate Term Margin, the LIBOR Rate Revolving Margin and the LIBOR Rate Term Margin will be 1.75%, 2.25%, 3.25% and 3.75% per annum, respectively, as of the Closing Date. Upon satisfaction of the criteria for Level II Status and five (5) days prior written notice from Borrower to Agent thereof, the Prime Rate Revolving Margin, the Prime Rate Term Margin, the LIBOR Rate Revolving Margin and the LIBOR Rate Term Margin will be determined in accordance with the applicable margin set forth in the following table for Level II Status. From and after Lenders' receipt of the Annual Report for Borrower's Fiscal Year ending December 31, 1999, the Prime Rate Revolving Margin, the Prime Rate Term Margin, the LIBOR Rate Margin and the LIBOR Rate Term Margin shall be determined in accordance with the following table based on Borrower's Status as reflected in the then most recent Annual Report or quarterly financial statements of Borrower delivered pursuant to SECTION 11.1(b) or (c):


                   PRIME RATE
                   ----------
                   REVOLVING                      LIBOR RATE
                   ---------       PRIME RATE     REVOLVING     LIBOR RATE
     STATUS          MARGIN       TERM MARGIN       MARGIN      TERM MARGIN
     ------          ------       -----------       ------      -----------
 Level I Status       1.75%           2.25%          3.25%          3.75%

 Level II Status      1.50%           2.00%          3.00%          3.50%


                                      37

 Level III Status     1.25%           1.75%          2.75%          3.25%

 Level IV Status      1.00%           1.50%          2.50%          3.00%

 Level V Status       0.75%           1.25%          2.25%          2.75%

Adjustments, if any, to the Prime Rate Revolving Margin, the Prime Rate Term Margin, the LIBOR Rate Revolving Margin, or the LIBOR Rate Term Margin will be made prospectively on a quarterly basis, commencing with the first day of the first calendar month that occurs more than five Business Days after Agent has received the applicable financial statements evidencing a change in status. If Borrower fails to deliver the applicable financial statements to Agent at the time required pursuant to SECTION 11.1, then, in addition to any other remedies provided for in this Agreement, the Prime Rate Revolving Margin, the Prime Rate Term Margin, the LIBOR Rate Revolving Margin and the LIBOR Rate Term Margin shall be the highest Prime Rate Revolving Margin, Prime Rate Term Margin, LIBOR Rate Revolving Margin and LIBOR Rate Term Margin, respectively, set forth on the foregoing table until the first day of the first calendar month following the delivery of such financial statements. If an Unmatured Event of Default or Event of Default shall have occurred and be continuing at the time any reduction in the Prime Rate Revolving Margin, the Prime Rate Term Margin, the LIBOR Rate Revolving Margin or the LIBOR Rate Term Margin is to be implemented, such reduction shall be deferred until the first day of the first calendar month following the date on which no Unmatured Event of Default or Event of Default shall exist.

          SECTION 4.2    DEFAULT INTEREST.

          (a) During any Default Interest Period, the unpaid principal amount of (i) all Loans shall bear interest at the rate per annum set forth in SECTION
4.1 as to such Liabilities, and (ii) all other Liabilities shall bear interest at the rate per annum applicable to Prime Rate Term Loans in each case PLUS 2% per annum (the rate described in this CLAUSE (a) being herein called the "DEFAULT RATE").

          (b) For purposes of this SECTION 4.2, the term "DEFAULT INTEREST PERIOD" shall mean a period of time (i) if an Event of Default under SECTIONS 13.1(a) or 13.1(e) occurs, commencing on the date on which such Event of Default occurs and ending on the date on which such Event of Default is waived, or (ii) if an Event of Default (other than under SECTION 13.1(a) or 13.1(e)) occurs, commencing on the date of written notice to Borrower from Agent of such occurrence and ending on the date such Event of Default is waived by the Required Lenders.

          SECTION 4.3    CONVERSION OR CONTINUATION.

          (a) Subject to the provisions of SECTION 4.4, Borrower shall have the option (i) to convert at any time all or any part of its outstanding Loans equal to $100,000 and integral multiples of $100,000 in excess of that amount (or in such other amount as Agent shall permit as shall be evidenced by the conversion of such Loan by Agent) from a Prime Rate Loan to a LIBOR Rate Loan for a specified Interest Period; (ii) to convert all or any part of its outstanding Loans equal to $100,000 and integral multiples of $100,000 in excess of that amount (or in such other amount as Agent shall permit as shall be evidenced by the conversion of such Loan by Agent) from LIBOR Rate Loans to Prime Rate Loans on the expiration date of any Interest Period applicable thereto; or (iii) upon the expiration of the Interest Period with respect to any LIBOR Rate Loans, to continue all or any portion of such Loans equal to $100,000 and integral multiples of $100,000 in excess of that amount (or in such other amount as Agent shall permit as shall be evidenced by the continuation of such Loan by Agent) as LIBOR Rate Loans for a specified Interest Period, and the succeeding Interest Period(s) of such continued Loans shall commence on the expiration date of the Interest Period applicable thereto; PROVIDED, HOWEVER, that, notwithstanding the foregoing, pursuant to SECTION 4.4(h), no outstanding Loan may be continued as, or be converted into, a LIBOR Rate Loan when any Event of Default or Unmatured Event of Default has occurred and is continuing.

          (b) In the event Borrower shall elect to convert or continue a Loan under SECTION 4.3(a), Borrower shall deliver to Agent a written Notice of LIBOR Activity which shall set forth the details of such proposed conversion or continuation, as the case may be, by 12:00 noon, Chicago time three (3) Business Days prior to, but in any event not more than five (5) Business Days prior to, the proposed conversion/continuation date. Upon conversion or continuation by Agent in accordance with this Agreement pursuant to any Notice of LIBOR Activity, Borrower shall have effected the conversion/continuation of Loans hereunder.

          (c) The officers and employees of Borrower authorized to request a Loan on behalf of Borrower are also authorized to request a conversion/continuation on behalf of Borrower. Neither Agent nor any Lender shall incur any liability to Borrower in acting upon any notice referred to above which Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrower or for otherwise acting in good faith under this SECTION 4.3.

          (d) Each Notice of LIBOR Activity shall be irrevocable and Borrower shall be bound to convert or continue in accordance therewith.

          SECTION 4.4 SPECIAL PROVISIONS GOVERNING LIBOR RATE LOANS. Notwithstanding anything to the contrary contained in this Agreement, the following provisions shall govern with respect to LIBOR Rate Loans as to the matters covered:

          (a) DETERMINATION OF INTEREST PERIOD. By giving notice as set forth in SECTIONS 2.3 or 4.3(b), as the case may be, Borrower shall, subject to the other provisions of this SECTION 4.4 specify whether the Interest Period applicable to any requested LIBOR Rate
Loan shall be a one-month, three-month or six-month period. The determination of Interest Periods shall be further subject to the following provisions: (i) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires; (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, the Interest Period shall be extended to expire on the next succeeding Business Day; (iii)
Borrower may not select an Interest Period for the Term Loan which terminates later than the Final Maturity Date or for any Revolving Loan which terminates later than the Revolving Loan Termination Date then in effect; (iv) Borrower may not select an Interest Period with respect to any portion of principal of a Loan which extends beyond a date on which Borrower could reasonably be expected to be required to make a mandatory payment or prepayment of that portion of principal; (v) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to CLAUSE (ii) above) end on the first Business Day following the last day of such calendar month; and
(vi) there shall be no more than five (5) LIBOR Rate Loans in effect at any one time.

          (b) DETERMINATION OF INTEREST RATE. As soon as practicable on the LIBOR Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error, be presumptively correct) the interest rate which shall apply to such Loans for such Interest Period and shall promptly give notice thereof (in writing or by telephone) to Borrower.

          (c) SUBSTITUTED RATE OF BORROWING. In the event that on any LIBOR Interest Rate Determination Date with respect to any Loans, Agent shall have determined (which determination shall be presumptively correct and binding upon all parties) that, by reason of any changes arising after the date of this Agreement affecting the London interbank market, adequate and fair means do not exist for ascertaining the LIBOR Rate on a basis consistent with the essential intent of the parties hereto, then, and in each such event, the right of Borrower to select the LIBOR Rate with respect to such Loans shall be suspended until Agent shall notify Borrower that the circumstances causing such suspension no longer exist, and such Loans shall be Prime Rate Loans.

          (d) ILLEGALITY. Notwithstanding anything to the contrary contained in this Agreement, in the event that on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its LIBOR Rate Loans violates any applicable law, treaty, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, such Lender shall promptly give notice (by telephone confirmed in writing) to Borrower of that determination. Subject to the prior withdrawal of a Notice of LIBOR Activity or prepayment of the LIBOR Rate Loans of Lenders as contemplated by the following SECTION 4.4(e), the obligation of Lenders to make or maintain its LIBOR Rate Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law, and Borrower shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this SECTION

4.4(d) is made or, earlier, when required by law, repay the LIBOR Rate Loans of Lenders, together with all interest accrued thereon and amounts payable under SECTION 4.4(f).

          (e)  OPTIONS OF BORROWER.  In lieu of prepaying Lenders as required by
SECTION 4.4(d) above, Borrower may, by giving notice (by telephone confirmed immediately by telecopy) to Agent and subject to the other terms of this Agreement, request Lenders to make the LIBOR Rate Loan then being requested as a Prime Rate Loan or to continue to maintain its outstanding Prime Rate Loan then the subject of a Notice of LIBOR Activity as a Prime Rate Loan or to convert its LIBOR Rate Loans then outstanding that are so affected into Prime Rate Loans at the end of the then current Interest Period (or at such earlier time as prepayment is otherwise required) in the manner contemplated by SECTION 4.4 but without satisfying the advance notice requirements therein.

          (f) COMPENSATION. In addition to (but without duplication of) such amounts as are required to be paid by Borrower pursuant to SECTIONS 4.1, 4.2, 8.1, 8.2, 8.3 and 8.4, Borrower shall compensate each Lender for all losses, costs, expenses and liabilities, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's LIBOR Rate Loans to Borrower, which such Lender may sustain (i) if for any reason a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of LIBOR Activity (other than by reason of such Lender's failure to fund its Loan hereunder as to which all of the conditions thereto set forth in this Agreement have been satisfied), or if a successive Interest Period does not commence after notice therefor is given pursuant to SECTION 4.3(b), (ii) if any voluntary or mandatory prepayment of any LIBOR Rate Loan occurs for any reason on a date which is not the last day of an Interest Period, (iii) as a consequence of any required conversion of a LIBOR Rate Loan to a Prime Rate Loan as a result of any of the events indicated in SECTIONS 4.4(d) or 4.4(e), or (iv) as a consequence of any other default by Borrower to repay any LIBOR Rate Loan when required by the terms of this Agreement. In addition, Borrower shall pay Lenders and Agent their customary administrative charges and fees incurred in connection with any of the foregoing.

          (g) MANNER OF FUNDING OF LIBOR RATE LOANS. Each Lender shall be entitled to fund and maintain its funding of all or any part of any LIBOR Rate Loan requested by Borrower hereunder in any manner it sees fit, it being understood and agreed, however, that for the purposes of this Agreement, all determinations under this SECTION 4.4 shall be made as if such Lender had actually funded and maintained each LIBOR Rate Loan during each Interest Period for such Loan through the purchase of deposits in the London interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

          (h) LIBOR RATE LOANS AFTER DEFAULT. Unless the Required Lenders shall otherwise agree in writing, after occurrence and during the continuance of an Unmatured Event of Default or an Event of Default, Borrower may not elect to have a Loan be made or continued as, or converted to, a LIBOR Rate Loan after the expiration of any Interest Period then in effect for that Loan.

          SECTION 4.5 INTEREST PAYMENT DATES. Accrued interest on each Prime Rate Loan shall be payable quarterly in arrears on the fifteenth day of each January, April, July and October, and at maturity, commencing with July 15, 1999. Accrued interest on each LIBOR Rate Loan shall be payable in arrears on each LIBOR Interest Payment Date applicable to such Loan and, in any event, at maturity. After maturity (whether by acceleration or otherwise), accrued interest on all Loans shall be payable on demand.

          SECTION 4.6 SETTING OF RATES. Interest rates hereunder shall be calculated from time to time by Agent and each such calculation of an interest rate shall be conclusive and binding on Borrower in the absence of demonstrable error.

          SECTION 4.7 COMPUTATION OF INTEREST. Interest on each Loan shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. In computing interest on any Loan, the date of the making of the Loan or the first day of an Interest Period, as the case may be, shall be included and the date of payment of the Loan or the expiration date of an Interest Period, as the case may be, shall be excluded; PROVIDED, HOWEVER, that if a Loan is repaid on the same day on which it is made, one day's interest shall in any event be paid on that Loan. The interest rate applicable to each Prime Rate Loan shall change simultaneously with each change in the Prime Rate.

          SECTION 5 FEES.

          SECTION 5.1 NON-USE FEES. Borrower shall pay to Agent for the benefit of each Lender, on a quarterly basis, a non-use fee (the "NON-USE FEE") for the period from and including the date hereof to but excluding the Revolving Loan Termination Date (or such earlier date on which the Revolving Loan Commitment shall be terminated pursuant to SECTION 2.6(a) or SECTION 13.2) of one-half of one percent (0.50%) per annum on the excess of (i) the daily average of such Lender's Pro Rata Share of the then applicable Revolving Commitment OVER
(ii) the daily average of such Lender's Pro Rata Share of the aggregate principal amount of the Total Revolving and LC Exposure. Such Non-Use Fees shall be payable in arrears on the fifteenth day of each January, April, July and October (commencing on July 15, 1999) and on the Revolving Loan Termination Date (or such earlier date on which the Revolving Loan Commitment shall terminate) for any period then ending for which such Non-Use Fee shall not have been theretofore paid.

          SECTION 5.2 COMMITMENT FEE. If not previously paid to Agent, Borrower shall pay to Agent on the date of the initial Loan a non-refundable commitment fee as set forth in the fee letter between Borrower and Agent dated as of May 19, 1999 (the "FEE LETTER").

          SECTION 5.3 CLOSING FEE. On the date of the initial Loan, Borrower shall pay to Agent a non-refundable closing fee as set forth in the Fee Letter.

          SECTION 5.4 LETTER OF CREDIT FEES. (a) Borrower shall pay to Agent for the benefit of Lenders a fee (the "LETTER OF CREDIT FEE") for the period from and including the first


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

date on which any Permitted LC is outstanding to but excluding the Revolving Loan Termination Date (or such earlier date on which all of the LC Guaranties shall no longer be of any force or effect and the originals thereof are returned by the appropriate Issuing Bank to Lenders and the applicable Issuing Bank shall have acknowledged in writing that Lenders shall have no further obligations thereunder) in an amount equal to two and three quarters percent (2.75%) per annum on the daily average of the LC Exposure. Such fees shall be payable in arrears on the fifteenth day of each January, April, July and October (commencing on July 15, 1999) and on the date on which all of the LC Guaranties shall no longer be of any force or effect.

          (b) Agent shall also be entitled to charge to the account of Borrower as and when incurred by Agent or any Lender, any charges, fees, costs and expenses charged to Agent or any Lender for Borrower's account by any Issuing Bank (other than any fees charged to Agent or any Lender which would be duplicative of the Letter of Credit Fee paid to Agent for the benefit of Lenders) (the "ISSUING BANK FEES") in connection with the issuance of any Letters of Credit by the Issuing Bank. In addition, Borrower agrees to pay to Agent the Issuing Bank's customary issuing, administrative and negotiating fees and Agent shall pay the charges owing to such Issuing Bank upon receipt of such amounts from Borrower.

          SECTION 5.5 AUDIT FEES. Borrower shall pay to Agent a collateral audit fee (the "AUDIT FEE") in an amount not to exceed Agent's or its agents' reasonable out-of-pocket costs, plus Seven Hundred Fifty Dollars ($750) per person, per day, for each field audit conducted by Agent or its agents pursuant to SECTION 11.3; provided that so long as no Unmatured Event of Default or Event of Default shall have occurred and be continuing, Borrower shall not be liable for reimbursing Agent for the costs and expenses of more than three (3) field audits in any Fiscal Year.

          SECTION 5.6 COMPUTATION OF FEES. All fees shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

          SECTION 6 ACCOUNT AGREEMENTS; ACCOUNTS: LIST OF ACCOUNTS AND ACCOUNT STATEMENTS.

          SECTION 6.1 ACCOUNT AGREEMENTS. Prior to the date of the initial Loan, Borrower, Master Account Bank and such other Persons as are designated by Agent shall enter into a Bank Agency Agreement (herein, as the same may be amended, modified or supplemented from time to time, called the "BANK AGENCY AGREEMENT"). Pursuant to the Collateral Documents, including the Bank Agency Agreement, Borrower shall grant to Agent a continuing first priority lien upon, and security interest in, the Master Account and the Operating Accounts, each described below (collectively, the "BANK ACCOUNTS"), all funds, items, instruments, investments, securities and other things of value at any time paid, deposited, credited or held to or in the Lockbox or the Bank Accounts (whether for collection, provisionally or otherwise), and all other Property of Borrower from time to time in the possession or under the control of, or in transit to, Agent, any Lender, Master Account Bank or any agent, bailee or custodian therefor, and all proceeds of all of the foregoing. The Bank Agency Agreement shall specify that throughout the term of this Agreement,

Master Account Bank, to the extent any such Person is a party to the Bank Agency Agreement, (i) shall be pledgee-in-possession (for the benefit of Lenders) of the Bank Accounts described therein, all Cash Instruments of Borrower held by Master Account Bank, and all such funds, items, instruments, investments, securities, other things of value, Property and proceeds, (ii) shall take such action as shall be specified in written notice from Agent to enable Agent to exercise its rights with respect to such lien and security interest, (iii) shall be entitled to exercise all and any rights which Agent or any Lender may have under this Agreement and the Related Documents or applicable law with respect to the Bank Accounts described therein and such other Property and (iv) shall provide Agent with copies of all statements relating to the Bank Accounts provided by Master Account Bank to Borrower. Notwithstanding any provision of this SECTION 6.1, Agent and Lenders shall have no obligation to reconcile or verify, at any time or for any purpose, any balance in any Account or any other account maintained by Master Account Bank as agent for Agent and Lenders; PROVIDED, HOWEVER, that at the reasonable request of Borrower, Agent shall request that Master Account Bank verify balances in any Account maintained by Master Account Bank on behalf of Borrower.

          SECTION 6.2    DEPOSIT ACCOUNTS.

          (a) MASTER ACCOUNT AND LOCKBOX. Agent shall maintain at Master Account Bank the account identified as the "MASTER ACCOUNT" in the Bank Agency Agreement (herein called the "MASTER ACCOUNT") and Borrower shall maintain a lockbox with the Master Account Bank (herein called the "Lockbox"). Except as provided in the Bank Agency Agreement, the Master Account and the Lockbox shall be under the sole dominion and control of Agent, and Borrower shall not have any right of withdrawal therefrom.

          (b) OPERATING ACCOUNTS. Borrower shall maintain the operating accounts at Master Account Bank described in the Bank Agency Agreement (such accounts being herein referred to, collectively, as the "OPERATING ACCOUNTS" and, individually, as an "OPERATING ACCOUNT").

          (c) OTHER ACCOUNTS. Borrower shall not maintain any operating account (other than the Operating Accounts), and agrees that it will not maintain any bank, investment or other account of any kind whatsoever with any other brokerage house or financial institution; PROVIDED, HOWEVER, that so long as no Event of Default shall have occurred and be continuing, Borrower may maintain the petty cash and payroll accounts listed on SCHEDULE 6.3 hereto at the financial institutions indicated thereon, PROVIDED that the aggregate amount of funds on deposit in each such (i) petty cash account shall not exceed $10,000; and (ii) payroll account shall not at any time exceed the sum of all accrued payroll and payroll tax obligations then payable by Borrower on its next regular payroll or payroll tax payment date on account of payroll obligations payable from such account; and PROVIDED, FURTHER, that (x) Borrower shall have irrevocably instructed the relevant financial institution, at the request of Agent, to provide Agent with information concerning such accounts, (y) such financial institution shall have acknowledged such instructions in writing for the benefit of Agent, and (z) at any time when an Event of Default or Unmatured Event of Default has occurred and is continuing Borrower shall, at Agent's request, promptly cause each such financial institution to provide Agent with daily reports of the balance in each such account.

          SECTION 6.3 LIST OF ACCOUNTS AND ACCOUNT STATEMENTS. All accounts of Borrower and all payroll and petty cash accounts of Borrower are described on
SCHEDULE 6.3. In the event Borrower opens any new accounts or closes any account, Borrower shall deliver to Agent a revised version of SCHEDULE 6.3 showing any changes thereto within three (3) Business Days of any such change. Borrower shall instruct all banks listed on SCHEDULE 6.3 to provide Agent with copies of all statements issued by such banks with respect to the accounts described on SCHEDULE 6.3.

          SECTION 7 PROCEEDS OF COLLATERAL; APPLICATION OF FUNDS; DEEMED LOANS.

          SECTION 7.1 PROCEEDS OF COLLATERAL; NOTICES TO ACCOUNT DEBTORS; LOCKBOX. Borrower shall direct all Account Debtors to pay all Accounts and other proceeds of Collateral directly to the Lockbox for deposit into the Master Account. In addition, Borrower shall take all such actions as Agent in good faith deems necessary or appropriate to ensure that at all times on and after the date hereof all proceeds of Collateral (including, without limitation, all Cash Instruments) are sent directly to the Lockbox. If, notwithstanding the actions provided for in the preceding sentences of this SECTION 7.1, Borrower shall receive, or any financial institution shall receive for the account of Borrower, any Cash Instruments, Borrower shall, or shall cause such financial institution to, transmit in the form received, before the close of business on the next succeeding Business Day, all such Cash Instruments (properly endorsed, where required, so that all items delivered may be collected by Master Account
Bank) to Master Account Bank for deposit in the Master Account. Borrower shall not, and Borrower shall not permit or cause any such financial institution to, commingle any Cash Instrument so received except in the Master Account, and Borrower shall hold separate and apart from all other Property, all such Cash Instruments in express trust for the benefit of Lenders until delivery thereof is made to Master Account Bank. Pursuant to, and subject to the terms and conditions of the Bank Agency Agreement, items deposited in the Lockbox shall be credited to the Master Account. Borrower, and any of its Affiliates, employees, lenders or other Persons acting for or in concert with Borrower, shall, acting as trustee for Lenders, receive, as the sole and exclusive property of Lenders any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Accounts of Borrower or other Collateral which come into the possession or under the control of Borrower or any Affiliates, employees, lenders or other Persons acting for or in concert with Borrower, and immediately upon receipt thereof, Borrower or such other Persons shall remit the same or cause the same to be deposited, in kind, into a Master Account or, at the direction of Agent, shall remit the same, or cause the same to be remitted, in kind, to Agent at Agent's address set forth in SECTION 14.3.

          SECTION 7.2 APPLICATION OF MASTER ACCOUNT FUNDS. At the opening of business on each Business Day, Agent shall calculate the amount of collected funds on deposit in the Master Account (herein the "MASTER ACCOUNT COLLECTED BALANCES" for such day). Thereafter, if no Event of Default shall have occurred and be continuing and to the extent of Master Account Collected Balances available on such Business Day, Agent shall transfer from the Master Account to each Operating Account such amounts as shall (i) permit the payment of all checks drawn on such Operating Account that are presented for payment to Agent as of the preceding Business Day, (ii) permit the payment by wire transfer of any wire transfers requested by Borrower, provided that Borrower has given Agent notice of the amount of each such wire transfer no later than 10:00 a.m. Chicago time on the date of such wire transfer, and (iii) leave a zero balance in each Operating Account after the payments set forth in CLAUSES (i) and (ii) above.

          SECTION 7.3 APPLICATION OF FUNDS AVAILABLE FOR LOAN REPAYMENTS. If after any disbursements are made pursuant to SECTION 7.2, there shall remain Master Account Collected Balances in excess of $200,000, then such amount (which shall be in an integral multiple of $5,000) as shall leave a balance of not less than $100,000 nor greater than $105,000 in the Master Account shall be applied to the outstanding obligations of Borrower in the following order of priority: first, to principal of the Reimbursement Obligations and the Revolving Loans then due and payable in such order as Agent shall determine (PROVIDED, HOWEVER, that application on account of Liabilities constituting Revolving Loans shall be made by Agent (a) first to all Prime Rate Revolving Loans and (b) only when no Prime Rate Revolving Loans are outstanding to LIBOR Rate Revolving Loans); SECOND, to interest then due and payable on the Reimbursement Obligations and the Revolving Loans in such order as Agent shall determine; THIRD, to interest on the Term Loan; FOURTH, to any fees hereunder then due and payable, in such order as Agent may elect; and FIFTH, to the payment of any other Liabilities then due and payable to Agent and Lenders in such order as Agent may determine. Solely for purposes of calculating interest earned by each Lender with respect to the Revolving Loans, any item of payment by or for the account of Borrower received by Agent from the Master Account or otherwise shall be applied by Agent on account of the Liabilities on the Business Day Agent has received immediately available funds as a result of such payment.

          SECTION 7.4 APPLICATION UPON AN EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing, and notwithstanding the foregoing SECTIONS 7.2 and 7.3 Agent may, in its discretion direct the Master Account Bank from time to time to transfer all Master Account Collected Balances in the Master Account to Agent for application to the Liabilities in such order as Agent, in its sole discretion, shall elect. Master Account Bank shall be entitled to rely on a written statement of Agent to the effect that an Event of Default has occurred and is continuing.

          SECTION 7.5    DEEMED LOANS.

          (a) Notwithstanding any provision contained herein to the contrary, if at any time or from time to time the Master Account Collected Balances is less than $10,000, then Borrower shall, if Agent so elects, be deemed automatically to have made a request for, and upon such payment Lenders shall be deemed to have made, a Prime Rate Revolving Loan, in an amount equal to the lesser of (i) the amount (which shall be in an integral multiple of $5,000) necessary to increase the Master Account Collected Balances to an amount not less than $100,000 nor greater than $105,000 and (ii) the remaining availability under the Revolving Commitment.

          (b) Notwithstanding any provision contained herein to the contrary, and in addition to, and not in limitation of, any of the other rights or remedies of Agent and Lenders set forth herein, including, without limitation, pursuant to SECTION 7.4, at the sole option of Agent, in order to facilitate timely payment hereunder of all Liabilities in respect of (i) payments of interest due on any Loans, (ii) payments of principal due on the Term Loan, (iii) payments of cash, fees, expenses and other Liabilities due and payable by Borrower to Agent and Lenders hereunder or under any of the Related Documents and (iv) payments by Agent and Lenders of any amount due and payable under the Bank Agency Agreement or any other agreement entered into by any one or more of Agent and Lenders and Master Account Bank in connection with this Agreement (including, without limitation, any amount resulting from the return, dishonor or other non-payment of items deposited with Master Account Bank by or on behalf of Borrower), then, whether or not there is Borrowing Availability under the Revolving Commitment, Borrower shall be deemed automatically to have made a request for, and upon such payment Lenders shall be deemed to have made, a Prime Rate Revolving Loan, in the full amount of such payment.

          (c) Borrower acknowledges that any Loan deemed to have been made to Borrower under this SECTION 7.5 may cause Borrower to have exceeded the Borrowing Availability, in which event Borrower shall be obligated to immediately make a prepayment pursuant to SECTION 2.7(b).

          SECTION 7.6 APPLICATION OF PROCEEDS. In the event Borrower shall suffer any loss covered by insurance, Borrower shall immediately notify Agent in writing, and Borrower hereby authorizes and directs each and every insurance company concerned to make payments for such loss directly and solely to Agent (who may, but need not, make proof of loss) and Agent is hereby authorized to adjust, collect and compromise in its discretion all claims under all such policies, and Borrower shall sign, upon demand by Agent, all receipts, vouchers and releases required by such insurance companies; PROVIDED, HOWEVER, that other than after the occurrence and during the continuance of an Event of Default, Borrower may adjust, collect and compromise insurance claims upon notice to and with Agent's consent (which shall be exercised reasonably and in good faith), provided further Borrower is acting reasonably and diligently. In the event Borrower shall be awarded any amount pursuant to any condemnation proceeding or the taking or injury to any property for public use, Borrower shall immediately notify Agent in writing and Borrower agrees that the proceeds of all such awards shall be paid to Agent and authorizes Agent, on behalf and in the name of Borrower to execute and deliver valid acquittances for and to appeal from any such award. Borrower shall also immediately notify Agent of any actual or threatened condemnation or eminent domain proceedings and shall give Agent at any time any additional instruments requested by Agent for the purpose of validly and sufficiently assigning all awards or appealing any such award. Insurance proceeds and awards described in this SECTION 7.6 (collectively, "LOSS PROCEEDS"), or any part thereof, received by Agent, after deducting therefrom any expenses incurred, may be applied by Agent at its option (i) to the repair or restoration of the property suffering any loss, condemnation or taking ("LOSS PROPERTY"), (ii) to the payment of the Liabilities, whether or not due and in whatever order Agent elects, or (iii) to any other purpose or objects for which Agent or Lenders are entitled to advance funds under this Agreement, all without affecting the lien or security interest created by the Collateral Documents, and any balance of such monies shall be paid to Borrower or the Person lawfully entitled thereto. None of Agent and Lenders shall be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure unless due to the gross negligence or willful misconduct of Agent or any Lender.
Notwithstanding the foregoing, Agent and Lenders agree that any Loss Proceeds shall be applied as follows:

          (a) If no Unmatured Event of Default or Event of Default has occurred and is continuing at the time of the insured loss, condemnation or taking and the amount of such Loss Proceeds together with all other Loss Proceeds previously or contemporaneously paid to Agent for the benefit of Lenders hereunder is less than $100,000, then such Loss Proceeds shall be paid into the Master Account for application pursuant to this Agreement.

          (b) If no Unmatured Event of Default or Event of Default has occurred and is continuing at the time of the insured loss, condemnation or taking and the amount of such Loss Proceeds, together with all other Loss Proceeds previously or contemporaneously paid to Agent for the benefit of Lenders hereunder is $100,000 or greater, then Agent will permit the Loss Proceeds to be utilized toward the restoration of the Loss Property, provided that (i) business interruption loss insurance will be payable to Borrower during the period necessary to restore the Loss Property, (ii) the proceeds of such business interruption insurance together with other funds available to Borrower will be sufficient to pay all of Borrower's obligations during such period, (iii) after giving effect to such proposed restoration no Event of Default or Unmatured Event of Default will be in existence and (iv) prior to such utilization of the Loss Proceeds, Agent shall be provided with (A) a full and complete set of plans and specifications for the restoration of the Loss Property, and (B) a current appraisal indicating that the value of the Loss Property following the restoration as contemplated by such plans and specifications will be of a value at least equal to the Loss Property prior to the loss, and (C) all other items that may be reasonably requested by Agent in form and substance satisfactory to Agent. The plans and specifications and the appraisal must be in a form and content fully satisfactory to Agent. Agent shall disburse such Loss Proceeds for the purpose of restoration of the Loss Property on a monthly basis upon receipt of satisfactory draw requests and inspection reports of an architect approved by Agent certifying as to the percentage of completion of the restoration project. Agent shall retain a ten percent (10%) retainage of all Loss Proceeds disbursed hereunder pending the issuance of a final certificate of substantial completion issued by the inspecting architect certifying the completion of the restoration of the Loss Property in accordance with the approved plans and specifications. In the event of an Unmatured Event of Default or Event of Default at any time following an insurance loss, condemnation or taking, Lenders may apply all Loss Proceeds then in Agent's possession as a reduction against the Liabilities. No interest shall be payable by any Lender or Agent on account of any Loss Proceeds at any time held by any Lender or Agent.

          SECTION 8 INCREASED COSTS AND OTHER SPECIAL PROVISIONS.

          SECTION 8.1 INCREASED COSTS. If, after the date hereof the adoption of any applicable "law" (which expression, as used in this SECTION 8.1, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental authority or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender by any central bank or other fiscal, monetary or other Governmental Authority (whether or not having the force of law)) adopted, becoming effective, or any change in the interpretation or administration thereof or compliance by any Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority, shall subject any Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature
(other than taxes imposed on or measured by the overall net income of any Lender) or capital adequacy requirement with respect to, or shall impose or increase or render applicable any special deposit, assessment, insurance charge, reserve or liquidity or other similar requirement (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans made by any Lender, or shall otherwise increase the effective cost of, the Loans, or any Lender's obligation to make, issue or maintain the Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on the Loans or any other amounts due under this Agreement in respect of the Loans, or any Lender's obligation to make, issue or maintain the Loans (except for changes in the rate of tax on the overall net income of any Lender), or shall impose on any Lender any other condition or requirement affecting the Loans or any Lender's obligation to make the Loans, and the result of any of the foregoing is to increase the cost to such Lender of making, funding, issuing or maintaining the Loans, to require such Lender to make any payment or to forego any interest or other sum payable nder this Agreement, or to reduce the amount of any rate of return or any sum received or receivable by such Lender under this Agreement or under the Notes with respect thereto, then upon written notice of such occurrence to Borrower by such Lender (which notice shall contain a statement setting forth a description of such occurrence) at any time and from time to time and as often as the occasion therefor may arise, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost, payment, sum or such reduction.

          SECTION 8.2 FUNDING LOSSES. Borrower hereby agrees that if any Lender receives a notice (whether written or oral) of borrowing or repayment pursuant to this Agreement and Borrower fails to borrow or repay strictly in accordance therewith, then, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) Borrower will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of funds acquired by such Lender to fund or maintain Loans), as reasonably determined by such Lender, as a result of any failure of Borrower to borrow or repay any Loan on a date specified therefor in a notice (whether written or oral) of borrowing or repayment pursuant to this Agreement. For this purpose, all notices to Agent and Lenders pursuant to this Agreement shall be deemed to be irrevocable.

          SECTION 8.3 DISCRETION OF LENDERS AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit.

          SECTION 8.4 CONCLUSIVENESS OF STATEMENTS; SURVIVAL OF PROVISIONS. In making the determinations contemplated by this SECTION 8, each Lender may make such reasonable estimates, assumptions, allocations and the like that such Lender in good faith determines to be appropriate; and, subject to the foregoing clause, determinations and statements of Lenders pursuant to this SECTION 8 shall be conclusive absent demonstrable error. The provisions of this SECTION 8 shall survive termination of this Agreement.

          SECTION 9 COLLATERAL AND ELIGIBILITY REQUIREMENTS.

          SECTION 9.1 ELIGIBLE ACCOUNTS. "ELIGIBLE ACCOUNTS" shall mean all Accounts of Borrower other than the following: (a) Accounts which remain unpaid as of ninety (90) days (provided that such period shall be 120 days as to those Accounts from Account Debtors listed on annexed SCHEDULE 9.1A, if any, as amended from time to time with the prior written consent of Agent) after the date of the original invoice with respect thereto; (b) all Accounts owing by a single Account Debtor, including a currently scheduled Account, if twenty-five percent (25%) or more of the balance owing by such Account Debtor is ineligible by reason of the criterion set forth in CLAUSE (a) of this SECTION 9.1; (c) Accounts with respect to which the Account Debtor is an Affiliate of Borrower or a director, officer or employee of Borrower or its Affiliates; (d) Accounts with respect to which the Account Debtor is a Governmental Authority or prime contractor thereof unless Borrower has complied in a manner satisfactory to Agent with the Federal Assignment of Claims Act of 1940, as amended, or similar law or statute, if any, of the relevant state, province, municipality or other jurisdiction and any amendments thereto, relative to the assignment of such Accounts; (e) except as to Accounts from Account Debtors listed on annexed
SCHEDULE 9.1B, as amended from time to time with the prior written consent of Agent, Accounts with respect to which the Account Debtor is not a resident of the United States or Canada (other than the provinces of Prince Edward Island, Newfoundland and Nova Scotia and the Northwest Territories) unless such Account is payable in United States Dollars and the Account Debtor has supplied Borrower with (i) an irrevocable letter of credit, issued by a financial institution satisfactory to Agent, in an amount sufficient to cover such Account and in form and substance satisfactory to Agent and without right of setoff or (ii) foreign credit insurance from an issuer, and in form and substance, satisfactory to Agent in an amount sufficient to cover such Account, and provided Agent has been made the loss payee with respect to such insurance pursuant to an endorsement satisfactory in form and substance to Agent; (f) Accounts arising with respect to goods which have not been shipped and delivered to and accepted as satisfactory by the Account Debtor or arising with respect to services which have not been fully performed and accepted as satisfactory by the Account Debtor; (g) Accounts for which the prospect of payment in full or performance in a timely manner by the Account Debtor is or is likely to become impaired as determined by Agent in the reasonable exercise of its discretion; (h) Accounts which are not invoiced (and dated as of the date of such invoice) and sent to the Account Debtor within five (5) days after delivery of the underlying goods to or performance of the underlying services for the Account Debtor; (i) Accounts with respect to which Agent does not have a first and valid fully perfected Lien free and clear of any other Lien; (j) Accounts with respect to which the Account Debtor is the subject of bankruptcy or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee; (k) Accounts with respect to which the Account Debtor's obligation to pay the Account is contractually conditional upon the Account Debtor's approval or is otherwise subject to any


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

repurchase obligation or return right (other than reurn rights arising in the ordinary business practice of the Account Debtor), as with sales made on a guaranteed sale, bill-and-hold, sale-or-return, demonstration, sale on approval or other terms by reason of which the payment by the Account Debtor is or may be conditional (except with respect to Accounts in connection with which Account Debtors are entitled to return Inventory solely on the basis of the quality of such Inventory) or consignment basis; (l) Accounts to the extent that the Account Debtor's indebtedness to Borrower exceeds fifteen percent (15%) (provided that such percentage shall be thirty percent (30%) in the case of General Nutrition Center or WalMart) of the lesser of (i) the Revolving Commitment then in effect or (ii) the aggregate Accounts then owing to Borrower;
(m) contra Accounts to the extent of the amount of the accounts payable owed by Borrower to the Account Debtor; (n) Accounts with respect to which the Account Debtor is located in New Jersey, Minnesota, Indiana, or any other state as to which Agent hereafter give Borrower notice that such state denies creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable Governmental Authority in such state for the then current year; (o) Accounts evidenced by Chattel Paper or any Instrument of any kind, to the extent possession of such Chattel Paper or Instrument is not granted to Agent and (p) Accounts which Agent determines in good faith to be unacceptable.

          SECTION 9.2 VERIFICATION OF ACCOUNTS. Agent shall have the right, at any time or times hereafter, in the name of Borrower or a nominee of Agent, or during the pendency of an Event of Default, in Agent's name, to verify with Account Debtors the validity, amount or any other matter relating to any Account, by mail, telephone, or in person.

          SECTION 9.3 ELIGIBLE INVENTORY. "ELIGIBLE INVENTORY" shall consist of all of the Inventory of Borrower, except the following: (a) work in process;
(b) Inventory which is damaged, obsolete, not in good condition, or not either currently usable or currently saleable in the ordinary course of Borrower's business as reasonably determined by Agent; (c) Inventory which Agent reasonably determines, or which in accordance with Borrower's customary business practices, is unacceptable due to age, type, category and/or quantity, including any Inventory which is in excess of a one (1) year's supply or is otherwise slow-moving; (d) Inventory with respect to which Agent does not have a first and valid, fully perfected Lien; (e) Inventory consisting of packaging or supplies; (f) Inventory in the possession of Borrower but not owned by Borrower; (g) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provision contained in Title 29
U.S.C. Section 215(a)(1); (h) Inventory which is on consignment or is located at a place other than the places of business and collateral locations of Borrower listed on SCHEDULE 11.29; provided that, subject to SECTION 11.24, in the case of leased or bailment locations listed on SCHEDULE 11.29, no Inventory located at any such location shall be Eligible Inventory until the applicable landlord or bailee has executed a lien waiver in form and substance satisfactory to Agent, including Inventory in transit; (i)
Inventory consisting of finished goods which do not meet the specifications of the purchase order for which such Inventory was produced; and (j)
Inventory which fails to meet the standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use and/or sale.


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

          SECTION 9.4 SECURITY INTEREST. All of Borrower's Liabilities constitute one (1) loan secured by Agent's Liens on the Collateral now or from time to time hereafter granted by Borrower to Agent. To secure timely payment and performance in full of the Liabilities, Borrower shall grant to Agent a right of setoff against Property in the possession of Agent or any Lender and a continuing Lien upon all of Borrower's right, title and interest in and to all personal property and fixtures of Borrower and all other Collateral, whether now owned or hereafter acquired by Borrower and wheresoever located.

          SECTION 9.5 CONSIGNED INVENTORY. With respect to consigned Inventory, Borrower shall and, as applicable, cause each Subsidiary to, perfect its interest in such Inventory by filing and delivering notice to the creditors of record of the consignee, all as provided in Section 9-114 of the UCC, and in form and substance satisfactory to Agent, and Borrower shall execute and deliver all financing statements, security agreements, amendments thereto, or other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by Agent), as Agent may request, in a form satisfactory to Agent, to perfect and maintain the Liens on such Collateral granted by Borrower to Agent hereunder.

          SECTION 9.6 COLLATERAL DOCUMENTS. Concurrently with or prior to the making of the initial Loan, Borrower shall and, as applicable, cause each Subsidiary to, execute and deliver to Agent the following: (a) Security Agreements in the form of EXHIBIT E (as the same may be amended, modified or supplemented from time to time, collectively called the "SECURITY AGREEMENTS" and individually called a "SECURITY AGREEMENT"); (b) a Stock Pledge Agreement in the form of EXHIBIT F (as the same may be amended, modified or supplemented from time to time, the "STOCK PLEDGE AGREEMENT") covering all of Borrower's equity interests in each Subsidiary and (c) the Intellectual Property Security Agreement. At any time after the date hereof that a Subsidiary shall be formed or acquired by Borrower, Borrower shall cause such Subsidiary to execute and deliver to Agent a security agreement and a guaranty in form and substance satisfactory to Agent with such changes therein as Agent may reasonably require, together with such other documents, instruments and things as Agent may reasonably require in connection therewith.

          SECTION 9.7 SUBSEQUENTLY ACQUIRED PROPERTY. As further security for the payment, performance and observance of the Liabilities, Borrower shall so long as any of the Liabilities shall remain outstanding or any Lender shall continue to have any Commitment: (a) acquire and maintain its property in a manner which will enable Borrower to allow such property to become subject to the Liens of the Collateral Documents; (b) obtain and maintain the consent or approval of any Person whose consent or approval is required to the granting of a Lien on any such property to or for the benefit of Agent; (c) execute and deliver from time to time within ten (10) days after its purchase or acquisition of any real property or leasehold interest in real property or of property subject to a titling statute or of any other personal property, asset or other right, amendments and supplements to the Collateral Documents in form and substance, and together with other documents, satisfactory to Agent, and in such number of counterparts as Agent may require, by which it shall (and only in the event that such action shall be required in order to) pledge, mortgage and grant a perfected Lien on such property, asset or right to Agent; (d) execute and deliver

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

to Agent, in form and substance satisfactory to Agent and in such number of counterparts as Agent may require, (i) an assignment of Borrower's rights under any contract to construct any property with a fair market value in excess of $100,000 promptly upon entering into such contract, and (ii) such other agreements and instruments (including, without limitation, acknowledgments by other contract parties) as may be necessary to grant a Lien on and security interest in Borrower's rights and interests under each such contract and each such property, whether under construction or otherwise, to Agent; and (e) execute and deliver to Agent, in form and substance satisfactory to Agent and in such number of counterparts as Agent may require, assignments of Borrower's rights under each lease to which Borrower is a party as landlord or sublandlord, romptly upon entering into such lease.

          SECTION 9.8    CHANGE OF LOCATION OR NAME.  Except as set forth in
Schedule 9.8, so long as any of the Liabilities shall remain outstanding or any Lender shall continue to have any Commitment, Borrower shall not change (a) the location of its principal place of business, chief executive office, major executive office, chief place of business or its records concerning its business and financial affairs, or (b) its name or the name under or by which it conducts its business, in each case without first giving Agent and Lenders at least 30 days' advance written notice thereof and having taken any and all action required or desirable by Agent to maintain and preserve the first perfected Lien and security interest in favor of Agent on all property thereof free and clear of any Lien whatsoever except for Permitted Liens; PROVIDED, HOWEVER, that notwithstanding the foregoing, Borrower shall not change the location of its principal place of business, chief executive office, major executive office, chief place of business or its records concerning its business and financial affairs to any place outside the contiguous continental United States of America.

          SECTION 9.9 DELIVERIES; FURTHER ASSURANCES. Borrower agrees that it will, at its sole expense, (a) without any request by Agent or Lenders, immediately deliver or cause to be delivered to Agent, in due form for transfer (I.E., endorsed in blank or accompanied by duly executed undated blank stock or bond powers), all securities, chattel paper, instruments and documents, if any, at any time representing all or any of the Collateral, (b) upon the reasonable request of Agent, furnish or cause to be furnished to Agent such surveys, mortgagee title commitments or policies, appraisals, opinions of counsel and other documents as Agent may specify, (c) without request by Agent, cause Agent's Lien hereunder and under the Collateral Documents to be at all times duly noted on any certificate of title issuable with respect to any of the Collateral and forthwith deliver or cause to be delivered to Agent each such certificate of title, and (d) execute and deliver, or cause to be executed and delivered, to Agent in due form for filing or recording (and pay the cost of filing or recording the same in all public offices reasonably deemed necessary or advisable by Agent) such assignments (including, without limitation, assignments of life insurance), security agreements, mortgages, deeds of trust, pledge agreements, consents, waivers, financing statements, stock or bond powers, and other documents, and do such other acts and things, all as may from time to time be necessary or desirable to establish and maintain to the satisfaction of Agent a valid first perfected Lien on and security interest in all assets of Borrower now or hereafter existing or acquired (free of all other Liens whatsoever other than Permitted Liens) to secure payment and performance of the Liabilities.

          SECTION 9.10 PERMITTED HZ DISPOSITION. It is acknowledged and agreed by Borrower, Agent and each of the Lenders that, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing, notwithstanding any provision of this Agreement or any Related Document to the contrary, Borrower shall have the unencumbered right, at its discretion, to consummate the Permitted HZ Disposition. None of the proceeds of any such Permitted HZ Disposition shall constitute Excess Cash Flow.

          SECTION 10     REPRESENTATIONS AND WARRANTIES.

     To induce Lenders to enter into this Agreement and to make Loans hereunder, Borrower represents and warrants to Lenders that:

          SECTION 10.1 DUE ORGANIZATION, AUTHORIZATION, ETC. Each of Borrower and its Subsidiaries is a corporation duly existing and in good standing under the laws of the jurisdiction of its formation and is duly qualified and in good standing in each jurisdiction where, because of the nature of its activities or properties, such qualification is required or where the failure so to qualify could have a Material Adverse Effect (which jurisdictions shall include, without limitation, those jurisdictions listed on SCHEDULE 10.1). The execution, delivery and performance by Borrower and each Subsidiary of the Related Documents to which it is a party, and the consummation of the Related Transactions, are within its corporate powers, have been duly authorized by all necessary corporate action (including, without limitation, director and shareholder approval, if required), have received all necessary governmental and other consents and approvals and made all necessary filings with and given all necessary notices to any governmental authority (if any shall be required), and do not and will not contravene or conflict with, or create a Lien or right of termination or acceleration under, any Requirement of Law or Contractual Obligation binding upon it. This Agreement and each of the other Related Documents to which Borrower and each Subsidiary is a party are (or when executed and delivered will be) the legal, valid, and binding obligations of such Persons enforceable against such Persons in accordance with their respective terms, except as limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors' rights generally and except as limited by general principles of equity.

          SECTION 10.2 CERTAIN AGREEMENTS. Borrower has furnished to Lenders true, correct and complete copies of each of the Related Documents (including all schedules and written disclosures in connection therewith). All warranties of Borrower and, to Borrower's knowledge, all warranties of the other parties thereto (other than Agent, Lenders and the Master Account Bank) set forth in the Related Documents are true and correct in all material respects without any waiver or modification thereof and no default of Borrower or any Subsidiary and, to Borrower's knowledge, no default of any other party, exists thereunder.

          SECTION 10.3 FINANCIAL INFORMATION; FINANCIAL CONDITION. All balance sheets and all statements of operations, of shareholders' equity and of changes in financial position, and other financial data (other than projections) which have been or shall hereafter be furnished to

Lenders by or on behalf of Borrower for the purposes of or in connection with this Agreement, the Related Documents or the Related Transactions (including the financial information referred to below, except for the projections referred to in CLAUSES (c) and (d) below) and the notes thereto, except as disclosed in the notes to such financial statements, have been and will be prepared in accordance with GAAP consistently applied throughout the periods involved and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby (subject, in the case of interim financial statements, to normal recurring year-end adjustments and the absence of footnotes). All projections (including, without limitation, the projections described in CLAUSES (c) and (d) below) which have been or shall be furnished to Lenders for purposes of or in connection with this Agreement, the Related Documents or the Related Transactions have represented and will, when delivered to Lenders, represent management's best estimates of future performance, based upon historical financial information and reasonable assumptions of management. Such financial data includes, without limitation, the following financial statements and reports which have been furnished to Agent or Lenders on or prior to the date hereof:

               (a) the audited balance sheet of Borrower as of December 31, 1998, and the related audited statements of earnings, shareholders' equity, cash flow and changes in financial position of Borrower on a consolidated basis for the year ending on such date (the "FINANCIALS");

               (b) the balance sheet of Borrower and HZ Sub on a consolidated basis as of March 31, 1999 and the related statements of income and cash flow of Borrower and HZ Sub on a consolidated basis for the 3 month period ending on such date;

               (c) the pro forma balance sheet of Borrower and HZ Sub on a consolidated basis as of March 31, 1999 after giving effect to all Related Transactions (the "PRO FORMA");

               (d) the projected balance sheets and projected statements of earnings and cash flow for Borrower on a consolidated basis for each Fiscal Quarter from the Closing Date through December, 2001 and for each Fiscal Year through the Fiscal Year ending December 31, 2004.

There has been no material adverse change since March 31, 1999 in the financial condition, operations, assets or business of Borrower from that reflected in the financial information Borrower referred to in CLAUSE (b) of this SECTION 10.3.

          SECTION 10.4 LITIGATION AND CONTINGENT OBLIGATIONS. Except as set forth in SCHEDULE 10.4 hereto (including estimates of the dollar amounts involved) and except for claims as to which the insurer has admitted coverage in writing and which are fully covered by insurance, no claims, litigation (including, without limitation, derivative actions and litigation with respect to any Employee Benefit Plan), arbitration, governmental investigation or proceeding or inquiry is pending or, to the best of Borrower's knowledge, threatened against Borrower, any member of the Controlled Group or any Employee Benefit Plan fiduciaries
(i) which is reasonably likely to, if adversely determined, have a Material Adverse Effect, or (ii) which relates to any of the Related Transactions, and, except as set forth in SCHEDULE 10.4, there is no basis known to Borrower for any of the foregoing. Other than any liability incident to such claims, litigation or proceedings, neither Borrower nor any Subsidiary has any material Contingent Obligations not provided for or referred to in the Financials or in SCHEDULE 10.4. The matters described on SCHEDULE 10.4, if adversely determined, are not reasonably likely to have a Material Adverse Effect.

          SECTION 10.5 LIENS. None of the assets of Borrower or any Subsidiary will be subject to any Lien, except for Permitted Liens. Except as described in SCHEDULE 10.5, Agent will obtain, as security for the Liabilities,
(a) a legally valid and binding first mortgage Lien on all real property and interests in real property now owned or hereafter acquired by Borrower and its Subsidiaries, and (b) a first priority perfected Lien on all other Property described in the Collateral Documents as being pledged, assigned or granted thereby. The descriptions of other property described in the Collateral Documents correctly describe all Property used in the business or operations of Borrower and its Subsidiaries in a manner sufficient to create an enforceable Lien on such Property.

          SECTION 10.6   CONTRACTS; ABSENCE OF DEFAULT.  Except as set forth on
Schedule 10.6, neither Borrower nor any Subsidiary is in material default under any Contract or other contracts (a) to which it is a party or by which it is bound, and (b)(i) pursuant to which Borrower or any Subsidiary provides goods or services to one or more customers which contributed more than 1% of its gross revenue during the prior Fiscal Year of Borrower or which is reasonably expected to contribute more than 1% of its gross revenue during the current or any future Fiscal Year of Borrower (each, a "MATERIAL CONTRACT"), (ii) pursuant to which Borrower or any Subsidiary incurs or is committed to incur Lease Obligations in excess of $50,000 during any Fiscal Year, (iii) which cannot be replaced without material expense, delay or interruption of business (including, without limitation, any Material Intellectual Property Right), or (iv) where such default could have a Material Adverse Effect. A list of all Material Contracts existing on the date hereof is attached hereto as SCHEDULE 10.6. Except as set forth on Schedule 10.6, neither Borrower nor any Subsidiary has received notice that any Material Contract will be terminated or not extended or renewed.

          SECTION 10.7 EMPLOYEE BENEFIT PLANS. (a) Neither Borrower nor any member of its Controlled Group have incurred any liability with respect to any Pension Plan other than to pay premiums to the PBGC and make required contributions to such Pension Plans (provided that any such contributions and premiums which are due have been paid).

          (b) With respect to any Employee Benefit Plan, full and timely payment has been made of all amounts required under Section 412 of the Code,
Section 302 of ERISA or under the terms of each such Plan, no event or condition has occurred which has or could result in the imposition of a lien or an accumulated funding deficiency (whether or not waived) under Section 412 of the Code or Section 302 of ERISA, Borrower and each current or past member of its

Controlled Group have fulfilled their obligations, if any, under the minimum funding standards of ERISA and the Code, and no security has been posted or is required to be posted under Section 401(a)(29) of the Code or Section 307 of ERISA.

          (c) No steps have been taken to terminate, or withdraw from, any Pension Plan or any Multiemployer Plan.

          (d)  No Reportable Event has occurred.

          (e) Neither Borrower nor any member of its Controlled Group has any contingent liability with respect to any post-retirement benefits under a Welfare Plan (other than liability for health care continuation coverage in compliance with the requirements of Part 6 of Subtitle B of Title I of ERISA or
Section 4980B of the Code).

          (f) All Employee Benefit Plans (i) comply in form with any requirements of ERISA and have been operated and administered in compliance with their terms and in a manner so as not to result in any liability to Borrower or any current or past member of its Controlled Group for failure to comply with ERISA and all of the applicable statutes and regulations issued thereunder, and
(ii) if intended to qualify under the Code, are in a form and have been administered in a manner so as not to result in any liability to Borrower or any current or past member of its Controlled Group for failure to comply with the applicable provisions thereof and are subject to an Internal Revenue Service determination with respect to such qualification. Except for future funding obligations, no conditions exist or events or transactions have occurred with respect to any Employee Benefit Plan which could result in the incurrence by Borrower or any current or past member of the Controlled Group of any liability, except to the extent the same (x) have been funded or adequately reserved on the balance sheet of Borrower, or (y) will not result in the incurrence of any liability by Borrower or any current or past member of its Controlled Group in excess of $50,000 in the aggregate.

          (g) Neither Borrower nor any Subsidiary is an Employee Benefit Plan. Neither Borrower's nor any Subsidiary's assets constitute assets of an Employee Benefit Plan. The execution, performance and delivery of this Agreement and the Related Documents and the consummation of the Related Transactions will not involve any prohibited transaction, as defined in Section 406 of ERISA or
Section 4975 of the Code, for which an exemption is unavailable.

          SECTION 10.8 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          SECTION 10.9 REGULATIONS U AND X. Neither Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System).
None of Borrower or any Affiliate of Borrower or any Person acting on behalf of Borrower or any of its Affiliates has taken or will take action to cause the execution, delivery or performance of this Agreement or the Notes, or the other Related Documents, the making or existence of the Loans or the use of proceeds of the Loans to violate Regulation U or X of the Board of Governors of the Federal Reserve System.

          SECTION 10.10 PROCEEDS. The proceeds of the Loans will be used for working capital and capital expenditure purposes, except that proceeds of the Term Loans and the initial Revolving Loan shall be used to refinance the Indebtedness to be Refinanced.

          SECTION 10.11 CONFIRMATION OF WARRANTIES. All representations and warranties of Borrower and its Subsidiaries and, to Borrower's knowledge, each other party (other than Agent or Lenders) to the Related Documents set forth in the Related Documents are true and correct in all material respects (except for those representations and warranties that are stated to be made only as of a specific date which shall be true and correct in all material respects only as of such date).

          SECTION 10.12 INSURANCE. SCHEDULE 10.12 hereto sets forth a true and correct summary of all insurance carried by Borrower and its Subsidiaries. Each of Borrower and its Subsidiaries is adequately insured for its benefit under policies issued by insurers of recognized responsibility. No notice of any pending or threatened cancellation has been received by Borrower or any Subsidiary with respect to any of such insurance policies. Borrower and its Subsidiaries are in compliance with all conditions contained in such insurance policies.

          SECTION 10.13 MATERIAL DISRUPTIONS. Neither the business nor the properties of Borrower or any Subsidiary is affected, or anticipated to be affected, by any existing event of Force Majeure or other existing casualty which is reasonably likely to have a Material Adverse Effect.

          SECTION 10.14 PATENTS, TRADEMARKS, ETC. Each of Borrower and its Subsidiaries owns and possesses, or is licensed under valid and enforceable license agreements, or is otherwise entitled to use without payment, all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, trade secrets, mask works and copyrights as are necessary for the conduct of its business as now conducted or presently proposed to be conducted without any infringement upon rights of others which is reasonably likely to have a Material Adverse Effect, and, except as set forth in Part 1 of SCHEDULE 10.14, there is no Intellectual Property the loss of which is reasonably likely to have a Material Adverse Effect (any such item, whether or not set forth on SCHEDULE 10.14, being herein called a "MATERIAL INTELLECTUAL PROPERTY RIGHT"). Parts 1 and 2 of SCHEDULE 10.14 together contain a complete list of all license agreements relating to Intellectual Property held by Borrower and its Subsidiaries under license agreements.

          SECTION 10.15 OWNERSHIP OF PROPERTIES; PROPERTY SCHEDULE. Borrower has good and marketable title to all of its properties and assets, real and personal, of any nature whatsoever. SCHEDULE 10.15 contains descriptions of all real and personal property (a) in which Borrower has an interest as of the date hereof, (b) with respect to which the Collateral Documents will not create a valid and perfected first lien and security interest, and (c) which cannot be replaced without material expense, delay or interruption of business.

          SECTION 10.16 BUSINESS LOCATIONS; TRADE NAMES. SCHEDULE 10.16 lists each of the locations where Borrower and each Subsidiary maintains an office, a place of business or any records or has maintained an office, a place of business or any records at any time during the five year period prior to the Closing Date and, except as described in SCHEDULE 10.16 none of such locations have changed within the six (6) month period prior to the Closing Date; and
SCHEDULE 10.16 also lists each corporate, trade, fictitious or other name under or by which Borrower and each Subsidiary conducts its business or has conducted business at any time during the five year period prior to the Closing Date and a complete and accurate address and legal description of each parcel of real estate owned or leased by Borrower and each Subsidiary and the principal place of business and chief executive office of Borrower and each Subsidiary. The books and records of Borrower and each Subsidiary and all Chattel Paper, Instruments and all records of account of Borrower and each Subsidiary are located and hereafter shall continue to be located at the principal place of business and chief executive office of such Person.

          SECTION 10.17 ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously herewith furnished by or on behalf of Borrower and each Subsidiary to any one or more of Agent and Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of Borrower and each Subsidiary to any one or more of Agent and Lenders will be, true and accurate in every material respect on the date as of which such information is dated or certified and does not omit and will not omit to state any material fact necessary to make such information not misleading in light of the circumstances under which such statements were or will be made.

          SECTION 10.18 SUBSIDIARIES. Except as set forth on SCHEDULE 10.18, Borrower has no Subsidiaries. SCHEDULE 10.18 contains an accurate list of all Subsidiaries of Borrower, setting forth their respective jurisdictions of incorporation, the percentages of their capital stock owned by Borrower or other Subsidiaries and a description of each class of its authorized capital stock and the number of shares of each class issued and outstanding. Each Subsidiary has all necessary corporate power to carry on its present business. All of the outstanding shares of capital stock of or other equity interest in each Subsidiary are validly issued and outstanding and fully paid and nonassessable, and all shares or other equity interests in each Subsidiary set forth on
SCHEDULE 10.18 are owned, beneficially and of record, by Borrower free and clear of all Liens other than the Lien of Agent. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock of or other equity interest in any Subsidiary. Except as set forth on SCHEDULE 10.18, no Subsidiary has any material assets or liabilities.


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          SECTION 10.19  HAZARDOUS MATERIALS.  Except as disclosed in SCHEDULE
10.19 hereto, (a) neither Borrower or any Subsidiary nor, to Borrower's knowledge, any other Person has ever caused or permitted any Hazardous Material to be released, treated, stored or disposed of in a manner which could form the basis for any claim, demand, proceeding or action by any Person, past, present or future on, under or at any real property legally or beneficially owned (or any interest or estate in real property which is owned) or operated by Borrower or any Subsidiary (including, without limitation, any property owned by a land trust the beneficial interest in which is owned in whole or in part by Borrower or any Subsidiary), (b) no such real property has ever been used (by Borrower or any Subsidiary or, to Borrower's knowledge, any other Person) as (i) a disposal site for any Hazardous Material or (ii) a permanent storage site for any Hazardous Material, (c) to Borrower's knowledge no asbestos containing materials, polychlorinated biphenyls or underground storage tanks are or have been located in, on or under real property owned or operated by Borrower or any Subsidiary, (d) there are no environmental Liens attached or, to Borrower's knowledge, threatened, to real property owned or operated by Borrower or its Subsidiaries, and (e) neither Borrower or any Subsidiary nor, to Borrower's knowledge, any of their respective predecessors or its Affiliates, has ever caused or permitted any Hazardous Material to be transported, released, treated, stored or disposed of at any location other than those identified in SCHEDULE
10.19 in a manner which could form the basis for any claim, demand, proceeding or action by any Person. The matters described on SCHEDULE 10.19, if adversely determined, are not reasonably likely to have a Material Adverse Effect.

          SECTION 10.20 AGENT'S FEES. Except as disclosed on SCHEDULE 10.20, no agent, broker, investment banker, Person, or firm acting on behalf of Borrower or Affiliates of Borrower, or under the authority of any such Person, is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from any of the parties hereto in connection with any of the transactions contemplated herein.

          SECTION 10.21 TAXES. Each of Borrower and its Subsidiaries has filed all tax returns that are required to be filed by it or on behalf of any Employee Benefit Plan, and has paid or provided adequate reserves for the payment of all taxes, including, without limitation, all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than those that are not yet delinquent or that are disclosed on SCHEDULE 10.21 and are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP. There is no ongoing audit or, to Borrower's knowledge, other governmental investigation of the tax liability of Borrower or any Subsidiary or any Employee Benefit Plan and there is no unresolved claim by a taxing authority concerning Borrower's or any Subsidiary's tax liability (or by any governmental authority with respect to any Employee Benefit Plan), for any period for which returns have been filed or were due. As used in this SECTION 10.21, the term "taxes" includes all taxes of any nature whatsoever and however denominated, including, without limitation, excise, import, governmental fees, duties and all other charges, as well as additions to tax, penalties and interest thereon, imposed by any government or instrumentality, whether federal, state, local, foreign or other.


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          SECTION 10.22  SECURITIES LAWS.  None of Borrower, its Subsidiaries or
its Affiliates, nor anyone acting on behalf of any such Person, has directly or indirectly offered any interest in the Notes or any other Liability for sale to, or solicited any offer to acquire any such interest from, or has sold any such interest to any Person that would subject the issuance or sale of the Notes or any other Liability to registration under the Securities Act of 1933, as amended.

          SECTION 10.23 GOVERNMENTAL AUTHORIZATIONS. Borrower and its Subsidiaries have all licenses, franchises, permits and other governmental authorizations necessary for all businesses carried on by it (including owning and leasing the real and personal property owned and leased by it), except where failure to obtain such licenses, franchises, permits and other governmental authorizations (a) is not related to any use, manufacture, generation, storage, transport, release or disposal by any such Person of any Hazardous Material, and
(b) is not reasonably likely to (i) subject any such Person or any of its officers to criminal liability or (ii) have a Material Adverse Effect.

          SECTION 10.24  COMPLIANCE WITH LAWS.  Each of Borrower and its
Subsidiaries: (a) is in compliance in all material respects with all laws, ordinances, rules, regulations, orders, policies, guidelines or other requirements of any Governmental Authority, including Environmental Laws, (b) has obtained and is in compliance with all material permits, certificates, licenses, approvals and authorizations required under Environmental Laws necessary for its operations and have filed all required notifications or reports relating to chemical substances, air emissions, effluent discharges and storage, treatment and disposal of Hazardous Materials, (c) has filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority (and the information contained in each of such filings is true, correct and complete in all material respects), except where failure to make such filings is not related to the manufacture, use, generation, release, storage, transport or disposal of any Hazardous Material by such Person and is not reasonably likely to have a Material Adverse Effect and
(d) has retained all records and documents required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, except where failure to retain such records is not related to the use, manufacture, generation, release, storage, transport or disposal of any Hazardous Material and is not reasonably likely to subject such Person or any of its officers to criminal liability or have a Material Adverse Effect.

          SECTION 10.25 EMPLOYEES AND LABOR. There is no unfair labor practice complaint against Borrower or any Subsidiary pending before the National Labor Relations Board or any state or local agency nor is there any labor strike, other labor dispute or work stoppage, pending or, to Borrower's knowledge, threatened affecting Borrower or any Subsidiary which if adversely resolved is reasonably likely to have a Material Adverse Effect; there is no existing representation question respecting the employees of Borrower or any Subsidiary, nor, to Borrower's knowledge, are there organizational attempts affecting any of the employees of Borrower or any Subsidiary which is reasonably likely to have a Material Adverse Effect; and there is no grievance pending or, to Borrower's knowledge, threatened affecting Borrower or any Subsidiary which is

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reasonably likely to have a Material Adverse Effect.  Neither Borrower nor any Subsidiary is a party to any collective bargaining agreements, except as listed on SCHEDULE 10.25 hereto. To Borrower's knowledge, no customer or supplier of Borrower or any Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which is reasonably likely to have a Material Adverse Effect.

          SECTION 10.26  [INTENTIONALLY OMITTED]

          SECTION 10.27 SOLVENCY. Borrower is, and after giving effect to the execution and delivery of this Agreement and any of the other Related Documents to which it is a party and consummation of the transactions contemplated hereunder or thereunder, including, without limitation, the Related Transactions, will be, solvent.

          SECTION 10.28 COLLATERAL. Except for the Permitted Liens, all of the Collateral is and will continue to be owned by Borrower free and clear of all Liens. From and after the making of the first Loan and after the making of all necessary filings, the provisions of the Collateral Documents will be effective to create and will give Agent as security for the repayment of the Liabilities, a legal, valid, perfected and enforceable Lien (which priority is subject only to Permitted Liens) upon all right, title and interest of Borrower and its Subsidiaries (except for HZ Sub) in any and all of the Collateral (including the Lien in the items and amounts deposited in the Operating Accounts and the Depositary Accounts). Upon the acknowledgment of Agent's security interest in the Depositary Accounts by the banks or other financial institutions at which such Depositary Accounts are maintained, this Agreement will be effective to create and will give Agent as security for the repayment of the Liabilities, a legal, valid, perfected and enforceable first priority Lien on all deposits or other items in the Depositary Accounts.

          SECTION 10.29 REAL ESTATE. SCHEDULE 10.29 describes all Real Estate owned or leased or otherwise occupied by Borrower. Borrower represents and warrants to Lender that Borrower has good, indefeasible and merchantable title to and ownership of, or a valid leasehold interest in, each parcel of Real Estate described in SCHEDULE 10.29, free and clear of all Liens, except Liens in favor of Agent and the Permitted Liens. To Borrower's knowledge, no parcel of its Real Estate is subject to any boundary or encroachment dispute, special assessment, condemnation or eminent domain proceeding, restrictive covenant, zoning or building code violation or any other dispute, assessment, claim or violation of law which might restrict or interfere with Borrower's use of such parcel of Real Estate in the ordinary course of Borrower's business or which is reasonably likely to have a Material Adverse Effect.

          SECTION 10.30 RETAIL SALES. Borrower's retail merchant sales of goods for personal, family or household purposes did not exceed 25% of its total sales of all goods during the most recent twelve month period.

          SECTION 11     COVENANTS.


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

          Until the expiration or termination of the Commitments and thereafter until the Notes and all other Liabilities are paid and performed in full, Borrower agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:
          SECTION 11.1 REPORTS, CERTIFICATES AND OTHER INFORMATION. Furnish or cause to be furnished to Agent and each Lender:

          (a) BORROWING BASE CERTIFICATE. On or before the twentieth (20th) day of each calendar month, a Borrowing Base Certificate determined as of the last day of the immediately preceding calendar month in form satisfactory to Agent and certified by the Chief Financial Officer, Controller or other comparable officer of Borrower. Unless otherwise updated by Borrower and accepted by Agent, the Borrowing Base shall be conclusively presumed to be equal at any time to the Borrowing Base as reported in the most recently submitted Borrowing Base Certificate.

          (b) ANNUAL REPORT. As soon as available, but in any event within 105 days after the end of each Fiscal Year of Borrower: (i) copies of the balance sheet of Borrower and its Subsidiaries on a consolidated basis as at the end of such Fiscal Year and the related statements of earnings, shareholders' equity and cash flows for such Fiscal Year, in each case setting forth in comparative form the figures for the previous year and, as prepared by Borrower, in the current business plan and containing a narrative discussion by Borrower of variances reflected by such comparisons, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein, certified, without a going concern or like qualification or qualification arising out of the scope of the audit, by Arthur Andersen LLP (or such other independent certified public accountants of recognized standing selected by Borrower and reasonably satisfactory to Agent) (each such report, an "ANNUAL REPORT"); and (ii) a certificate from the accountants identified in CLAUSE (i) of this SECTION 11.1(b) containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this
SECTION 11, and to the effect that, in making the examination necessary for the signing of the annual report of Borrower by such accountants, they have not become aware of any non-compliance by Borrower or any Subsidiary with this Agreement or any Related Document or any Event of Default or Unmatured Event of Default.

          (c) QUARTERLY REPORTS. As soon as available, but in any event within 50 days after the end of each fiscal quarter of Borrower and its Subsidiaries copies of the unaudited balance sheet of Borrower and its Subsidiaries on a consolidated basis as at the end of such fiscal quarter and the related unaudited statements of earnings, shareholders' equity and cash flows for such fiscal quarter and the portion of the Fiscal Year through such fiscal quarter, in each case setting forth in comparative form the figures for the corresponding periods of the previous Fiscal Year and in the current business plan and containing a narrative discussion of variances reflected by such comparisons, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein, accompanied by a "management letter" containing a narrative discussion of such financial statements and certified by the chief financial officer of Borrower as presenting fairly the financial condition and results of operations of Borrower and its Subsidiaries on a consolidated basis (subject to normal year-end audit adjustments).


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

          (d) MONTHLY REPORTS. As soon as available, but in any event within 30 days after the end of each month (which is not the end of a fiscal quarter of Borrower), copies of the unaudited balance sheet of Borrower and its Subsidiaries on a consolidated basis as at the end of such month and the related unaudited statements of earnings and cash flows for such month and the portion of the Fiscal Year through such month, in each case setting forth in comparative form the figures for the corresponding periods of the previous Fiscal Year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and certified by the chief financial officer of Borrower as presenting fairly the financial condition and results of operations of Borrower and its Subsidiaries (subject to normal year-end audit adjustments; PROVIDED, HOWEVER, prior to October, 1999 the monthly financial information required to be provided by Borrower shall be limited to sales and contribution margin of Borrower).

          (e) BUSINESS PLAN. As soon as available, but in any event within 30 days after the beginning of each Fiscal Year of Borrower, a copy of the plan and forecast (including a projected balance sheet, income statement and funds flow statement and amount of the Revolving Commitment and Borrowing Availability) of Borrower and its Subsidiaries for the current Fiscal Year in quarterly detail.

          (f) COMPLIANCE CERTIFICATE AND MANAGEMENT REPORTS. Contemporaneously with the furnishing of each set of financial statements provided for in SECTIONS 11.1(b) and 11.1(c), a duly completed certificate in substantially the form of EXHIBIT G or in such other form as Agent may from time to time require (each a "COMPLIANCE CERTIFICATE"), signed by the chief financial officer of Borrower, containing, among other things, a computation of, and showing compliance with, each of the applicable financial ratios and restrictions contained in this
SECTION 11 and to the effect that as of such date no Event of Default or Unmatured Event of Default has occurred and is continuing or if such an Event of Default or Unmatured Event of Default has occurred and is continuing, setting forth the nature thereof and the actions Borrower is taking with respect thereto.

          (g) AUDITORS' MATERIALS. Promptly upon receipt thereof, copies of all financial and management reports regarding Borrower and its Subsidiaries, submitted to Borrower, any Subsidiary or any shareholder of Borrower or any Subsidiary by independent public accountants in connection with each annual or interim audit report made by such accountants of the books of Borrower.

          (h) REPORTS TO SEC. Promptly upon the filing or furnishing thereof, copies of all regular and periodic reports, proxy statements, financial statements, registration statements, prospectuses and other material filed by Borrower or any Subsidiary (or, upon Borrower becoming aware thereof, such material filed with respect to Borrower or any Subsidiary or their securities, e.g., a Schedule 13D or Schedule 13G filed under the Securities Exchange Act of 1934 as to Borrower's capital stock by a stockholder thereof) with or to any securities exchange or the Securities and Exchange Commission or any other Governmental Authority or distributed to the stockholders of any such Person and all press releases and other statements made available by Borrower or any


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

Subsidiary to the public concerning material adverse changes or developments in the business of any such Person.

          (i) NOTICE OF DEFAULT, LITIGATION, INTELLECTUAL PROPERTY AND ERISA MATTERS. Forthwith upon Borrower learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by Borrower, any Subsidiary or any other party with respect thereto: (i) the occurrence of an Event of Default or an Unmatured Event of Default, (ii) the institution of, or any adverse determination or materially adverse development in, any litigation, arbitration proceeding or governmental proceeding which could have a Material Adverse Effect, (iii) the occurrence of a Reportable Event, (iv) the institution of any steps to terminate any Pension Plan, (v) the institution of any steps to completely or partially withdraw from any Multiemployer Plan, (vi) the failure of Borrower or any current or past member of its Controlled Group to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 412 of the Code or Section 302 of ERISA, (vii) the adoption of any amendment which would require Borrower or any current or past member of its Controlled Group to provide a bond or other security to a Pension Plan under Section 401(a)(29) of the Code or
Section 307 of ERISA, (viii) the incurrence of any increase in the contingent liability of Borrower or any member of its Controlled Group or any other conditions, events or transactions with respect to any present (or future) Employee Benefit Plan which (A) is not adequately reserved on the balance sheet of Borrower or one of its Controlled Group members and (B) could result in the incurrence by Borrower or any member of its Controlled Group of any liability in excess of $50,000 (in the aggregate), (ix) the commencement of any dispute which might lead to the modification, transfer, revocation, suspension or termination of any Related Document, (x) any termination (without renewal), loss, suspension or other impairment of Borrower's or any Subsidiary's rights under any Material Intellectual Property Right or Material Contract or any expectation of any such termination, loss, supension or other impairment, (xi) any other material adverse change in a Material Contract, or (xii) any other event or events which could have a Material Adverse Effect.

          (j) INSURANCE REPORTS. (i) Within 90 days after the end of each Fiscal Year, a certificate signed by its chief financial officer that summarizes the insurance policies carried by Borrower (such certificate to be in form and substance satisfactory to Agent), and (ii) written notification 30 days prior to any cancellation or material change (other than one which enlarges the scope of coverage, adds additional insureds or increases coverage limits) of any such insurance by Borrower and within 5 days after receipt of any notice (whether formal or informal) of cancellation, reduction in coverage, or shortening of policy period or material adverse change by any of its insurers.

          (k) WITHDRAWAL LIABILITY. With respect to each "Multiemployer Plan", as defined in section 4001 of ERISA as to which Borrower or any current or past member of its Controlled Group may have any liability, (i) no less frequently than annually, a written estimate (which shall be based on information received from each such plan, it being expressly understood that Borrower shall take all reasonable steps to obtain such information) of the withdrawal liability that would be incurred by Borrower or any current or past member of its Controlled Group in the event that


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

Borrower or any current or past member of its Controlled Group were to completely withdraw from that plan in a complete withdrawal as defined in
Section 4201 of ERISA, and (ii) written notice thereof, as soon as it has reason to believe (on the basis of the most recent information available to it) that the sum of (a) the withdrawal liability that would be incurred by Borrower or any current or past member of its Controlled Group if Borrower or any current or past member of its Controlled Group completely withdrew from any Multiemployer Plans as to which Borrower of any current or past member of its Controlled Group has an obligation to contribute, and (b) the amount of the outstanding withdrawal liability (without unaccrued interest) incurred by Borrower of any current or past member of its Controlled Group to Multiemployer Plans, would exceed $50,000 in the aggregate.

          (l) PURCHASE AND SALE AGREEMENTS. Prompt written notice of execution of any agreement by Borrower or any Subsidiary to merge or consolidate into or with, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person, or for the sale, transfer, lease or conveyance by Borrower or any Subsidiary of all or any substantial part of its assets or sale or assignment without recourse of any of its receivables.

          (m) LIST OF OFFICERS AND DIRECTORS. (i) Not more than 10 Business Days after each anniversary date of the initial Loan, a complete list of the officers and directors of Borrower, (ii) within 15 Business Days of any change in the information provided pursuant to the foregoing CLAUSE (i), written notice of such change, and (iii) copies of all amendments to any shareholder's agreement made during the prior year.

          (n) TAX RETURNS. Within: (i) 30 days after the filing thereof, copies of all income tax returns filed by Borrower or any Subsidiary with any Federal or state taxing authority; and (ii) 30 days after receipt thereof by Borrower or any Subsidiary, evidence of payment of property taxes.

          (o) SHAREHOLDER INFORMATION. As soon as practicable but in any event within 5 days after Borrower becomes aware of any Change of Control, notice thereof.

          (p) OTHER INFORMATION. From time to time, such other information concerning Borrower or any Subsidiary as Agent may reasonably request.

          SECTION 11.2 CORPORATE EXISTENCE; FOREIGN QUALIFICATION. Do and cause to be done at all times all things necessary to (a) maintain and preserve the corporate existence of Borrower and each Subsidiary, (b) be duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary, except any such jurisdiction where failure to so qualify could not have a Material Adverse Effect (which jurisdictions shall include, without limitation, those jurisdictions listed in SCHEDULE 10.1) and (c) comply with all Contractual Obligations and Requirements of Law binding upon Borrower and each Subsidiary, except to the extent that the failure to comply therewith is not reasonably likely to have a Material Adverse Effect.


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

          SECTION 11.3 BOOKS, RECORDS AND INSPECTIONS. Maintain, and cause each Subsidiary to maintain, complete and accurate books and records. In addition, Agent and each Lender, or any Person designated by Agent and each Lender in writing, shall have the right, from time to time hereafter, to call at Borrower's place or places of business (or any other place where the Collateral or any information relating thereto is kept or located) during normal business hours upon reasonable prior written or telephonic notice by Agent and each Lender or such other Person; PROVIDED that no prior notice shall be required upon the occurrence and during the continuance of an Event of Default or Unmatured Event of Default, and, without hindrance or delay (a) to inspect, audit, check and make copies of and extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to Borrower's or any Subsidiary's business or to any transactions between the parties hereto, (b) to make such verification concerning the Collateral as Agent or the Required Lenders may consider reasonable under the circumstances, and (c) to discuss the affairs, finances and business of Borrower or any Subsidiary with any officers, employees or directors of Borrower and its Subsidiaries.

          SECTION 11.4 INSURANCE. (a) If Borrower maintains "key man" insurance with respect to any officer or director of Borrower, Borrower shall assign the proceeds of such insurance to Agent pursuant to an assignment in form and substance reasonably satisfactory to Agent, (b) maintain, and cause each Subsidiary to maintain liability, property damage and casualty insurance with financially sound and reputable insurance companies reasonably satisfactory to Agent (i) as may be required by law, or by the Collateral Documents or otherwise by Agent or any Lender, and (ii) in any event to such extent and against such hazards and liabilities, as is customarily maintained by prudent companies similarly situated, (c) maintain, and cause each Subsidiary to maintain, a sufficient amount of insurance so that neither Borrower or any Subsidiary nor Agent or any Lender will be considered a co-insurer or co-insurers, (d) with respect to each liability insurance policy, (i) cause such policy to provide, pursuant to endorsements in form and substance satisfactory to Agent, that Agent is named as an additional insured and that the insurer will give Agent 30 days prior written notice of the termination or other material modification of such policy and (ii) notify Agent within 5 days after obtaining any new policy, or increasing coverage under any existing policy, describing in detail in such notice any such new policy or increase, and (e) with respect to each physical damage or casualty policy, and each life insurance policy referred to in CLAUSE
(a), (i) cause such policy to provide, pursuant to endorsements in form and substance satisfactory to Agent, that Agent is named as a loss payee as to personal property, mortgagee as to real property and an assignee with respect to life insurance and that the insurer will give 30 days' prior written notice of the termination or other material modification of such policy, (ii) cause such policy to provide, pursuant to endorsements in form and substance satisfactory to Agent, that the insurance shall not be invalidated as against Agent or any Lender by any action or inaction of any Person other than Agent or any Lender, regardless of any breach or violation of any warranty, declaration or condition contained in such policy, (iii) as against Agent and Lenders, the insurers shall waive any rights of subrogation to the extent that the named insured has waived such rights (and Borrower hereby irrevocably and unconditionally waives any right of subrogation against Agent and Lenders, except for claims arising out of the gross negligence or willful misconduct of Lenders), and (iv) notify


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Agent within 5 days of obtaining any new policy or increasing coverage under any existing policy, describing in detail in such notice any such new policy or increase.

          SECTION 11.5 TAXES AND LIABILITIES. Pay, and cause each Subsidiary to pay, when due all taxes, assessments and other material liabilities except as contested in good faith and by appropriate proceedings with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP if and so long as forfeiture of any part of the Collateral will not result from the failure to pay any such taxes, assessments or other material liabilities during the period of any such contest.

          SECTION 11.6 EMPLOYEE BENEFIT PLANS. (a) Maintain, and cause each current or past member of the Controlled Group to maintain, each Pension Plan as to which it may have any liability, in compliance in all material respects with all applicable Requirements of Law or as required pursuant to a collective bargaining agreement, or if intended to qualify under Section 401(a) or 501(a) of the Code, in form and administered in a manner so as not to result in any liability to Borrower or any current or past member of its Controlled Group for failure to comply with the applicable provisions thereof; and (b) not institute any actions which could give rise to any of the following, unless the liability to Borrower or any current or past member of its Controlled Group arising from the same will not exceed $50,000 or is adequately reserved on the balance sheet of Borrower or one of its Controlled Group members: (i) a Reportable Event, (ii) the complete or partial withdrawal from any Multiemployer Plan as defined in
Section 4210 of ERISA, (iii) an amendment, modification or termination or withdrawal from of a Pension Plan or the entering into of any new Pension Plan, (whether or not resulting in the posting of a security under Section 401(a)(29) of the Code or Section 307 of ERISA), (iv) an obligation to file a notice of intent to terminate a Pension Plan under Section 4041 of ERISA, (v) a lien under
Section 412 of the Code or Section 302 of ERISA, (vi) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation under Section 4043 of ERISA, or (vii) other than in the ordinary course, the incurrence of any increase in the contingent liability of Borrower or any other conditions, events or transactions with respect to any present (or future) Employee Benefit Plan.

          SECTION 11.7 COLLATERAL DOCUMENTS. Cause the Collateral Documents, as security for the payment and performance of Notes and all other Liabilities, to be and remain valid, perfected Liens on and security interests in all assets of Borrower and each Subsidiary (other than HZ Sub) now or hereafter existing or acquired (free of all other Liens whatsoever other than Permitted Liens).

          SECTION 11.8 COMPLIANCE WITH LAWS. Comply, and cause each Subsidiary to comply, with all Federal, state and local laws, rules and regulations related to its business except to the extent that the failure to comply is not reasonably likely to have a Material Adverse Effect.

          SECTION 11.9 MAINTENANCE OF PERMITS. Maintain, and cause each Subsidiary to maintain, all permits, licenses and consents as are required for the conduct of its business by any state, Federal or local government agency or instrumentality (including, without limitation, any such license, consent or permit relating to Hazardous
Materials or the disposal thereof) if the failure to maintain such licenses, permits and consents is not reasonably likely to have a Material Adverse
Effect.
          SECTION 11.10 PURCHASE, REDEMPTION, DISTRIBUTION, INTEREST AND PAYMENT RESTRICTIONS. Not, and not permit any Subsidiary to, directly or indirectly, purchase, redeem or otherwise acquire any of its Equity Interests or declare or make any dividend, distribution or payment to any holder of any of its Equity Interests, or set aside any funds for any such purpose, or make any other payment of any nature whatsoever to any holder of any shares of the capital stock or any of their or Borrower's Affiliates or members, partners or shareholders (in their capacity as such); PROVIDED that (a) any Subsidiary may declare and pay dividends to any other Subsidiary owning its capital stock or to Borrower; and (b) Borrower may (i) declare and pay dividends consisting solely of capital stock of Borrower, (ii) make payments permitted by SECTION 11.19, and
(iii) effect a Permitted HZ Disposition on or before May 31, 2000, provided that no Unmatured Event of Default or Event of Default has occurred and is continuing.

          SECTION 11.11 LOANS, ADVANCES OR INVESTMENTS. Not, and will not permit any Subsidiary to, make or permit to exist any loans or advances to, investments in, or contributions to the capital of, any other Person, except for
(a) the endorsement, in the ordinary course of collection, of instruments payable to it or to its order, (b) investments in Cash Equivalents, (c) Borrower's loans and advances to, and investments in, HZ Sub to the extent described on SCHEDULE 11.11 and (d) other loans, advances and investments existing on the Closing Date and disclosed on SCHEDULE 11.11.

          SECTION 11.12 MERGERS, CONSOLIDATIONS, SALES. Not, and will not permit any Subsidiary to, (a) be a party to any merger or consolidation or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest or other interest in, any other Person (except for the Permitted HZ Disposition); or (b) sell, transfer, convey or lease all or any substantial part of its assets or sell or assign with or without recourse any Account, other than any sale of inventory in the ordinary course of business, and PROVIDED that the sale, transfer, conveyance or lease of assets shall be in addition subject to the limitations set forth in the Collateral Documents.

          SECTION 11.13 UNCONDITIONAL PURCHASE OBLIGATIONS. Not, and will not permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

          SECTION 11.14 REGULATIONS U AND X. Not use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying margin stock" within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, as amended from time to time.

          SECTION 11.15 SUBSIDIARIES. Notwithstanding any provision of this Agreement to the contrary, not create or permit to exist any Subsidiary except HZ Sub. Borrower shall not permit HZ Sub to acquire any material assets, or incur any Indebtedness or other liabilities (other than in the ordinary course of business or as set forth on SCHEDULE 11.11). Borrower shall not engage in any business or transactions with HZ Sub except in the ordinary course of its business and on an arms length basis.

          SECTION 11.16 NO AMENDMENT OF CERTAIN DOCUMENTS. Not, and will not permit any Subsidiary to, enter into or permit to exist any material amendment or modification of the Organization Documents of Borrower or any Subsidiary or the Employment Agreements.

          SECTION 11.17 OTHER AGREEMENTS. Not, and will not permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached in any material respect by the performance of its obligations hereunder, any of the Related Documents or under any other instrument or document delivered or to be delivered by it hereunder or in connection herewith.

          SECTION 11.18 BUSINESS ACTIVITIES; NAME. Not, and will not permit any Subsidiary to, engage in any type of business except the businesses described in SCHEDULE 11.18 and the activities incidental and related thereto. Borrower will, and will cause each Subsidiary to, transact business only in its corporate name and such trade names as are set forth in SCHEDULE 10.16. Following the Closing Date neither Borrower nor any Subsidiary will conduct its business under any trade or fictitious name other than the duly registered names disclosed on SCHEDULE 10.16.

          SECTION 11.19 TRANSACTIONS WITH AFFILIATES. Not, and will not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any Affiliate, including without limitation the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except transactions expressly referred to on
SCHEDULE 11.19 or those conducted on an arms length basis.

          SECTION 11.20 ENVIRONMENTAL LIABILITIES. (a) Not, and will not permit any Subsidiary to, violate any Environmental Law in any material respect;
(b) without limiting the foregoing, not, and not permit any Person to, store, release, generate or dispose of (except in accordance with Environmental Laws) any Hazardous Materials at, onto or from any real property owned or operated by it; or (c) not allow any lien imposed pursuant to any Environmental Law to be imposed or to remain on such real property.

          SECTION 11.21 INDEBTEDNESS. Not, and will not permit any Subsidiary to, incur or permit to exist any Indebtedness or accounts payable except (a) the Loans, (b) deferred taxes, (c) current accounts payable arising in the ordinary course of business and, consistent with Borrower's customary practices on the date of this Agreement, not overdue, (d) non-current accounts payable which Borrower or such Subsidiary is contesting in good faith and by appropriate proceedings diligently conducted, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, and (e) Indebtedness of a type referenced IN CLAUSE (b) of the definition of Permitted Liens provided that the aggregate outstanding amount thereof does not at any time exceed $500,000 as to the Indebtedness referenced in such clause ("PERMITTED
PURCHASE MONEY DEBT"), and (f) other Indebtedness shown on SCHEDULE 11.21. Except as expressly permitted herein, Borrower will not, and will not permit any Subsidiary to, voluntarily prepay, defease, purchase, redeem, retire or otherwise acquire any Indebtedness other than the Liabilities.

          SECTION 11.22 LIENS. Not, and will not permit any Subsidiary to, create or permit to exist any Lien with respect to any of its assets now or hereafter existing or acquired, except Permitted Liens.

          SECTION 11.23 FISCAL YEAR. Not, and will not permit any Subsidiary to, change its Fiscal Year.

          SECTION 11.24 LANDLORD AND WAREHOUSEMAN AGREEMENTS. Provide, and cause each Subsidiary to provide, Agent with copies of all agreements between such Person and any landlord, bailee, warehouseman or processor which owns any premises at which Inventory or any other Collateral may, from time to time, be located. Borrower shall deliver to Agent on or before the date which is 90 days after the Closing Date a landlord's waiver in form and substance acceptable to Agent from the lessor of each leased property currently being used by Borrower or any Subsidiary where Collateral is located. Borrower shall deliver to Agent a bailee letter in form and substance acceptable to Agent with respect to any warehouse or other location where Collateral is located. As to any leased property occupied by Borrower after Closing, Borrower shall deliver to Agent on or before the initial date of such occupancy a landlord's waiver in form and substance reasonably acceptable to Agent from the lessor of such leased property. With respect to leased locations or warehouse space or processing locations leased on the Closing Date, if Borrower is unable to deliver such a landlord waiver (within 90 days after the Closing Date) or bailee letter, the Inventory at that location shall automatically be deemed ineligible without further action by Agent. In the event that Borrower delivers to Agent such landlord waiver or bailee letter, as applicable, after the Closing Date, subject to the terms and conditions of this Agreement (including SECTION 9.3), Inventory located at such leased location or other location, as applicable, may be considered Eligible Inventory. Borrower shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or warehouse or processing location where any Collateral is or may be located. Borrower shall promptly deliver to Agent copies of (a) any and all default notices received by it under or with respect to any such leased location or other location, and (b) such other notices or documents as Agent may request in its reasonable discretion.

          SECTION 11.25 MAINTENANCE OF REAL ESTATE. Keep and maintain, and cause each Subsidiary to keep and maintain, (a) the Real Estate of such Person and all improvements thereon in good condition and repair (ordinary wear and tear excepted) and the value and utility thereof; (b) the Real Estate in conformity with all applicable building and zoning codes and other applicable laws, statutes, rules and regulations, except where any violation of any such codes, laws, statutes, rules and regulations is not reasonably likely to have a Material Adverse Effect and (c) comply in all material respects with the terms of its leases of Real Estate, in accordance with the applicable leases.

          SECTION 11.26 ACCOUNT RECORDS. At all times hereafter maintain a record of its Accounts, keeping correct and accurate records itemizing and describing the names and addresses of Account Debtors, relevant invoice numbers, shipping dates and due dates, collection histories, and Accounts agings, all of which records shall be available for inspection at Borrower's principal office (or such office designated in writing by Borrower) upon reasonable prior written or telephonic notice (provided that no notice shall be required after the occurrence and during the continuance of an Event of Default or Unmatured Event of Default) during Borrower's usual business hours at the request of any of Agent's or any Lender's officers, employees or agents. Borrower shall cooperate fully with Agent and its agents in connection with any such inspection of its Accounts and the records with respect thereto. Borrower shall conduct a review of its bad debt reserves and collection histories at least once each year and promptly following such review shall supply Agent with a report in a form and with such specificity as may be reasonably satisfactory to Agent concerning such review of the Accounts.

          SECTION 11.27 INSTRUMENTS AND CHATTEL PAPER. Mark all Chattel Paper with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of First Source Financial LLP, as Agent." Upon the request of Agent after the occurrence and during the continuance of an Event of Default or Unmatured Event of Default or, at any other time upon Agent's request therefor, immediately upon Borrower's receipt thereof, Borrower shall deliver or cause to be delivered to Agent, with appropriate endorsement and assignment to vest title, with full recourse to Borrower, and possession in Agent, all Instruments and Chattel Paper which Borrower now owns or may at any time or times hereafter acquire.

          SECTION 11.28 INVENTORY RECORDS. At all times hereafter maintain a perpetual inventory, keeping correct and accurate records itemizing and describing the kind and quantity of Inventory and of Eligible Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto, and the locations of all Inventory in the possession of bailees, all of which records shall be available during Borrower's usual business hours at the request of any of Agent's officers, employees or agents. Borrower shall cooperate fully with Agent and its agents who, upon reasonable prior written or telephonic notice (provided that no notice shall be required after the occurrence and during the continuance of an Event of Default or Unmatured Event of Default), shall have the right at any time or times during Borrower's usual business hours to inspect the Inventory and the records with respect thereto. Borrower shall conduct a physical count of its Inventory (each, a "PHYSICAL INVENTORY") at least once each year and promptly following each Physical Inventory shall supply Agent with a report in form and substance satisfactory to Agent concerning such physical count of its Inventory (including, among other things, a calculation of consistent reserves), and shall furnish to Agent, at Agent's request, such other documents and reports with respect to the Inventory. Each Physical Inventory shall be observed by Arthur Andersen LLP (or such other independent certified public accountants of recognized standing as shall be selected by Borrower with Agent's approval, which will not be unreasonably withheld).
For the purposes of preparing the monthly financial statements described in
SECTION 11.1(d), Inventory shall be computed using the applicable gross margins on the current month's product sales.

          SECTION 11.29 COLLATERAL LOCATIONS. Not, and shall not permit any Subsidiary to, (a) sell any of the Inventory on a guaranteed sale, sale-and-return, sale on approval or consignment basis or any other basis subject to a repurchase obligation or return right or (b) change the locations of Collateral as set forth on SCHEDULE 11.29 or the mailing address of Borrower, nor shall there be established additional places of business or additional locations at which Collateral is stored, kept or processed unless (i) Borrower shall have given Agent not less than thirty
(30) days prior written notice thereof (ii) Agent shall have determined that, after giving effect to any such change of address or location, Agent shall have a first perfected Lien in the Collateral except for Permitted Liens,
(iii) in the case of Collateral locations, Borrower shall have delivered a landlord waiver or bailee letter, as applicable, in form and substance satisfactory to Agent with respect to such location, and (iv) all negotiable documents and receipts in respect of any Collateral maintained at such premises are promptly delivered to Agent. Prior to making any such change or establishing such new location, Borrower, as applicable, shall execute any additional financing statements or other documents or notices required by Agent. All Collateral located at any such new location shall automatically without further action by Agent be deemed ineligible to constitute Eligible Accounts or Eligible Inventory, as the case may be, until Borrower shall have complied with the requirements of this SECTION 11.29 and SECTION 11.24.

          SECTION 11.30 DISPOSAL OF PROPERTY. Not, and shall not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of any of its Property or rights to any Person except for (i) bona fide sales of Inventory to customers for fair value in the ordinary course of business, (ii) sales of Equipment which is obsolete, worn-out or otherwise not useable in Borrower's business in an aggregate amount in any Fiscal Year not to exceed One Hundred Thousand Dollars ($100,000) and (iii) the Permitted HZ Disposition. In the event any Equipment of Borrower or any Subsidiary is sold, transferred or otherwise disposed of as permitted by this SECTION 11.30 or with the Required Lenders' consent, and (a) such sale, transfer or disposition is effected without replacement of the Equipment so sold, transferred or disposed of or such Equipment is replaced by Equipment leased by such Person, such Person shall promptly (but in any event within ninety (90) Business Days of the receipt thereof) deliver all of the cash proceeds of any such sale, transfer or disposition to Agent, or (b) such sale, transfer or disposition is made in connection with the purchase by such Person of replacement Equipment, such Person shall use the proceeds of such sale, transfer or disposition to finance the purchase by such Person of replacement Equipment and shall deliver to Agent written evidence of the use of the proceeds for such purchase. Except as permitted by SECTION 11.22, all replacement Equipment purchased by Borrower or any Subsidiary shall be free and clear of all Liens, except for Liens in favor of Agent. All proceeds delivered to Agent under this SECTION 11.30 shall be applied to the remaining scheduled payments on the Term Loans in the inverse order of their maturity thereof or, if the Term Loans have been paid in full, to the outstanding Revolving Loans (without permanent reduction of the Revolving Commitment) without premium or penalty except as provided in SECTION 2.8, with such proceeds to be applied first to Prime Rate Loans until paid in full and then to LIBOR Rate Loans.

          SECTION 11.31 IMPAIRMENT AGREEMENTS. Not, and shall not permit any Subsidiary to, enter into or assume any agreement, instrument, indenture or other obligation (other than the Related Documents) which (a) contains a negative pledge provision which would require a sharing of any interest in the Collateral, (b) prohibits or limits the creation or assumption of any Lien in favor of Agent for the benefit of itself upon its Property, whether now owned or hereafter acquired, or (c) restricts, prohibits or requires the consent of any Person with respect to the payment of any dividend or other distribution to any holder of its Equity Interests.

          SECTION 11.32 YEAR 2000. Within 90 days of the Closing Date Borrower shall have conducted a review and assessment of all computer applications and programs (the "SOFTWARE") owned, licensed or used by any of Borrower and its Subsidiaries and all such Software shall be fully able to perform date-sensitive or other functions on or after, or as to dates on or after, December 31, 1999, except for immaterial Software where the failure to perform such function is not reasonably likely to have a Material Adverse Effect.

          SECTION 11.33 CORPORATE ACCOUNTS. Not maintain corporate deposit accounts jointly with any Affiliate or commingle any of its funds with funds of any Affiliate.

          SECTION 11.34  FINANCIAL COVENANTS.

          (a) INTEREST COVERAGE RATIO. Not permit the Interest Coverage Ratio for any four-quarter period (except that such period shall be three calendar quarters as to the period ending September 30, 1999) set forth below to be less than the ratio set forth opposite such period below:


------------------------------------------------------------------
 CALENDAR QUARTERS ENDING:                MINIMUM RATIO (TO 1.0):
------------------------------------------------------------------
 September 30, 1999                                3.25
------------------------------------------------------------------
 December 31, 1999                                 4.00
------------------------------------------------------------------
 March 31, 2000                                    4.50
------------------------------------------------------------------
 June 30, 2000                                     5.00
------------------------------------------------------------------
 September 30, 2000                                5.50
------------------------------------------------------------------
 December 31, 2000                                 6.00
------------------------------------------------------------------
 March 31, 2001                                    6.50
------------------------------------------------------------------


                                      74

------------------------------------------------------------------
 June 30, 2001                                     7.00
------------------------------------------------------------------
 September 30, 2001                                7.50
------------------------------------------------------------------
 December 31, 2001                                 8.00
------------------------------------------------------------------
 After December 31, 2001                           8.00
------------------------------------------------------------------

          (b) DEBT TO EBITDA RATIO. Not permit the Debt to EBITDA Ratio measured on the last day of any Fiscal Quarter set forth below to be more than the ratio set forth opposite such period below:


 FISCAL QUARTERS ENDING:                  MAXIMUM RATIO (TO 1.0):
------------------------------------------------------------------
 September 30, 1999                                4.50
------------------------------------------------------------------
 December 31, 1999                                 2.50
------------------------------------------------------------------
 March 31, 2000                                    1.75
------------------------------------------------------------------
 June 30, 2000                                     1.50
------------------------------------------------------------------
 September 30, 2000                                1.50
------------------------------------------------------------------
 December 31, 2000                                 1.50
------------------------------------------------------------------
 March 31, 2001                                    1.25
------------------------------------------------------------------
 June 30, 2001                                     1.25
------------------------------------------------------------------
 September 30, 2001                                1.25
------------------------------------------------------------------
 December 31, 2001                                 1.25
------------------------------------------------------------------
 After December 31, 2001                           1.00
------------------------------------------------------------------

          (c)  FIXED CHARGE RATIO.   Not permit the Fixed Charge Ratio for any
four-quarter period (except that such period shall be three calendar quarters as to the period ending September 30, 1999) set forth below to be less than the amount set forth opposite such period below:

------------------------------------------------------------------
 CALENDAR QUARTERS ENDING:                 MINIMUM RATIO (TO 1.0):
------------------------------------------------------------------
 September 30, 1999                                1.25
------------------------------------------------------------------
 December 31, 1999                                 1.25
------------------------------------------------------------------


                                      75


------------------------------------------------------------------
 March 31, 2000                                    1.25
------------------------------------------------------------------
 June 30, 2000                                     1.25
------------------------------------------------------------------
 September 30, 2000                                1.25
------------------------------------------------------------------
 December 31, 2000                                 1.30
------------------------------------------------------------------
 March 31, 2001                                    1.30
------------------------------------------------------------------
 June 30, 2001                                     1.35
------------------------------------------------------------------
 September 30, 2001                                1.40
------------------------------------------------------------------
 December 31, 2001                                 1.45
------------------------------------------------------------------
 After December 31, 2001                           1.50
------------------------------------------------------------------

          (d) GROSS CAPITAL EXPENDITURES. Not, directly or indirectly (by way of the acquisition of the securities of a Person or otherwise), make or commit to make Gross Capital Expenditures, except that Borrower may, so long as no Unmatured Event of Default or Event of Default under Section 13.1(a) or
(b) shall exist or would result therefrom, make Gross Capital Expenditures in the ordinary course of business in an aggregate amount not to exceed
$1,750,000 in the Fiscal Year ending December 31, 1999, and $750,000 in any Fiscal Year ending thereafter.

          SECTION 12      CONDITIONS.

          The obligation of Lenders to make the Loans is subject to the following conditions precedent or concurrent:

          SECTION 12.1 INITIAL LOANS. The obligation of each Lender to make its Term Loan and its initial Revolving Loan shall be subject to the prior or concurrent satisfaction (in form and substance satisfactory to Agent and the Required Lenders) of each of the conditions precedent set forth below:

          (a) NO DEFAULT. No Event of Default or Unmatured Event of Default shall have occurred and be continuing or will result from the making of such Loan.

          (b) REPRESENTATIONS AND WARRANTIES. All warranties and representations contained in this Agreement and the Related Documents shall be true and correct in all material respects as of the date of such Loan, with the same effect as though made on the date of such Loan (except for those warranties and representations that are stated to be made as of a specific date which will be true and correct in all material respects only as of such date).

          (c) EMPLOYMENT AGREEMENTS. The terms and provisions of the Employment Agreements shall be satisfactory in form and substance to Agent and the Required Lenders in their discretion.

          (d) NO LITIGATION; NO MATERIAL ADVERSE DEVELOPMENT. In the opinion of Agent and the Required Lenders, in their reasonable discretion, (i) no litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry shall, on the date of the initial Loan, be pending, or to the knowledge of Borrower, threatened which seeks (x) to enjoin or otherwise prevent the consummation of, the Related Transactions or (y) if adversely determined is reasonably likely to have a Material Adverse Effect, and (ii) no material adverse development shall have occurred in any litigation (including, without limitation, derivative actions), arbitration, government investigation or proceeding or inquiry disclosed in
SCHEDULE 10.4 which is reasonably likely to  have a Material Adverse Effect.

          (e) PAYMENT OF FEES. The fees referred to in SECTION 5 which are due and payable on or prior to the date of the initial Loan shall have been paid to Agent and Lenders.

          (f) ESTABLISHMENT OF ACCOUNTS. The Lockbox, the Master Account and the Operating Accounts shall have been established pursuant to SECTION 6.2 and the financial institutions at which Borrower has established the payroll and petty cash accounts described in SECTION 6.2(C) shall have furnished Agent with the acknowledgment referred to in such Section.

          (g) COLLATERAL DOCUMENTS. Agent shall have received all of the following, each duly executed and dated the date of the initial Loan (or such earlier date as shall be satisfactory to Agent), in form and substance satisfactory to Agent: the Notes, the Bank Agency Agreement, the Security Agreements, the Stock Pledge Agreements and the Employment Agreements, Borrower's certificate of incorporation (including the terms of any outstanding shares of Borrower's preferred stock) and such other agreements, documents, instruments, certificates and opinions as Agent may reasonably request.

          (h) AMOUNT OF REVOLVING LOANS; BORROWING AVAILABILITY. The amount of the Revolving Loans made on the Closing Date shall not exceed $3,000,000.

          (i) PAYMENT OF INDEBTEDNESS TO BE REFINANCED. The obligations of Borrower identified on SCHEDULE 12.1 (herein called "INDEBTEDNESS TO BE REFINANCED"), together with all interest accrued thereon and all prepayment premiums and other amounts payable in connection therewith, shall have been refinanced in full from the proceeds of the Loans and Agent shall have received
(i) the certificate of the President or a Vice President of Borrower, dated the Closing Date to such effect, (ii) a letter from each of the holders of the Indebtedness to be Refinanced setting forth in each case (x) the amount of principal and accrued interest thereon due such holder as of the date of such letter, (y) the per diem interest rate on unpaid principal thereunder as of such date, and (z) payment instructions relative to the payment of such Indebtedness to be Refinanced, and, unless waived by Agent, enclosing in escrow any and all Uniform Commercial Code termination statements, mortgage releases and releases of security interests in patents, trademarks and copyrights, in form and substance satisfactory to Agent, sufficient to terminate all Liens securing any of the Indebtedness to be Refinanced.

          (j) FINANCIAL STATEMENTS. On or before the fifth Business Day prior to the Closing Date, Borrower shall have furnished to Agent and each Lender the financial statements referred to in CLAUSES (b), (c) and (d), of SECTION 11.1 for the most recent annual, quarterly and monthly periods of Borrower; PROVIDED, that the quarterly and monthly periods reflected in such financial statements shall pertain to quarterly and monthly periods ending no more than more than 45 days prior to the Closing Date.

          (k) LIFE INSURANCE. Agent shall have received a duly executed assignment of life insurance on the lives of each of R. Lindsey Duncan and Louis Mancini in form and substance satisfactory to Agent in an amount not less than $5,000,000 each.

          (l) OTHER DOCUMENTS. Agent shall have received all other information and documents which Agent reasonably may have requested in connection with this Agreement in form and substance satisfactory to Agent.

          SECTION 12.2 ALL LOANS; LC GUARANTIES. The obligation of each Lender to make its initial Loans and each subsequent Loan or to issue an LC Guaranty is subject to the following further conditions precedent (except as set forth in SECTION 12.2(c)):

          (a) (i) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or will result from the making of such Loan or issuing such LC Guaranty, (ii) the warranties and representations contained in this Agreement and the Related Documents shall be true and correct in all material respects as of the date of such requested Loan or provision of such LC Guaranty, with the same effect as though made on the date of such Loan or provision of such LC Guaranty, and (iii) there shall have been no material adverse change or notice to Borrower of prospective material adverse change with respect to insurance maintained by Borrower.

          (b) (i) No claim, litigation (including, without limitation, derivative actions), arbitration, governmental proceeding, investigation or inquiry not disclosed in writing by Borrower to Lender prior to the date of the last previous Loan or issuance of an LC Guaranty, whichever shall have most recently occurred, is pending or known to be threatened against Borrower, (ii) no material development not so disclosed shall have occurred in any claim, litigation (including, without limitation, derivative actions), arbitration, governmental proceeding, investigation or inquiry which was so disclosed, and
(iii) no event, condition or development shall have occurred or developed at any time (whether before or after the making of the last previous Loan), which (in the case of each of the foregoing CLAUSES (i) through (iii)) in the reasonable opinion of the Required Lenders could have a Material Adverse Effect.

          (c) Agent shall have received: (i) a Borrowing Base Certificate delivered in accordance with SECTION 11.1(a), (ii) not later than the twentieth Business Day of the first calendar month following the making of each Loan, a certificate, substantially in the form of EXHIBIT H or in such other substantially similar form as Agent shall from time to time designate to Borrower (the "BORROWING CERTIFICATE") dated the last Business Day of the month in which such Loan was requested, signed by the President or a Vice President of Borrower, (iii) not less than three (3) days prior to the making of an LC Guaranty, a certificate substantially in the form of EXHIBIT I (the "LC GUARANTY REQUEST") relating to all Permitted LCs to be covered by an LC Guaranty since the most recent prior LC Guaranty Request, signed by the President or a Vice President or other appropriate officer of Borrower, and (iv) such other documents as Agent may reasonably request in support of such requested Loan or LC Guaranty, provided, that unless otherwise requested by Agent, Borrower may deliver one Borrowing Certificate each calendar month for all Loans for which such Borrowing Certificate is required.

          SECTION 13     EVENTS OF DEFAULT AND THEIR EFFECT.

          SECTION 13.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

          (a) Default in the payment when due, whether by acceleration or otherwise, of any principal of or interest on any Loan.

          (b) Default, and continuance thereof for five (5) Business Days, in the payment when due, whether by acceleration or otherwise, of any amount payable hereunder or under the Related Documents (other than any amount described in SECTION 13.1(a)).

          (c) (i) Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Indebtedness of, or guaranteed by, Borrower or any Subsidiary, or (ii) default in the performance or observance of any obligation or condition with respect to any such other Indebtedness of, or guaranteed by, Borrower or any Subsidiary, if the effect of such default is to accelerate the maturity of (or there is matured and unpaid) such other Indebtedness aggregating $250,000 or more, or to cause such other Indebtedness aggregating $250,000 or more to become due and payable, or to permit the holder or holders of such other Indebtedness of $250,000 or more, or any trustee or agent for such holders, to cause such other Indebtedness to become due and payable prior to its expressed maturity.

          (d) Default in the payment when due, or in the performance or observance of any material obligation of, or material condition agreed to by Borrower or any Subsidiary (subject to applicable cure periods) with respect to any Material Contract or any Material Intellectual Property Right (except only to the extent that the existence of any such default is not covered by insurance or an indemnification agreement acceptable to Agent or is not being contested by such Person in good faith and by appropriate proceedings diligently conducted and with respect to which such Person has established, and is maintaining, adequate reserves therefor in accordance with GAAP).


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          (e)  (i) Borrower or any Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or (ii) Borrower or any Subsidiary applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian or similar Person for itself or for any of its Property, or makes a general assignment for the benefit of creditors; or (iii) in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian or similar Person is appointed for Borrower or any Subsidiary or for a substantial part of its Property, unless (I) Borrower or such Subsidiary institutes appropriate proceedings to contest or discharge such appointment within 10 Business Days and thereafter continuously and diligently prosecutes such proceedings and (II) such appointment is in fact discharged within 60 days of such appointment; or (iv) any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is commenced in respect of Borrower or any Subsidiary, unless (X) such case or proceeding is not commenced by such Person, (Y) such case or proceeding is not consented to or acquiesced in by such Person, and (Z) such Person institutes appropriate proceedings to dismiss such case or proceeding within 10 Business Days and thereafter continuously and diligently prosecutes such proceedings and such case or proceeding is in fact dismissed within 60 days after the commencement thereof; or (v) Borrower or any Subsidiary takes any action to authorize, or in furtherance of, any of the foregoing.

          (f) Failure by Borrower to comply with or to perform (i) any provision of this Agreement (and not constituting an Event of Default under the succeeding clause (ii) or any of the other provisions of this SECTION 13) and continuance of such failure for 30 days after Borrower has notice thereof, or
(ii) any of the provisions contained in SECTIONS 6.1, 6.2, 7.1, 7.4, 7.6, 9, 11.1(a), 11.1(h), 11.1(i), 11.1(p), 11.2(a), 11.3 (except for failure to maintain complete and accurate books and records), 11.4, 11.7, and 11.10 through
11.34 (other than 11.23).

          (g) Any warranty or representation made by or on behalf of Borrower or any other Person (other than Agent or a Lender) herein or in any of the other Related Documents, or otherwise in connection herewith or therewith is inaccurate or incorrect, or is breached or false or misleading, in any material respect as of the date such warranty or representation is made; or any schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of Borrower or any Subsidiary to Agent or any Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

          (h) Except to the extent that any of the following is expressly permitted hereunder or does not give rise to the incurrence by Borrower or any current or past member of its Controlled Group of any liability in excess of $250,000, or except to the extent any of the following is adequately reserved on the balance sheet of Borrower or one of its current members of its Controlled Group, the institution of any steps by Borrower or any other Person, including the Pension Benefit Guaranty Corporation, (i) to amend, modify or terminate a Pension Plan or to enter into any new Pension Plan, (ii) to cause a complete or partial withdrawal from any Multiemployer Plan, or (iii) other than in the ordinary course, to directly or indirectly cause to exist any other


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conditions, events or transaction which could give rise to any material liability of Borrower or any current member of its Controlled Group with respect to any Employee Benefit Plan.

          (i) Borrower or any Affiliate of Borrower that is a party to any other Related Document (other than Agent or any Lender) shall fail to comply with or to perform (subject to any applicable grace period) any provision of such Related Document applicable to it; or any of the Related Documents shall fail to remain in full force and effect; or any action shall be taken by any Person (other than Agent or any Lender or the Master Account Bank) to discontinue or terminate any of the Related Documents or to contest the validity, binding nature or enforceability of any thereof.

          (j) Any of the Collateral or the Property of Borrower or any Subsidiary having a fair market value of more than $250,000 in the aggregate is attached, seized, subjected to a writ or distress warrant, or levied upon, or come within the possession or control of any judgment creditor, receiver, trustee, custodian or assignee for the benefit of creditors of Borrower or any Subsidiary and on or before the thirty (30) day period thereafter such Collateral or Property is not returned to such Person or such writ, distress warrant or levy is not dismissed, vacated, stayed or lifted.

          (k)  Any Change of Control shall occur.

          (l) There shall be entered against Borrower or any Subsidiary one or more judgments, awards or decrees, or orders of attachment, garnishment or any other writ, which exceed $250,000 in the aggregate at any one time outstanding, excluding judgments, awards, decrees, orders or writs (i) for which there is full insurance and with respect to which the insurer has assumed responsibility in writing, (ii) for which there is full indemnification (upon terms and by creditworthy indemnitors which are satisfactory to Agent) or (iii) which have been in force for less than the applicable period for filing an appeal so long as execution is not levied thereunder (or in respect of which Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceeding for review and in respect of which a stay of execution or appropriate appeal bond shall have been obtained pending such appeal or review).

          (m) The receipt by Borrower or any Subsidiary of any notice, claim or assessment from any Federal, state or local governmental authority, or any other Person, asserting liability or potential liability against Borrower or such Subsidiary under any Environmental Law that is reasonably likely to have a Material Adverse Effect.

          (n) (i) R. Lindsey Duncan shall cease to be Chairman of Borrower before June 10, 2000; or thereafter R. Lindsey Duncan shall cease to be Chairman of Borrower unless he is replaced within ninety (90) days by a person reasonably acceptable to Agent, or (ii) Louis Mancini shall cease to be President and Chief Executive Officer of Borrower unless he is replaced within 90 days by a person reasonably acceptable to Agent.


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          (o)  Any material damage to, or loss, theft, or destruction of, any of the Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which results in or causes cessation or substantial curtailment of production or other revenue producing activities of more than ten percent (10%) of Borrower's consolidated gross revenues for more than thirty (30) consecutive days (based upon consolidated gross revenues for the most recent twelve months ending on the date of such occurrence).

          (p) Any security interest created under any Related Document shall cease to be a valid and perfected first priority security interest or Lien (subject to Permitted Liens) in any of the Collateral purported to be covered thereby for any reason other than any action taken by Agent or any Lender or the failure of Agent or any Lender to take any action within its control.

          SECTION 13.2 EFFECT OF EVENT OF DEFAULT. If an Unmatured Event of Default or an Event of Default shall have occurred and be continuing, Agent may elect to do one or more of the following at any time or times and in any order:
(i) reduce the amount of the Revolving Commitment, (ii) restrict the amount of, or suspend its obligations to make, Revolving Loans, (iii) restrict or suspend the issuance of Letters of Credit or LC Guaranties or (iv) demand that Borrower immediately deposit with Agent an amount equal to one hundred ten percent (110%) of the LC Exposure to enable Agent to make payments under the LC Guaranties when required, and such amount shall become immediately due and payable. If any Event of Default described in SECTION 13.1(e) shall occur, the Commitments (if not theretofore terminated) shall immediately terminate and the Notes and all other Liabilities shall become immediately due and payable, all without notice of any kind; and, in the case of any other Event of Default, Agent may, and Agent shall at the direction of the Required Lenders, declare the Commitments (if not theretofore terminated) to be terminated and the Notes and all other Liabilities to be due and payable, whereupon the Commitments (if not theretofore terminated) shall immediately terminate and the Notes and all other Liabilities shall become immediately due and payable, all without further notice of any kind. Agent shall promptly provide Borrower written notice of any such declaration but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in SECTION 13 may be waived by the Required Lenders in writing.

          SECTION 13.3 RIGHTS AND REMEDIES GENERALLY. Upon acceleration of the Liabilities, Agent, on behalf of Lenders, shall have, in addition to any other rights and remedies contained in this Agreement or in any of the other Related Documents, all of the rights and remedies of a secured party under the UCC or other applicable laws, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law. In addition to all such rights and remedies, Agent shall have the right, subject to provisions of applicable law, to sell, lease or otherwise dispose of all or any part of the Collateral and the sale, lease or other disposition of the Collateral, or any part thereof, by Agent after an Event of Default may be for cash, credit or any combination thereof, and Agent or any Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Liabilities then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. Agent shall have the right


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to conduct such sales on Borrower's premises, at Borrower's expense, or elsewhere, on such occasion or occasions as Agent may see fit.

          SECTION 13.4 ENTRY UPON PREMISES AND ACCESS TO INFORMATION. Upon acceleration of the Liabilities, Agent shall have the right (i) to cause the Collateral to remain on Borrower's premises, without any obligation to pay rent,
(ii) to enter upon the premises of Borrower where the Collateral is located or any other place or places where the Collateral is believed to be located and kept, without any obligation to pay rent, to render the Collateral useable or saleable, or to remove the Collateral therefrom to the premises of Agent or any agent of Agent, at Borrower's expense, for such time as Agent may desire in order effectively to collect or liquidate the Collateral, and (iii) to require Borrower to assemble the Collateral and make it available to Agent at a place or places to be designated by Agent. Upon acceleration of the Liabilities, Agent shall have the right to take possession of Borrower's original books and records (other than those books and records which Borrower is required by law to maintain), to obtain access to Borrower's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Agent deems appropriate; and Agent shall have the right to notify postal authorities to change the address for delivery of Borrower's mail to an address designated by Agent and to receive, open and dispose of all mail addressed to Borrower and to take possession of all checks or other original remittances contained in such mail (provided that Agent shall promptly provide Borrower with copies of such mail).

          SECTION 13.5 SALE OR OTHER DISPOSITION OF COLLATERAL BY AGENT. Any notice required to be given by Agent or any Lender of a sale, lease or other disposition or other intended action by Agent with respect to any of the Collateral which is given to Borrower as specified in SECTION 14.3, at least ten
(10) days prior to such proposed action, shall constitute fair and reasonable notice to Borrower of any such action. The net proceeds realized by Agent upon any such sale or other disposition, after deduction for the expenses of retaking, holding, storing, transporting, preparing for sale, selling or otherwise disposing of the Collateral incurred by Agent in connection therewith, shall be applied as provided herein toward satisfaction of the Liabilities. Agent shall account to Borrower for any surplus realized upon such sale or other disposition, and Borrower shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Agent's Liens on the Collateral until the Liabilities are fully paid.

          SECTION 13.6 NOTICE TO ACCOUNT DEBTORS. Agent may, in its sole discretion, at any time or times, upon the occurrence and during the continuance of an Event of Default and without prior notice to Borrower, notify any or all Account Debtors that the Accounts have been assigned to Agent, for the benefit of Lenders, and that Agent has a Lien therein. Upon the occurrence and during the continuance of an Event of Default, Agent may direct or, at the request of Agent, Borrower shall direct, any or all Account Debtors to make all payments upon the Accounts directly to Agent. Agent shall furnish Borrower with a copy of any such notice.


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          SECTION 13.7   WAIVER OF DEMAND.  DEMAND, PRESENTMENT, PROTEST AND
NOTICE OF DEMAND, PRESENTMENT, PROTEST, NONPAYMENT, INTENT TO ACCELERATE AND ACCELERATION ARE HEREBY WAIVED BY BORROWER. BORROWER ALSO WAIVES THE BENEFIT OF ALL VALUATION, APPRAISAL AND EXEMPTION LAWS.

          SECTION 13.8 WAIVER OF NOTICE. EXCEPT AS PROVIDED IN SECTION 13.5, UPON THE OCCURRENCE OF A DEFAULT OR AN EVENT OF DEFAULT, BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY AGENT AND LENDERS OF THEIR RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS AGREEMENT.

          SECTION 14     GENERAL.

          SECTION 14.1 WAIVER; AMENDMENTS. No delay on the part of any Lender or Agent or any holder of a Note or other Liability in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or a Note or any Related Document shall in any event be effective unless the same shall be in writing and signed and delivered by Borrower, the Agent and the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by each affected Lender, do any of the following:

          (a) increase the Commitment of a Lender or subject a Lender to any additional obligations;

          (b) except as otherwise expressly provided in this Agreement, reduce the principal of, or interest on, the Notes, any Reimbursement Obligations or any fees hereunder;

          (c) postpone any date fixed for any payment in respect of principal of, or interest on, the Notes, any Reimbursement Obligations or any fees hereunder;

          (d) change the percentage of the Commitment, or any minimum requirement, necessary for Lenders or the Required Lenders to take any action hereunder;

          (e) amend or waive this SECTION 14.1, or change the definition of Required Lenders; or


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          (f)  except as otherwise expressly provided in this Agreement
(including without limitation as provided in SECTION 11.30), and other than in connection with the financing, refinancing, sale or other disposition of any asset of Borrower or any Subsidiary permitted under this Agreement, release any Liens in favor of Agent on all or any substantial portion of the Collateral;

PROVIDED, FURTHER, that no amendment, waiver or consent affecting the rights or duties of Agent under any Related Documents shall in any event be effective, unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Notwithstanding any of the foregoing to the contrary, the consent of Borrower shall not be required for any amendment, modification or waiver of the provisions of SECTION 15.2 (other than the provisions of SECTION 15.2.9). In addition, Borrower and Lenders hereby authorize Agent to modify this Agreement by unilaterally amending or supplementing SCHEDULE 1 from time to time in the manner requested by Borrower, Agent or any Lender in order to reflect any assignments or transfers of the Loans, as provided for hereunder; PROVIDED, HOWEVER that Agent shall promptly deliver a copy of any such modification to Borrower and each Lender. All Events of Default shall continue until the same are waived in accordance with this
SECTION 14.1.

          SECTION 14.2 CONFIRMATIONS. Borrower and Lenders (or any holder of a Note) agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal amount of the Loans then outstanding under such Note.

          SECTION 14.3 NOTICES. Except with respect to SECTION 2.3: (a) notices forwarded by mail shall be deemed to have been given on the earlier to occur of (i) receipt or (ii) three days after the date sent if sent by registered or certified mail, postage paid, and:

          (x) IF TO BORROWER, addressed to Borrower at its address shown below its signature hereto; or

          (y) IF TO AGENT, addressed to Agent at the address shown below its signature hereto; or

          (z) IF TO A LENDER, addressed to such Lender at its address set forth on SCHEDULE 1; or

in the case of any party, at such other address as such party may, by written notice received by the other parties to this Agreement, have designated as its address for notices; and (b) notices given by telegram or facsimile transmission shall be deemed to have been given when sent if addressed to the party to whom sent, at its address as aforesaid. Notices of borrowing pursuant to SECTION 2.3 and SECTION 4.3 shall be effective upon receipt by Agent and shall be in writing (or by telephone to be confirmed in writing by Borrower). Agent and Lenders shall be entitled to rely upon all telephone and Electronic Notices and Borrower shall indemnify and hold Agent and each Lender harmless


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from any loss, cost or expense ensuing from any such reliance, which indemnification shall survive any termination of this Agreement.

          SECTION 14.4 COSTS, EXPENSES AND TAXES. Borrower shall pay on demand all reasonable out-of-pocket costs and expenses of Agent (including the reasonable fees and out-of-pocket expenses of counsel for Agent and of local counsel, if any, who may be retained by said counsel and all reasonable costs of appraisals, surveys, environmental reviews and the like reasonably required to be made or completed) in connection with the preparation, execution and delivery of this Agreement, the Related Documents and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. Borrower further agrees to pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Agent (and in the case of enforcement, each Lender) in connection with the administration, enforcement, waiver or amendment of this Agreement, the Related Documents and any such other instruments or documents. In addition, Borrower agrees to pay, and to save Agent and each Lender harmless from all liability for, any document, stamp, filing, recording, mortgage or other taxes which may be payable in connection with the borrowings hereunder or the execution, delivery, recording or filing of this Agreement, any of the Related Documents or of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this SECTION 14.4 shall survive any termination of this Agreement.

          SECTION 14.5 INDEMNIFICATION. In consideration of Agent's and each Lender's execution and delivery of this Agreement and Lenders' extension of the Commitments, Borrower hereby agrees to indemnify, exonerate and hold Agent and each Lender and Manager and each of their respective officers, directors, employees and agents (including, without limitation, Master Account Bank, and herein collectively called "LENDER PARTIES" and individually called a "LENDER PARTY") free and harmless from and against any and all claims, demands, actions, causes of action, suits, losses, costs (including, without limitation, all documentary, recording, filing, mortgage or other stamp taxes or duties), charges, liabilities and damages, and expenses in connection therewith (irrespective of whether such Lender Party is a party to the action for which indemnification hereunder is sought), and including, without limitation, reasonable attorneys' fees and disbursements (called in this SECTION 14.5 the "INDEMNIFIED LIABILITIES"), of any and every kind whatsoever paid, incurred or suffered by, or asserted against, any Lender Party for, with respect to, arising out of or as a direct or indirect result of:

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or involving any Loan or the execution, delivery, performance or enforcement of this Agreement, the Related Documents and any instrument, document or agreement executed pursuant hereto by any of Lender Parties;

          (b) (i) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, any real property legally or beneficially owned (or any estate or interest which is owned) or operated by Borrower or any Subsidiary (including, without


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limitation, any property owned by a land trust the beneficial interest in which is owned, in whole or in part, by Borrower or any Subsidiary) of any Hazardous Material; (ii) any claims, demands, actions, causes of action, suits, losses, costs, charges, liabilities and damages, asserted or arising under Environmental Laws relating to any such real property or Borrower's or any Subsidiary's operations thereon, or arising from a breach in any of Borrower's representations, warranties or covenants herein relating to environmental matters, and (iii) any of the conditions disclosed in any of the documents listed on SCHEDULE 10.19 regardless, of whether caused by, or within the control of, Borrower or any Subsidiary;

          (c) (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or any amendment or supplement to any thereof or in any other writing prepared in connection with the offer, sale or resale of any securities of Borrower or any Subsidiary, or (ii) any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and

          (d) (i) any injury to person or damage to property, known or unknown, reported or unreported, which results from the use of the products of Borrower or any Subsidiary, or (ii) any obligation or liability arising out of or with respect to the business or operations of Borrower or any Subsidiary, in each case whether any of such matters arise before or after the foreclosure of or other taking of title to all or any portion of the Collateral by Agent or Lenders;

except for any such Indemnified Liabilities arising, on account of the relevant Lender Party's gross negligence or willful misconduct and, to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this SECTION 14.5 shall survive any termination of this Agreement and shall not be reduced or impaired by any investigation made by or on behalf of any Lender Party.

     SECTION 14.6 SUBMISSION TO JURISDICTION. AGENT AND EACH LENDER MAY ENFORCE ANY CLAIM ARISING OUT OF THIS AGREEMENT OR THE RELATED DOCUMENTS IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN CHICAGO, ILLINOIS. FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INSTITUTED WITH RESPECT TO ANY SUCH CLAIM, BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS. BORROWER HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM WITH OFFICES ON THE DATE HEREOF AT 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS, TO RECEIVE FOR AND ON BEHALF OF BORROWER SERVICE OF PROCESS IN ILLINOIS. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF SAID COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW, (i) SHALL BE DEEMED IN


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EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION
OR PROCEEDING AND (ii) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE
UPON AND PERSONAL DELIVERY TO IT. NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT OF AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED
BY LAW OR PRECLUDE AGENT OR ANY LENDER FROM BRINGING AN ACTION OR PROCEEDING
IN RESPECT HEREOF IN ANY OTHER COUNTRY, STATE OR PLACE HAVING JURISDICTION
OVER SUCH ACTION. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY
SUCH COURT LOCATED IN CHICAGO, ILLINOIS AND ANY CLAIM THAT ANY SUCH SUIT,
ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN
INCONVENIENT FORUM.
          SECTION 14.7 GOVERNING LAW. This Agreement and the Notes shall be a contract made under and governed by the internal laws of the State of Illinois without regard to conflict of laws principles. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of Borrower, any of its Subsidiaries and rights of Agent and each Lender and any other holder of a Note or Liability expressed herein or in the Related Documents shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement relating to any of the Liabilities.

          SECTION 14.8 SEVERAL OBLIGATIONS; NATURE OF LENDER'S RIGHTS. The respective obligations of Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which Agent is authorized to act as such). No provision contained herein or in any other Related Document and no course of dealing between the parties shall be deemed to create any fiduciary relationship between Agent or any Lender and Borrower or any Subsidiary. The indebtedness of Borrower incurred under each of the Notes shall be a separate obligation owing to the holder thereof; PROVIDED that each Lender hereby agrees that it shall have no individual right to seek to enforce its rights under this Agreement or to realize upon the Collateral, it being understood and agreed that such rights and remedies may be exercised solely by Agent for the benefit of Lenders at the direction of the Required Lenders in accordance with the terms of the Related Documents.

          SECTION 14.9 ENTRY INTO AGREEMENT. Borrower represents, warrants and acknowledges that (i) the relationship between it and Lenders is solely that of a borrower and a lender, and (ii) Borrower is in sole control of its business and has entered into this Agreement as its own free act and voluntary deed, based upon its independent judgment as to its best interests.

          SECTION 14.10 LEGAL OPINIONS. Borrower expressly consents to the rendering of opinions by its counsel and of each other counsel required by Agent or a Lender to be


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rendered in connection with the initial closing of the matters contemplated hereby, and thereafter to be rendered from time to time in connection with this Agreement or any Related Document, and acknowledges that such opinions, when so rendered, shall be deemed to be rendered at the request and upon the instruction of Borrower, which has, and will have (prior to the rendering of each opinion), consulted with and been advised by such counsel as to the consequences of such consent, request and instructions.

          SECTION 14.11 JURY TRIAL; DAMAGE WAIVER. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO ABOVE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

          SECTION 14.12 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Borrower, Agent and Lenders and their respective successors and assigns, and shall inure to the benefit of Borrower, Agent and each Lender and their respective successors and assigns, PROVIDED, HOWEVER, that Borrower shall have no right to assign its rights or delegate its duties under this Agreement. FSFP may assign any of its rights under this Agreement and the Related Documents to its lenders for collateral security purposes. This Agreement and the Related Documents contain the entire agreement of the parties hereto with respect to the matters covered hereby.

          SECTION 14.13 MARSHALLING. Lenders shall be under no obligation to marshall any assets in favor of Borrower or any other Person or against or in payment of any or all of the Liabilities.

          SECTION 14.14 WAIVERS WITH RESPECT TO OTHER INSTRUMENTS. Borrower waives presentment, demand and protest and notice of presentment, demand protest, default, nonpayment, maturity, release, compromise, settlement, extension, or renewal of any or all commercial paper, Accounts, contract rights, documents, Instruments, Chattel Paper and guaranties at any time held by Agent and Lenders on which Borrower may in any way be liable and hereby ratifies and confirms whatever Agent and Lenders may do regarding the enforcement, collection, compromise, or release thereof.

          SECTION 14.15 RETENTION OF BORROWER'S DOCUMENTS. Agent or any Lender may destroy or otherwise dispose of all documents, schedules, invoices or other papers delivered to


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Agent or any Lender in accordance with its customary practices unless
Borrower requests in writing that same be returned. Upon Borrower's request and at Borrower's expense, Agent or any Lender shall return such papers held by it when its actual or anticipated need for same has terminated.

          SECTION 14.16 SURVIVAL OF WARRANTIES. All representations and warranties of Borrower and the Subsidiaries contained in this Agreement or any of the other Related Documents shall survive the execution and delivery of this Agreement and the other Related Documents and the making of the Loans. Notwithstanding anything contained in this Agreement to the contrary, the provisions of, and the undertakings, indemnifications and agreements of Borrower set forth in SECTIONS 8, 14.4 and 14.5 shall survive payment of the Liabilities and termination of this Agreement.

          SECTION 14.17 COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopy or similar electronic medium shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any Person delivering an executed counterpart of this Agreement by telecopy or similar electronic medium shall also deliver a manually executed counterpart of this Agreement; PROVIDED that the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

          SECTION 14.18 EXCEPTIONS TO COVENANTS. Neither Borrower nor any Subsidiary shall be deemed to be permitted to take any action or omit to take any action which is permitted as an exception to any of the terms, provisions or covenants contained in any of the Related Documents if such action or omission would result in an Event of Default or Unmatured Event of Default or the breach of any term, provision or covenant contained in any Related Document.

          SECTION 14.19 CONSTRUCTION. Borrower acknowledges that it and its counsel have approved the Related Documents and that the usual rule of construction to the effect that any ambiguities or inconsistencies are to be resolved against the drafting Person shall not be applicable in the interpretation of any of the Related Documents.

          SECTION 14.20 REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Liabilities, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Liabilities, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Liabilities shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.


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          SECTION 14.21  ENTIRE AGREEMENT.  This Agreement, including all
Exhibits, Schedules, the Related Documents and other documents attached hereto or incorporated by reference herein, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all other negotiations, understandings and representations, oral or written, with respect to the subject matter hereof, including that certain Commitment Letter dated as of June 3, 1999 between Borrower and FSFP.

          SECTION 14.22 ACKNOWLEDGMENT. BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND BORROWER ACKNOWLEDGES AND AGREES THAT (I) EACH OF THE WAIVERS SET FORTH HEREIN WERE KNOWINGLY AND VOLUNTARILY MADE, (II) THE OBLIGATIONS OF AGENT AND EACH LENDER HEREUNDER, INCLUDING THE OBLIGATION TO ADVANCE AND LEND FUNDS TO BORROWER IN ACCORDANCE HEREWITH, SHALL BE STRICTLY CONSTRUED AND SHALL BE EXPRESSLY SUBJECT TO BORROWER'S COMPLIANCE IN ALL RESPECTS WITH THE TERMS AND CONDITIONS HEREIN SET FORTH, AND (III) NO REPRESENTATIVE OF AGENT OR ANY LENDER HAS WAIVED OR MODIFIED ANY OF THE PROVISIONS OF THIS AGREEMENT AS OF THE DATE HEREOF AND NO SUCH WAIVER OR MODIFICATION FOLLOWING THE DATE HEREOF SHALL BE EFFECTIVE UNLESS MADE IN ACCORDANCE WITH SECTION 14.1.

          SECTION 14.23 CONFIDENTIALITY. Borrower agrees that FSFP may disclose information relating to Borrower to each of the Master Lenders and the Master Agents which have agreed to use procedures substantially comparable to those used by them in respect of non-public information as supplied to them by or on behalf of FSFP to the extent that such information is not and does not become publicly available and which FSFP indicates at the time is to be treated confidentially; PROVIDED, HOWEVER, that each of the Master Lenders, and the Master Agents, as the case may be, is hereby authorized to deliver a copy of each or any financial statement of Borrower or any other information relating to the Loans, or the Collateral, which may be furnished to it hereunder or otherwise to (a) its legal counsel and auditors and other professional advisors,
(b) governmental or regulatory authorities having jurisdiction over it as may be required by law, (c) independent financial rating agencies (including, without limitation the Rating Agencies), (d) any person providing general liquidity or credit enhancement to the Master Lenders, and (e) (subject to obtaining a confidentiality agreement containing the foregoing confidentiality restrictions) any Person to whom a Master Lender proposes to assign all or any part of its interest or grant a participation in its interest. As used herein: "MASTER AGENTS" shall mean Citicorp North America, Inc. ("CNAI"), Bank of New York and any successor thereto or assignee thereof; "MASTER LENDER" shall mean any person becoming a party "LENDER" to that certain Second Amended and Restated Credit Agreement dated as of May 24, 1996 (as amended from time to time, the "MASTER CREDIT AGREEMENT") among First Source Financial, Inc., FSFP, Master Agents and such Lenders; and "RATING AGENCIES" shall mean Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc., and Moody's Investors Services, Inc. Borrower further agrees that Agent and any Lender may disclose information relating to Borrower (i) to any regulatory authority having jurisdiction over


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Agent or such Lender, as may be required by law, (ii) to any other Person in connection with a Lender's proposed or actual assignment of, or sale of any participation in, the Liabilities and (iii) to any other Person in connection with the exercise of Agent's or any Lender's rights hereunder or under any of the other Related Documents.

          SECTION 15     ASSIGNMENT AND PARTICIPATION; AGENT

          SECTION 15.1   ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND NOTES.

          Each Lender may assign its rights and delegate its obligations under this Agreement to another Person; PROVIDED that (a) such Lender shall first obtain the written consent of Agent, (b) the aggregate amount of the outstanding Commitment and Loans of the assigning Lender being assigned pursuant to such assignment (determined as of the date of the Assignment and Acceptance entered into with respect to such assignment by the assigning Lender and the assignee, and accepted by Agent, in form and substance satisfactory to Agent, the assigning Lender and the assignee (the "ASSIGNMENT AND ACCEPTANCE")) shall in no event, except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, be less than $5,000,000 of the assigning Lender's rights and obligations under this Agreement, (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Acceptance, and (d) Agent shall have received a $3,500 fee from the assigning Lender for processing such assignment. In the case of an assignment authorized under this SECTION 15.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder and the assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment to the extent of such assignment. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender".

     Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and books and records, including computer records, in which it shall record the names and addresses of Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall constitute rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein, and Borrower, Agent and Lenders may treat each Person the name of which is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Lender or Borrower at any reasonable time and from time to time upon reasonable prior notice.

     Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with the Notes subject to such assignment, Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to Borrower. Within five (5) Business Days after Borrower's receipt of such notice, Borrower, at its own expense, will execute and deliver to Agent in exchange for the surrendered Notes, new Notes, to the order of


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such assignee in amounts corresponding to the interest in the assigning
Lender's rights and obligations under this Agreement acquired by such assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained an interest in such rights and obligations hereunder, new Notes to the order of the assigning Lender in amounts corresponding to such interest retained by it hereunder. Such Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the forms of EXHIBITS C and D as applicable. Upon delivery of such new Notes, the surrendered Notes shall be canceled by Agent and returned to Borrower.

     Each Lender may sell participations in all or any part of any Loans and Letters of Credit made by it to another Person; PROVIDED that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (a) any reduction in the principal amount, interest rate or fees payable with respect to any Loan in which such holder participates; (b) any extension of the final scheduled maturity date of the principal amount of the Loans in which such holder participates; and (c) any release of any Collateral (other than in accordance with the terms of this Agreement or the Related Documents). Borrower hereby acknowledges and agrees that any participation will give rise to a direct obligation of Borrower to the participant, and the participant shall solely for the purpose of SECTIONS 2.11 and 14.5 be considered to be a "LENDER".

     Except as otherwise provided in this SECTION 15.1 no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Liabilities owed to such Lender. Each Lender may furnish any information concerning Borrower in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to such Lender's confidentiality obligations.


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     SECTION 15.2   AGENT.

          15.2.1    APPOINTMENT OF AGENT.

                    (a) Each Lender hereby designates FSFP as Agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note or participation in any Letter of Credit and LC Guaranty by the acceptance of a Note or participation shall be deemed irrevocably to authorize, Agent to take such action on its behalf under the provisions of this Agreement and the Notes, the other Related Documents and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Agent shall hold all Collateral and all payments of principal, interest, fees, charges and expenses received pursuant to this Agreement or any other Related Documents for the benefit of Lenders to be distributed as provided herein. Agent may perform any of its duties hereunder by or through its agents or employees.

                    (b) The provisions of this SECTION 15.2 are solely for the benefit of Agent and Lenders, and Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof (other than SUBSECTION 15.2.9) nor shall Borrower have any obligations under this
     SECTION 15.2. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower.

          15.2.2 NATURE OF DUTIES OF AGENT. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Related Documents. Neither Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their own gross negligence or willful misconduct. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement or the other Related Documents a fiduciary relationship in respect of any Lender; and nothing in this Agreement or the other Related Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the other Related Documents except as expressly set forth herein or therein.

          15.2.3    LACK OF RELIANCE ON AGENT.

                    (a) Independently and without reliance upon Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of Borrower in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Borrower, and, except as expressly provided in this Agreement, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any


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     Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan, Advance or issuance of any Letter of Credit or LC Guaranty or at any time or times thereafter.

                    (b) Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes or other Related Documents or the financial or other condition of Borrower. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes or any of the other Related Documents, or the financial condition of Borrower, or the existence or possible existence of any Unmatured Event of Default or Event of Default, unless specifically requested to do so in writing by any Lender.

          15.2.4 CERTAIN RIGHTS OF AGENT. Agent shall have the right to request instructions from the Required Lenders at any time. If Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any of the other Related Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders, and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

          15.2.5 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. Agent may consult with legal counsel (including counsel for Borrower with respect to matters concerning Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          15.2.6 INDEMNIFICATION OF AGENT. To the extent that Agent is not reimbursed and indemnified by Borrower, Lenders will reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any of the Related Documents or any action taken or omitted to be taken by Agent under this Agreement or the Related Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, Agent Advances made pursuant to SECTION 15.3.


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     The obligations of Lenders under this SECTION 15.2 shall survive the payment in full of the Loans and the termination of this Agreement.

          15.2.7 AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, any Loans made by it and the Notes issued to it, and its participation in Letters of Credit or LC Guaranty issued hereunder, or its issuance as the Issuing Bank of any Letter of Credit or LC Guaranty, Agent in its individual capacity shall have the same rights and powers hereunder as any other Lender or holder of a Note or participation interests or the Issuing Bank, as the case may be and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes, " or "Issuing Bank" or any similar terms shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent in its individual capacity may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any Affiliate of Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

          15.2.8 HOLDERS OF NOTES. Agent may deem and treat the original named payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

          15.2.9    SUCCESSOR AGENT.

                    (a) Agent may, upon five (5) Business Days' notice to Lenders and Borrower, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this SECTION 15.2.9) by giving written notice thereof to Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right, upon five (5) days' notice and approval by Borrower (which approval shall not be unreasonably withheld), to appoint a successor Agent. If no successor Agent (i) shall have been so appointed by the Required Lenders, and (ii) shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days' notice, the retiring Agent may, on behalf of Lenders, appoint a successor Agent.

                    (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 15.2 shall inure to its


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     benefit as to any actions taken or omitted to be taken by it while it was
     Agent under this Agreement.

          15.2.10   COLLATERAL MATTERS.

                    (a) Each Lender authorizes and directs Agent to enter into any Collateral Documents and other Related Documents for the benefit of Lenders. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Related Documents and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders. Agent is hereby authorized on behalf of all of Lenders, without the necessity of any notice to or further consent from any Lender, from time to time, to take any action with respect to any Collateral or Related Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to any of the Related Documents.

                    (b) Lenders hereby authorize Agent to release any Lien granted to or held by Agent upon any Collateral upon termination of this Agreement and the Commitments and payment and satisfaction of all of the Liabilities at any time arising under or in respect of this Agreement and the other Related Documents or the transactions contemplated hereby or thereby. In addition, Lenders hereby authorize Agent to release any Lien granted to or held by Agent upon any Collateral (i) constituting property being sold or disposed of upon receipt of the proceeds of such sale by Agent if Borrower certifies to Agent that the sale or disposition is made in compliance with this Agreement (and Agent may rely conclusively on any such certificate, without further inquiry), or (ii) constituting Collateral with a value as certified to Agent by Borrower of less than 10% of the value of all Collateral in the aggregate in any Fiscal Year (and Agent may rely conclusively on any such certificate, without further inquiry). Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this SECTION 15.2.10.
                    (c) Upon the release of any Lien in accordance with SECTION 15.2.10(b), and upon at least five (5) Business Days' prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of such Liens; PROVIDED that (i) Agent shall not be required to execute any such document on terms which, in Agent's reasonable opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Liabilities or any Liens upon (or obligations of Borrower in respect of) all interests retained by Borrower, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Agent shall be


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     authorized to deduct all of the expenses reasonably incurred by Agent from the proceeds of any such sale, transfer or foreclosure.

                    (d) Agent shall have no obligation whatsoever to Lenders or to any other Person to assure that the Collateral exists or is owned by Borrower or any other Person or is cared for, protected or insured or that the Liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this SECTION 15.2.10 or in any of the Related Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as one of Lenders and that Agent shall have no duty or liability whatsoever to Lenders, except for its gross negligence or willful misconduct.

          15.2.11 ACTIONS WITH RESPECT TO DEFAULTS. In addition to Agent's right to take actions on its own accord as permitted under this Agreement, Agent shall take such action with respect to an Unmatured Event of Default or Event of Default as shall be directed by the Required Lenders; PROVIDED that until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Unmatured Event of Default or Event of Default as it shall deem advisable.

          15.2.12 DELIVERY OF INFORMATION. Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by Agent from Borrower, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Related Document except (i) as specifically provided in this Agreement or any other Related Document and
     (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of Agent at the time of receipt of such request and then only in accordance with such specific request.
          SECTION 15.3 DISBURSEMENT OF FUNDS. Agent may, on behalf of Lenders, make such disbursements and advances ("AGENT ADVANCES") pursuant to this Agreement and the Related Documents which Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral, or any portion thereof, in order to enhance the likelihood of, or maximize the amount of, repayment by Borrower, or any guarantor or other Person, of the Loans and other Liabilities or to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in SECTION 14.4. Agent Advances shall be repayable on demand and be secured by the Collateral. Agent Advances shall constitute Revolving Loans and shall otherwise constitute Liabilities to pay principal hereunder and shall bear interest at the rate applicable to the Prime Rate Revolving Loans. Agent shall notify each Lender in writing of each such Agent Advance, which notice shall include a description of the


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purpose of such Agent Advance.  Without limitation of any of its obligations under this Agreement, each Lender agrees that it shall make available to Agent, upon Agent's demand, in immediately available funds, an amount equal to such Lender's Pro Rata Share of each such Agent Advance. If such funds are not made available to Agent by such Lender within one (1) Business Day after Agent's demand therefor, Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. Each Lender shall reimburse Agent on demand for all Loans disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan before Agent disburses same to Borrower. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Agent. Nothing in this SECTION 15.3 shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

          SECTION 15.4 AGENT'S DISCRETION. In the event Borrower is unable to comply with (a) the Borrowing Base limitations applicable to it set forth in
SECTION 2 or (b) the conditions precedent to the making of a Revolving Loan, Lenders authorize Agent, in its sole discretion, to make Revolving Loans (and Lenders shall fund their Pro Rata Share of such Revolving Loans upon the request of Agent) ("INTERIM REVOLVING LOANS") for a period commencing on the date Agent first receives a request for an Interim Revolving Loan until the earlier of (i) the 30th day after such date, or (ii) the date Borrower is again able to comply with the Borrowing Base limitations applicable to it and the conditions precedent to the making of Revolving Loans set forth in SECTIONS 2 and 12, or obtains an amendment or waiver with respect thereto (in each case, the "INTERIM REVOLVING LOAN PERIOD"). Agent shall not, in any event, make any Interim Revolving Loan if at such time the amount of such Interim Revolving Loan when added to the then aggregate outstanding principal amount of other Interim Revolving Loans made to all Borrowers would exceed 10% of the amount of the Revolving Commitment; provided that nothing in this SECTION 15.4 shall limit Agent's right to make Agent Advances; PROVIDED FURTHER that, after giving effect to any Interim Revolving Loan, the aggregate outstanding principal amount of the Total Revolving and LC Exposure shall not exceed the aggregate Commitments. All Interim Revolving Loans shall be Prime Rate Loans. An Interim Revolving Loan shall cease to be an Interim Revolving Loan (and shall be deemed to be an Advance consisting of Revolving Loans) if the unsatisfied conditions giving rise to such Interim Revolving Loan shall thereafter be satisfied or the events which cause such Loan to be an Interim Revolving Loan shall thereafter cease to exist. The provisions of this SECTION 15.4 are solely for the benefit of Agent and Lenders, and Borrower shall not have any rights as a third-party beneficiary of any of the provisions hereof.

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Delivered at Chicago, Illinois, as of the day and year first above written.

                                   FIRST SOURCE FINANCIAL LLP, individually and
                                   as Agent
                                   By: First Source Financial, Inc.
                                   Its: Manager

                                   By:
                                      -----------------------------------------
                                   Name Printed:
                                                -------------------------------
                                   Its:
                                       ----------------------------------------

                                   2850 West Golf Road - Fifth Floor
                                   Rolling Meadows, Illinois 60008
                                   Attention: Contract Administration
                                   Telecopy:  (847) 734-7910, 7911
                                   Telephone:  (847) 734-2000


                                   IRWIN NATURALS/4HEALTH, INC., as Borrower



                                   By:
                                      -----------------------------------------
                                   Name Printed:
                                                -------------------------------
                                   Its:
                                       ----------------------------------------

                                   10549 West Jefferson Boulevard
                                   Culver City, CA 90232
                                   Attention: President
                                   Telecopy:  (310) 202-9483
                                   Telephone:  (310) 845-3157